$60,000,000

                           SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT



                                     Between

                             BUSINESS TELECOM, INC.,

                                   as Borrower

                                       and

               GENERAL ELECTRIC CAPITAL CORPORATION and the other
             financial institutions party hereto from time to time,

                                   as Lenders

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Agent

                         Dated as of September 22, 1997

                                TABLE OF CONTENTS

SECTION                                                                  PAGE

                    INDEX OF EXHIBITS, SCHEDULES AND ANNEXES


Exhibit A-1                -        Form of Borrower Pledge Agreement
Exhibit A-2                -        Form of Borrowing Base Certificate
Exhibit B                  -        Form of BTITC Pledge Agreement
Exhibit C                  -        Form of BTITC Subordinated Note
Exhibit C-1                         Form of Collateral Assignment of Rights Under Asset Purchase
                                    Documents
Exhibit D                  -        Form of BTITC Subordination Agreement
Exhibit D-1                -        Form of Guaranty
Exhibit E                  -        Form of Loftin Subordination Agreement
Exhibit F                  -        Form of Perfection Certificate
Exhibit G                  -        Form of Revolving Credit Note
Exhibit H                  -        Form of Security Agreement
Exhibit I                  -        Form of Solvency Certificate
Exhibit J                  -        Form of Notice of Revolving Credit Advance
Exhibit J-1                -        Form of Notice of Conversion/Continuation
Exhibit K                  -        Form of Officer's Certificate
Exhibit L                  -        Form of Secretary's Certificate
Exhibit M                  -        Form of Assignment Agreement
Exhibit N                  -        Form of Opinion of Counsel to Borrower
Exhibit O                  -        Form of Power of Attorney

Schedule 1.1(a)            -        MPUCs
Schedule 1.1(b)            -        Loftin Notes
Schedule 1.1(c)            -        BTITC Indebtedness
Schedule 3.2               -        Locations and Corporate or Other Names
Schedule 3.4               -        Financial Statements and Projections
Schedule 3.6               -        Real Estate and Leases
Schedule 3.8               -        Labor Matters
Schedule 3.9               -        Ventures; Subsidiaries and Affiliates; Outstanding Stock and
                                    Indebtedness
Schedule 3.12              -        Tax Matters
Schedule 3.13              -        ERISA Plans
Schedule 3.14              -        Litigation
Schedule 3.15              -        Brokers
Schedule 3.16              -        Patents, Trademarks, Copyrights and Licenses
Schedule 3.18              -        Hazardous Materials
Schedule 3.19              -        Insurance Policies
Schedule 3.20              -        Banks and Deposit and Disbursement Accounts
Schedule 3.21              -        Material Agreements
Schedule 3.22              -        UCC Filing Jurisdictions
Schedule 3.23              -        Instruments
Schedule 6.4               -        Affiliate and Employee Loans, Transactions and Employment
                                    Agreements

                                       ii

Schedule 6.5               -        Changes in Business
Schedule 6.7               -        Liens
Schedule 11.7              -        Authorized Signatures
Schedule 11.8              -        Notice to Lenders

Annex A                    -        Cash Management System
     Attachment I          -        Form of Lockbox Agreement
     Attachment II         -        Form of Blocked Account Agreement
     Attachment III        -        Form of Notice to Account Debtors
     Attachment IV         -        Form of Clearing House Agreement
Annex B                    -        Schedule of Documents
Annex C                    -        Letters of Credit
Annex D                    -        Lenders' Wire Transfer Information

         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Agreement"), dated as of September 22, 1997, is made by and between BUSINESS TELECOM, INC., a North Carolina corporation having an office at 4300 Six Forks Road, Raleigh, North Carolina 27609 (the "Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a New York corporation having an office at 3379 Peachtree Road, N.E., Suite 600, Atlanta, Georgia 30326, and the other financial institutions party to this Agreement from time to time (collectively, the "Lenders") and GE Capital, as agent (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, Borrower and GE Capital entered into that certain Loan Agreement, dated November 8, 1995, wherein GE Capital agreed to provide a senior secured revolving credit facility of up to Fifteen Million Dollars ($15,000,000), including a letter of credit subfacility of up to Three Million Dollars ($3,000,000), (the "Original Facility"); and

         WHEREAS, Borrower and GE Capital entered into that certain Amended and Restated Loan Agreement, dated as of June 21, 1996, wherein GE Capital agreed to increase the Original Facility to an amount of up to Twenty Million Dollars ($20,000,000) and provide additional secured financing in the form of a secured term loan in the principal amount of Ten Million Dollars ($10,000,000) and a secured capital expenditure facility of up to Ten Million Dollars ($10,000,000) (the "First Amended Revolving Credit Facility"); and

         WHEREAS, Borrower has requested that GE Capital increase the First Amended Revolving Facility to an amount up to Sixty Million Dollars ($60,000,000) as the same may be reduced from time to time as herein provided, including a Letter of Credit subfacility of up to Twelve Million Dollars ($12,000,000) (collectively, the "Revolving Credit Facility"); and

         WHEREAS, BTI Telecom Corp., a North Carolina corporation ("BTITC"), which is, or will become, after or simultaneously with the closing hereof, the sole owner of all issued and outstanding shares of the Stock of Borrower pursuant to the BTITC Transaction (defined below), is willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents (as herein defined) and to pledge to Agent, for the benefit of Lenders, all of the capital stock of Borrower to secure such guaranty; and

         WHEREAS, Borrower has requested that GE Capital extend the Revolving Credit Facility as one of a series of transactions to be undertaken by Borrower to provide Borrower with greater liquidity and financial flexibility and to enhance its ability to execute its business strategy (collectively, the "Transactions"), which Transactions are comprised of the following: (i) amendment of the First Amended Revolving Credit Facility, pursuant to this Agreement, with the Obligations of Borrower hereunder to be guaranteed by BTITC;
(ii) Borrower's repayment of all indebtedness and other obligations outstanding under the First Amended Revolving Credit Facility; (iii) Borrower's purchase, pursuant to that certain Stock Purchase Option and Put Option Agreement dated July 1, 1992, as amended (the "Stock Purchase and Put Option Agreement"), among Borrower, Peter T. Loftin ("Loftin"), and A.B. Andrews ("Andrews"), of the 50% portion of the Stock of Borrower held by Andrews for approximately $30.0 million (the "Stock Purchase"); (iv) BTITC's issuance of $250.0 million aggregate principal amount of Senior Notes (the "BTITC Senior Notes") (the "Note Offering"); (v) upon receipt of approvals by certain public utility commissions whose prior approvals are material and required under applicable law (together with the respective public utility commissions whose approvals are material and required to consummate the FiberSouth Acquisition (as defined below), and as listed on Schedule 1.1(a), collectively "MPUC") and other consents, Borrower will be merged with a wholly-owned subsidiary of BTITC and will be converted, for tax purposes, from a Subchapter S corporation to a C corporation (the "BTITC Transaction"); and (vi) following the consummation of the BTITC Transaction and upon receipt of certain additional MPUC approvals and other consents, Borrower will acquire substantially all of the assets of FiberSouth, Inc., an affiliate of Borrower as of the date of this Agreement ("Fiber South"), for total consideration of $31.0 million cash in consideration to be paid to Loftin (the "FiberSouth Cash Portion") to be funded exclusively from the Remaining Escrow Proceeds (as defined below) and the assumption of up to $7.5 million of existing indebtedness and capital lease obligations of Fiber South (collectively, the "FiberSouth Acquisition"); and

         WHEREAS, upon the terms and conditions set forth herein, GE Capital, together with other Lenders who may become party to this Agreement from time to time, is willing to amend the First Amended Revolving Credit Facility and provide the Revolving Credit Facility to Borrower by amending and restating the First Amended and Restated Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto, intending to be and being legally bound hereby, agree as follows:

0.1.          AMOUNT AND TERMS OF LOANS

              1.1     DEFINITIONS AND OTHER REFERENTIAL PROVISIONS

                  (a) In addition to the defined terms appearing below, capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings when used in the
Agreement:

                  "Account Debtor" shall mean any Person who may become obligated to Borrower under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including, without limitation: (i) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code); (ii) all of Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; (iii) all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person to Borrower with respect to any of the foregoing.

                  "Accounts Payable Days Outstanding" shall mean, as of the end of each Fiscal month, the number obtained by dividing (A) Total Accounts Payable, by (B) Average Daily Purchases.

                  "Affiliate" shall mean, with respect to any Person: (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person;
(ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means GE Capital and any successor agent appointed pursuant to SECTION 10.6 hereof.

                  "Agent's Office" means the office of Agent specified in or determined in accordance with the provisions of SECTION 11.8 hereof.

                  "Agreement" shall mean this Second Amended and Restated Loan Agreement, including, without limitation, all Riders, Schedules, Exhibits and Annexes attached hereto or otherwise identified herein or therein, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall also mean and refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower, Agent and Required Lenders.

                  "Applicable Law" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including without limitation, Environmental Laws.

                  "Applicable Spread" shall mean, with respect to the Revolving Credit Facility, the applicable percentages per annum set forth below opposite the relevant Leverage Ratio, to be determined as of the Measurement Date for and with respect to the immediately succeeding Fiscal Month:


Leverage Ratio                   Applicable   Spread   for
                                 Revolving Credit Facility


                                 LIBOR          Option     Prime Rate      Option      Letter   of   Credit   Fee
                                 Percentage                Percentage                  Percentage

Less than 3.0                    1.75%                      0.00%                       1.50%

Greater  than 3.0 and less       2.00%                      0.25%                       1.75%
than or equal to 4.0

Greater  than 4.0 and less       2.25%                      0.50%                       2.00%
than or equal to 5.0

Greater  than 5.0 and less       2.50%                      0.75%                       2.25%
than or equal to 6.0

Greater than 6.0                 3.00%                      1.25%                       2.75%

                  "Average Daily Purchases" shall mean, as of the end of each Fiscal Month and as reflected in the financial statements for such month prepared by Borrower on a basis consistent with its customary accounting practices, an amount equal to (i) the accrued cost during such Fiscal Month of
(A) all telephony services incurred by Borrower in the operation of its Business during such period, plus (B) all other operating expenses of Borrower during such period other than (a) employee wages and salaries, (b) sales commissions for sales booked in such Fiscal Month, (c) overtime compensation; (d) other costs and expenses incurred in connection with sales during such period, (e) payroll and other withholding taxes, (f) other taxes and license fees, (g) interest expense, (h) expenses relating to bad debt and other writeoffs, and (i) depreciation expense, divided by (ii) the number of calendar days in such Fiscal Month.

                  "Average Total Debt" shall mean, for any Fiscal Period of Borrower, the average daily balance of Total Debt for such period.

                  "Blocked Account Agreement" shall have the meaning assigned to such term in Annex A to the Agreement.

                  "Blocked Accounts" shall have the meaning assigned to such term in Annex A to the Agreement.

                  "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Borrower Pledge Agreement" shall mean that certain Pledge Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit A-1, executed by Borrower in favor of Agent for the benefit of the Lenders, as may be amended, modified or supplemented from time to time together with all acknowledgments, instruments, or other documents by any nominee required to perfect a first priority security interest in the collateral which is the subject of such agreement.

                  "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by Borrower in the form attached hereto as Exhibit A-2.

                  "BTITC" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "BTITC Payment" means a payment or distribution by Borrower to BTITC consisting of interest on BTITC Subordinated Debt, dividends on the Stock of Borrower, or both, in an aggregate amount less than or equal to the amount of, and not earlier than fifteen (15) days prior to the due date of, any regularly scheduled interest payment due after January 1, 2001 on the BTITC Senior Notes as in effect on the Closing Date.

                  "BTITC Pledge Agreement" shall mean a pledge agreement executed by BTITC in the form attached hereto as Exhibit B, pursuant to which, inter alia, BTITC pledges to Agent for the benefit of Lenders all of the Stock of Borrower, as the same may be amended, modified or supplemented from time to time.

                  "BTITC Senior Notes" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "BTITC Subordinated Debt" shall mean all Indebtedness owing from Borrower or any Subsidiary of Borrower to BTITC to which Lender shall have consented, including, without limitation, the Indebtedness evidenced by the BTITC Subordinated Note and that Indebtedness set forth on Schedule 1.1(c).

                  "BTITC Subordinated Note" shall mean that certain subordinated intercompany note to BTITC by Borrower as the same may be amended from time to time in the form of Exhibit C hereto, and which results from the following transactions: (i) upon receipt of the MPUC approvals relating to the BTITC Transaction and simultaneously with the closing of the BTITC Transaction, the First Escrowed Proceeds will be released from escrow and loaned to Borrower by BTITC and (ii) upon receipt of the MPUC approvals and simultaneously with the Closing of the FiberSouth Acquisition, all of the remaining proceeds of the BTITC Senior Notes

(other than the Interest Reserve) will be released from escrow and immediately loaned to Borrower by BTITC.

                  "BTITC Subordination Agreement" shall mean that certain subordination agreement among Borrower, BTITC and Agent in the form attached hereto as Exhibit D.

                  "BTITC Transaction" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.

                  "Capital Expenditures" shall mean, for any Fiscal Period, all payments or accruals for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "Cash Collateral Account" shall have the meaning assigned to such term in Annex A to the Agreement.

                  "Cash Management System" shall have the meaning assigned to such term in Annex A to the Agreement.

                  "Change of Control" shall mean (i) prior to the consummation of the BTITC Transaction, that on or after the Closing Date any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of Regulation 13D under the Exchange Act, either directly or indirectly, more than fifty percent (50%) of the outstanding shares of Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances or (ii) following consummation of the BTITC Transaction, (A) that on or after the Closing Date any Person or "group" other than Loftin and his Affiliates has acquired "beneficial ownership" (as such term is defined under Section 13d-3 of Regulation 13D of the Exchange Act either directly or indirectly, of more than ten percent (10%) of the outstanding shares of Stock of BTITC having the right to vote for the election of directors of BTITC under ordinary circumstances, (B) the failure of BTITC to own one hundred percent

(100%) of the Stock of Borrower or (C) the failure of Borrower to own one hundred percent (100%) of the Stock of any of its Subsidiaries.

                  "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower, (iv) the ownership or use of any assets by Borrower, or
(v) any other aspect of Borrower's business.

                  "Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Georgia; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Georgia, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement (or other Loan Document, as applicable) relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean any or all of the property in which Agent, for the benefit of Lenders, has received a Lien or security interest pursuant to any of the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent for the benefit of Lenders, to secure the Obligations.

                  "Collateral Assignment" shall mean that certain Collateral Assignment of Rights Under Asset Purchase Documents in the form attached hereto as Exhibit C.

                  "Collateral Documents" shall mean the Security Agreement, the BTITC Pledge Agreement, the Borrower Pledge Agreement, the Collateral Assignment and the UCC-1 Financing Statements.

                  "Collection Account" shall mean that certain account of Agent, account number 50-232-854 in the name of General Electric Capital Corporation at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York, 10006 ABA number 021-001-033, Attn: Judy Lancaster, Ref: CFA 4547, and referenced in Annex A to the Agreement.

                  "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature page(s) hereof or in any Assignment Agreement entered pursuant to SECTION 10.1, representing such Lender's obligation, upon and subject to terms and conditions of the Agreement (including the applicable provisions of ARTICLE 10, to make Revolving Credit Loans and to purchase participations in Letter of Credit obligations.

                  "Commitment Letter" shall mean the commitment letter dated August 29, 1997 issued by Agent to, and accepted by, Borrower as the same may be amended prior to the Closing Date, together with that certain Fee Letter between the same parties of even date.

                  "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

                  "Commitment Termination Date" shall mean the earliest of (i) the fifth anniversary of the Closing Date, (ii) the date that Agent or the Lenders elect pursuant to SECTION 8.2 hereof to terminate Borrower's right to receive any Revolving Credit Advances or accommodations for Letters of Credit hereunder and (iii) the date of prepayment in full in cash by Borrower of the Loans in accordance with the provisions of SECTION 1.4 of the Agreement.

                  "Consistently Applied" or "consistently applied" means, with regard to the application of accounting principles, the use or application of accounting principles in a manner consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Agent (whether under the First Amended Revolving Credit Facility or otherwise), except as to changes required or changes permitted, and as to which the Borrower's independent public accountants have concurred, by generally accepted accounting principles in the United States.

                  "Consolidated Interest Expense" means all interest on Indebtedness paid or accrued by Borrower or BTITC for or during the period for which the computation is being made, plus (without duplication) the aggregate amount of all BTITC Payments made during such period, but excluding, with respect to such period, (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, (b) interest paid in kind, and (c) the amount of interest on the BTITC Senior Notes with respect to such period which is paid or accrued (and where such payment is actually subsequently made) solely from the Interest Reserve.

                  "Consolidated Interest Coverage Ratio" shall mean, as of the end of any Fiscal Quarter, the ratio of (a) Consolidated Interest Expense for the four (4) consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to (b) Borrower's cumulative EBITDA for such four consecutive Fiscal Quarters.

                  "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

                  "Current EBITDA" shall mean, as to any Fiscal Month, the cumulative EBITDA of Borrower for the twelve-month period ended on the last day of the month immediately prior to such Fiscal Month for which a Maximum Revolver Leverage Ratio and a Maximum Revolving Credit Loan are being calculated.

                  "Customer List" shall mean the list or record, in whatever form, containing the identifying information with respect to all Account Debtors and all other Persons to whom Borrower sells or has sold goods or renders or has rendered services and which give rise to or create Accounts.

                  "Default" or "event of default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to such term in
SECTION 1.8(E) hereof.

                  "Disbursement Account" shall mean one or more of the accounts maintained by and in the name of Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Advances and any other amounts deposited thereto and referenced in Annex A to the Agreement.

                  "Disbursing Bank" shall mean any commercial bank with which a Disbursement Account is maintained after the Closing Date.

                  "Disposition" shall mean any sale, assignment, transfer or other disposition (including, without limitation, dispositions pursuant to merger, consolidation and sale-leaseback transactions) of any Subject Property (other than a disposition of inventory or other assets in the ordinary course of business) or a disposition of shares of Stock, notes or other securities issued by such Person.

                  "DOL" shall mean the United States Department of Labor or any successor thereto.

                  "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

                  "EBITDA" shall mean, for any Fiscal Period of Borrower, (i) income before interest income and expense and corporate income taxes, plus (ii) to the extent deducted in determining such income, depreciation, amortization and other similar non-cash charges determined in accordance with GAAP, and (iii) an amount equal to any payments actually made with respect to the Former Employee Indebtedness minus (iv) to the extent recognized in determining such income, extraordinary gains, in each case of Borrower for such Fiscal Period, in accordance with GAAP.

                  "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including, without limitation, any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence, storage, use, manufacture, installation or generation of a Hazardous Material.

                  "Equipment" shall mean all "equipment" as defined in the Code including, without limitation, all machinery, equipment, furniture and fixtures, now owned or hereafter acquired by Borrower or in which Borrower now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, but excluding Borrower's leased pagers.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to Borrower, any trade or business (whether or not incorporated) under common control with Borrower and which, together with Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to Borrower or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Event of Default" shall have the meaning assigned to such term in SECTION 8.1 of the Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "Federal Reserve Board" shall have the meaning assigned to such term in SECTION 3.11 of the Agreement.

                  "Fees" shall mean the fees due to Agent for the account of Agent or the Lenders as set forth in SECTION 1.9 of the Agreement or otherwise pursuant to the Loan Documents.

                  "FiberSouth" shall have the meaning assigned to such term in the preamble to this Agreement.

                   "FiberSouth Account" shall have the meaning assigned to such term in SECTION 2.1(L) of this Agreement.

                  "FiberSouth Acquisition" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "FiberSouth Application" means, collectively, those certain applications pending with MPUC for approval of the FiberSouth Acquisition.

                  "FiberSouth Approval" means approval of the FiberSouth Application by MPUC in a form or forms acceptable to Agent, among others.

                   "FiberSouth Portion of Note Proceeds" shall have the meaning assigned to such term in SECTION 5.17 of this Agreement.

                   "Financials" shall mean the financial statements referred to in paragraph I of Schedule 3.4.

                  "First Escrowed Proceeds" shall mean that portion of the escrowed proceeds of the Note Offering (exclusive of the Interest Reserve and the FiberSouth Portion of the Note Proceeds) that will, simultaneously with the closing of the BTITC Transaction, be (i) released from escrow and loaned to Borrower by BTITC pursuant to the BTITC Subordinated Note and the BTITC Subordination Agreement, and (ii) all or a portion of which shall be paid to Agent for the account of the Lenders as the Mandatory Note Proceeds Payment; provided, however, that under no circumstances shall the First Escrowed Proceeds include all or any portion of the FiberSouth Portion of Note Proceeds.

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Period" shall mean one or more Fiscal Month, Fiscal Quarter or Fiscal Year of Borrower as the context requires.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

                  "Fiscal Year" shall mean the 12-month period of Borrower ending December 31st of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Agent shall consent in writing to such change.

                  "Former Employee Indebtedness" shall mean (i) the Indebtedness of Borrower to Kimberly Chapman pursuant to that certain Stock Redemption and Option Cancellation Agreement, dated as of August 20, 1997, between FiberSouth, Borrower and Kimberly Chapman, as the same exists on the date hereof (the "Chapman Agreement"), and (ii) the Indebtedness to be incurred by Borrower to Richard E. Brown on terms substantially similar to those contained in the Chapman Agreement and as reflected in definitive documents, containing terms and conditions and otherwise in form and substance acceptable to Agent.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "GE Capital" shall mean General Electric Capital Corporation, a New York corporation having an office at 3379 Peachtree Road, N.E., Suite 600, Atlanta, Georgia 30326.

                  "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code (but excluding any tariff, license or permit issued by any Governmental Authority (including, without limitation, any communications or utility commission or agency) to the extent the laws, rules or regulations of such Governmental Authority prohibit the granting of a security interest in such tariff, license or permit), now owned or hereafter acquired by Borrower and, in any event, including, without limitation, all right, title and interest which Borrower may now or hereafter have in or under any Contract, all customer lists, Trademarks, Patents, services marks, trade names, business names, corporate names, trade styles, logos and other source of business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies, (including, without limitation, insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

                   "Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, movables, fixtures, equipment, inventory, or other tangible personal property.

                   "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person: (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, except for Borrower's obligations under that certain Aircraft Lease Agreement, dated September 29, 1995, between Borrower and Cat & Mouse Enterprises, Inc. and that certain Network Lease Agreement, dated November 10, 1994, between Borrower and Fiber South, Inc.; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                  "Guarantor" shall mean BTI Telecom Corp.

                  "Guaranty" shall mean the guaranty substantially in the form of Exhibit D attached hereto, dated as of the Closing Date and executed by the Guarantor in favor of Agent for the benefit of Lenders, pursuant to which BTITC guarantees to Agent for the benefit of Lenders payment of the Obligations.

                  "Hazardous Material" shall mean any substance material or waste, the generation, handling, storage, treatment or disposal of which is regulated by, or forms one or more of the bases of liability now or hereafter under the laws, decisions or regulations of, any Government Authority in any jurisdiction in which Borrower has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

                   "Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for Money Borrowed or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

                   "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including, without limitation, all certificated securities and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                   "Interest Reserve" shall mean that portion of the proceeds of the Note Offering which will be pledged as security for, and held in a special account and used to make, the first six scheduled interest payments on the BTITC Senior Notes.

                   "Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by Borrower, wherever located, and, in any event, including, without limitation, inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including, without limitation, other supplies but excluding Borrower's pagers.

                   "Investment Account" shall mean a brokerage or other account held in the name of Borrower which at all times shall be subject to the first priority perfected security interest of Agent, for the benefit of the Lenders, pursuant to the Borrower Pledge Agreement.

                   "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                   "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                   "Issuing Bank" shall mean any banking institution which is an issuer of a Letter of Credit and its successors and assigns hereunder.

                   "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by Borrower, as lessee.

                   "Lenders" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee(s) or such other members of the syndicate.

                   "Letters of Credit" shall mean commercial or standby letters of credit issued by an Issuing Bank for the account of Borrower for which Lenders have incurred Letter of Credit Obligations pursuant to SECTION 1.5.

                   "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty, by Lenders or another, of Letters of Credit. The aggregate amount of such Letter of Credit Obligations at any time shall be equal to the maximum aggregate amount which may, at any time prior to the expiration of the underlying Letters of Credit, be payable by Agent and Lenders thereupon or pursuant thereto.

                   "Letters of Credit Obligations Fee" shall have the meaning assigned to such term in SECTION 1.9(C) hereof.

                   "Leverage Ratio" means, for any period, the ratio determined by dividing (i) Total Debt (other than (a) trade debt incurred in the ordinary course of business and (b) the then unpaid balance of the Subordinated Indebtedness) by (ii) Current EBITDA.

                   "LIBOR" shall mean the rate per annum equal to the offered rate on Eurodollar deposits for the specified LIBOR Option period (the "LIBOR Option Period") selected by Borrower, as quoted by Telerate News Service on page 3750 which is the official British Bankers

Association fixing rate recorded at 11:00 a.m. London setting time on the date two Business Days prior to the first day of such interest period.

                   "LIBOR Advance" shall mean any advance of funds by Lenders to Borrower hereunder that will bear interest at the LIBOR Option.

                  "LIBOR Breakage Costs" shall mean with respect to the conversion of any of the Loans from LIBOR Option to Prime Rate Option at a time other than the conclusion of a previously selected LIBOR Option Period (whether upon a Default, Event of Default or otherwise), any loss, cost or expense including without limitation, lost profit, incurred by Lenders as a result of the liquidation or reemployment of deposits or other funds acquired by Lenders to fund or maintain such LIBOR Option Advance.

                   "LIBOR Option" shall mean an annual rate of interest equal to the then applicable reserve adjusted thirty (30), sixty (60) or ninety (90) day LIBOR as selected by Borrower, plus the then applicable LIBOR Option Percentage set forth in the definition of Applicable Spread.

                   "Lien" means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than thirty (30) days after the same shall have become due and payable and which if unpaid could reasonably be expected to by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

                     "Loan Documents" shall mean the Agreement, the Revolving Credit Notes, the Collateral Documents, the GE Capital Fee Letter and all such other instruments, agreements and documents as are executed and delivered in connection herewith or therewith, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

                     "Loans" shall mean and include the outstanding and unpaid balance, from time to time, of the loans and advances made by Lenders to Borrower pursuant to the Revolving Credit Facility.

                     "Lockbox" means the U.S. Post Office Box specified in a Lockbox Agreement.

                     "Lockbox Account" shall have the meaning assigned to such term in Annex A to the Agreement.

                     "Lockbox Agreement" shall have the meaning assigned to such term in Annex A to the Agreement.

                     "Loftin" shall have the meaning assigned to such term in the preamble to this Agreement.

                     "Loftin Notes" shall mean any and all notes evidencing the obligation of Borrower to pay to Loftin the amount or aggregate amounts of the notes described in Schedule 1.1(b); provided, however, that in no event shall the aggregate principal amount thereof exceed $2,000,000.

                     "Loftin Subordinated Debt" shall mean all Indebtedness of Borrower or any Subsidiary of Borrower to Loftin, including without limitation the Indebtedness evidenced by the Loftin Notes.

                     "Loftin Subordination Agreement" shall mean that certain Subordination Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E, among Agent, Borrower and Loftin with respect to the Loftin Notes, as the same may be amended, modified or supplemented from time to time.

                     "Mandatory Note Proceeds Payment" means the payment to Agent for the benefit of Lenders of all or a portion of the First Escrowed Proceeds, simultaneously with the closing of the BTITC Transaction, as more fully described in SECTION 5.18 hereunder.

                     "Material Adverse Effect" shall mean: (i) a material adverse effect, whether individually or in the aggregate, on (a) the business, assets, operations, prospects or financial or other condition of Borrower or the industry within which Borrower operates; or (b) Borrower's ability to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof; or (c) Guarantor's ability to pay or perform its obligations under the Loan Documents to which Guarantor is a party in accordance with the terms thereof; or (d) Guarantor's ability to pay or perform its obligations under the BTITC Senior Notes; or (e) the Collateral or Lenders' Liens on the Collateral or the priority of any such Lien, or (f) Lenders' rights and remedies under the Agreement or the other Loan Documents, or (ii) the incurrence by Borrower of any liability, contingent or liquidated (other than Indebtedness or another liability otherwise permitted or not prohibited hereunder), which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $150,000 to Borrower which loss or liability may or may not be reflected on Borrower's income statement.

                   "Material Default" shall be applicable only to the definition of a Permitted Payment and shall mean a Default or Event of Default under subparagraphs (A), (B)(but only as to SECTION 6.11(A) or SECTION 6.20), (H), (I) or (J) of SECTION 8.1.

                   "Maximum Lawful Rate" shall have the meaning assigned to such term in SECTION 1.8(G) of the Agreement.

                   "Maximum Revolver Leverage Ratio" shall mean an amount, as of any Measurement Date, equal to:

                              (i) if such Measurement Date occurs during the
period commencing on the Closing Date and ending on September 30, 1998 (the "First Period"), Borrower's then Current EBITDA multiplied by 6.00;

                              (ii) if such Measurement Date occurs during the
period commencing October 1, 1998 and ending on September 30, 1999 (the "Second Period"), Borrower's then Current EBITDA multiplied by 5.75;

                              (iii) if such Measurement Date occurs during the
period commencing October 1, 1999 and ending on September 30, 2000 (the "Third Period"), Borrower's then Current EBITDA multiplied by 5.50; and

                              (iv) if such Measurement Date occurs after October
1, 2000 (the "Fourth Period"), Borrower's then Current EBITDA multiplied by
5.00.

                      "Maximum Revolving Credit Loan" shall mean:

                              (i) during the First Period and ending on
September 30, 1999, the lesser of (A) $60 million or (B) an amount equal to the then applicable Maximum Revolver Leverage Ratio;

                              (ii) during the Second Period, the lesser of (A)
$60 million or (B) an amount equal to the then applicable Maximum Revolver Leverage Ratio;

                              (iii) during the Third Period, the lesser of (A)
$60 million or (B) an amount equal to the then applicable Maximum Revolver Leverage Ratio; and

                              (iv) during the Fourth Period, the lesser of (A)
$50 million or (B) an amount equal to the then applicable Maximum Revolver Leverage Ratio.

                     "Measurement Date" shall mean the last day of the Fiscal Month immediately preceding the commencement of the Fiscal Month for which Applicable Spread, Maximum Revolver Leverage Ratio, Maximum Revolving Credit Loan, or Total Debt is being calculated.

                     "Memorial Auditorium Obligations" shall mean only those certain financial obligations of Borrower to make certain cash and in-kind contributions pursuant to definitive documentation reflecting the financial terms and conditions set forth in that certain Memorandum of Understanding, dated March 18, 1997, between The City of Raleigh, North Carolina and Borrower (the "MOU"); provided that such definitive documentation shall not (i) contain financial obligations or liabilities which are in addition to or inconsistent with those set forth in the MOU, nor (ii) otherwise be materially inconsistent with the MOU.

                     "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or
(iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and
(d) Indebtedness that is such by virtue of CLAUSE (F) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

                     "MPUC" shall have the meaning assigned to such term in the preamble to this Agreement.

                     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                     "Net Cash Proceeds" shall mean (i) with respect to any Disposition, the aggregate cash payments received (directly or indirectly), including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, therefrom, but only as and when received, net of all reasonable legal and investment banking fees and expenses, title and recording tax expenses, commissions, fees and expenses incurred in obtaining regulatory approvals and other reasonable and customary fees and expenses incurred or agreed to be incurred, all foreign, federal, state and local income or other Taxes estimated to be payable currently, attributable thereto, and the amount of any contractually required repayments of Indebtedness (other than repayments required by SECTION 1.4(B) hereof) to the extent secured by a Permitted Lien on such Property; and (ii) with respect to the issuance of any equity of Borrower (in accordance with and subject to SECTION 6.5 hereof), the aggregate cash payments received (directly or indirectly) from such issuance (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, therefrom, but only as and when received), net of reasonable underwriting discounts, commissions and other reasonable costs associated therewith.

                     "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender to Agent in respect of Revolving Credit Loans or Letter of Credit Obligations or otherwise under this Agreement, minus (b) all amounts paid by Agent to such Lender which are received by Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans or the Letter of Credit Obligations.

                     "Note Offering" shall have the meaning assigned to such term in the preamble to this Agreement.

                     "Non-Material Default" shall be applicable only to the definition of a Permitted Payment and shall mean a Default or Event of Default other than a Material Default.

                     "Non-use Fee" shall have the meaning assigned to such term in SECTION 1.9(B) of the Agreement.

                      "Note" shall mean the Revolving Credit Note.

                     "Notice of Revolving Credit Advance" shall have the meaning assigned to such term in SECTION 1.2(A) of the Agreement.

                     "Obligations" shall mean all loans, advances, debts, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower, Agent or the Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents (as the same may be amended, modified or supplemented from time to time). This term includes, without limitation, all principal, interest, (including, without limitation, interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Borrower), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

                     "Offering Memorandum" shall mean that certain offering memorandum dated September 17, 1997 with respect to the BTITC Senior Notes.

                     "Patent and Trademark Assignments" shall mean the patent and trademark assignments made in favor of Agent on behalf of Lenders, by Borrower.

                     "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

                     "Patents" shall mean all of the following in which any Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and
(ii) all reissues, continuations, continuations-in-part or extensions thereof.

                     "Perfection Certificate" shall mean a certificate dated the Closing Date, substantially in the form attached hereto as Exhibit F.

                     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                     "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                     "Permitted Dividends" shall mean dividends on or other payments with respect to the Stock of Borrower, otherwise falling within the definition of Restricted Payments, (i) to which Agent has given its prior written consent or (ii) which constitutes a Permitted Payment.

                     "Permitted Liens" shall mean the following Liens or encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of SECTION 5.2(B) of the Agreement; (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $150,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; (x) Liens relating to Permitted Purchase Money Indebtedness which at all times secure only the tangible asset which is being financed by the Purchase Money Indebtedness; and (xi) the Liens set forth in Schedule 6.7 of the Agreement.

                     "Permitted Management Fee" shall mean a fee payable to BTITC equal to all reasonable fees and expenses actually incurred by BTITC (other than any fees or expenses paid to Affiliates) in connection with its operations and required actions in connection with the BTITC Senior Notes.

                     "Permitted Payment" means (1) (a) a BTITC Payment under circumstances where (b) no Default or Event of Default then exists under this Agreement or would result from the making of such payment; provided that (x) if any such then existing or prospective Default or

Event of Default is a Non-Material Default, then the prohibition against making such BTITC Payment shall expire on the earlier of (i) the date which is one hundred eighty-one days after the effective date of such Non-Material Default or
(ii) the date on which such Non-Material Default is cured or waived in writing unless, as of either such subsequent date, a Material Default then exists or would result from the making of such BTITC Payment (in which case such prohibition shall continue until any such Material Default is cured or waived by Agent in writing), and (y) if such then existing or prospective Default or Event of Default is a Material Default, then the prohibition against making such BTITC Payment shall expire if and when (i) any such Material Default has been cured or waived in writing by Agent and (ii) no other Material Default then exists or would result from the making of such BTITC Payment; provided, however, and notwithstanding anything to the contrary contained in or implied by the foregoing, Borrower shall not be prohibited from making BTITC Payments for more than 180 days in any consecutive 360 day period unless such prohibition (A) results from an existing Material Default or a Material Default that would result from the making of such payment and (B) only continues for so long as either (i) such Material Default continues to exist or (ii) a Material Default would result from the making of a BTITC Payment, or (2) payments in satisfaction of the Former Employee Indebtedness under circumstances where (a) no Default or Event of Default then exists under this Agreement or would result from the making of such payment and (b) such payment is made solely from funds held in the Investment Account, or (3) regularly scheduled payments of principal of the Loftin Subordinated Note, not to exceed $100,000 per month, under circumstances where no Default or Event of Default then exists under this Agreement or would result from the making of such payment, or (4) distributions or other payments required to satisfy income tax obligations of certain former shareholders of Borrower relating to tax years of Borrower ending on or prior to the Closing Date.

                     "Permitted Purchase Money Indebtedness" shall mean Purchase Money Indebtedness incurred by Borrower after the Closing Date up to an aggregate outstanding principal amount at any time during the term hereof of $1,500,000; provided, that before and after giving effect to the incurrence of such Indebtedness, (i) Borrower is in compliance with the financial covenants set forth in SECTION 6.11 hereof and (ii) there is or will be no other Default or Event of Default hereunder.

                     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                     "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                     "Prime Index Rate" shall mean the prime or base rate of interest most recently published or announced by any of the five largest member banks of the New York Clearing House Association including, Citibank, N.A., Morgan Guaranty Trust Company of New York and Chase Manhattan Bank, N.A., which rates normally appear daily in the "Money Rates" column of The Wall Street Journal (whether or not such rate is actually charged by any such bank).

                     "Prime Rate Option" shall mean an annual rate of interest equal to the sum of the then applicable Prime Index Rate plus the then applicable Prime Rate Option Percentage set forth in the definition of Applicable Spread.

                      "Prime Rate Option Advance" shall mean any advance of funds by Lenders to Borrower hereunder that will bear interest at the Prime Rate Option.

                      "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include, without limitation: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower against third parties (a) for past, present or future infringement of any Patent or Patent License or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any of the Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                     "Projections" shall mean the projections referred to in paragraph II of Schedule 3.4 to the Agreement.

                     "Purchase Money Indebtedness" shall mean Indebtedness created after the Closing Date to finance the payment of all or any part of the purchase price (not in excess of fair market value thereof) of any tangible asset.

                     "Qualified Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                     "Related Transactions" means collectively the BTITC Transaction, the offering of the BTITC Senior Notes, the FiberSouth Acquisition, the Stock Purchase, and all of the transactions contemplated thereby.

                     "Related Transactions Documents" means collectively, all agreements, instruments and documentation executed in connection with the BTITC Transaction, the FiberSouth Acquisition, and the Stock Purchase.

                     "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                     "Remaining Escrow Proceeds" shall mean the net balance of the escrowed proceeds of the Note Offering, net of the First Escrowed Proceeds and the Interest Reserve, which shall be held in escrow pending the FiberSouth Approval and thereafter released to BTITC and immediately loaned to Borrower which shall be evidenced by the BTITC Subordination Note.

                     "Reportable Event" shall mean any of the events described in Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

                     "Required Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans and Letter of Credit Obligations.

                     "Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Subordinated Indebtedness; (iv) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person;
(v) any payment of management fees (or other fees of a similar nature) by such Person to any stockholder of such Person or their Affiliates, other than a Permitted Management Fee; and (vi) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except for any payments made pursuant to compensation programs consistent with past practice.

                     "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                     "Revolving Credit Advance" shall have the meaning assigned to such term in SECTION 1.2(A) hereof.

                     "Revolving Credit Borrowing Availability" shall mean, at any time, an amount equal to the lesser at such time of (A) the applicable Maximum Revolving Credit Loan and (B) the then applicable Maximum Revolver Leverage Ratio minus, in either case, (i) the aggregate amount of all Letter of Credit Obligations then outstanding (if any) and (ii) such reserves as Agent may reasonably deem appropriate.

                     "Revolving Credit Facility" shall have the meaning assigned to such term in the preamble to the Agreement.

                     "Revolving Credit Loan" shall mean at any time, the aggregate amount of Revolving Credit Advances then outstanding.

                     "Revolving Credit Note" shall mean a note dated the Closing Date, substantially in the form attached hereto as Exhibit G, as the same may be amended, modified or supplemented from time to time (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to Lenders or different lenders, whether issued in connection with a Person becoming a lender after the Closing Date or otherwise), evidencing the Obligation of Borrower to pay the aggregate amount of Revolving Credit Advances outstanding from time to time (regardless of whether in excess of the Maximum Revolving Credit Loan) together with all earned or accrued, but unpaid, interest thereon calculated in accordance with SECTION 1.8 hereof.

                     "Schedule of Accounts" shall mean a schedule of all Accounts to be delivered by Borrower to Agent pursuant to SECTION 5.10(A) of the Security Agreement.

                     "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form of Annex B to the Agreement.

                     "Schedule of Equipment" shall mean a schedule of all Equipment to be delivered by Borrower to Agent pursuant to SECTION 5.10(C) of the Security Agreement.

                     "Schedule of Inventory" shall mean the schedule of all Inventory to be delivered by Borrower to Agent pursuant to SECTION 5.10(B) of the Security Agreement, including, without limitation, Borrower's internal reports classifying and valuing Inventory.

                     "Security Agreement" shall mean that certain Second Amended and Restated Security Agreement, dated the Closing Date, substantially in the form attached hereto as Exhibit H, executed by Borrower in favor of Agent for the benefit of the Lenders, as may be amended, modified or supplemented from time to time.

                     "Security Interest" shall mean the Liens of Agent for the benefit of the Lenders on and in the Collateral effected by the Security Agreement or by any of the other Collateral Documents or pursuant to the terms hereof or thereof.

                     "Solvency Certificate" shall mean a certificate to be dated as of the Closing Date and executed by the Chief Executive Officer or President of Borrower in the form attached hereto as Exhibit I; together with a "fair value" balance sheet for Borrower and BTITC, on a consolidated and consolidating basis, together with cash flow projections and such other supporting data, information, estimates and projections as Agent may request, all in form and substance (including, without limitation, the respective net worth and financial condition of Borrower and BTITC reflected therein) acceptable to the Agent.

                     "Solvent" shall mean, with respect to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts),
(ii) is able to pay all of its Indebtedness as such Indebtedness matures, and
(iii) has capital sufficient to carry on its business and transactions and all business and transactions to which it is about to engage.

                     "Special Redemption Obligation" shall mean those certain obligations of Borrower pursuant to Section 7(g) of that certain Pledge and Security Agreement executed in connection with the BTITC Senior Notes.

                      "Stated Index Rate" shall mean (a) the Prime Rate Option, or (b) the LIBOR Option.

                     "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

                     "Stock Purchase" shall have the meaning assigned to such term in the preamble to this Agreement.

                     "Stock Purchase Bridge Loan" shall mean a Revolving Credit Advance on the Closing Date, the proceeds of which shall be used by Borrower to consummate the Stock Purchase, which Loan shall be repaid pursuant to SECTION 1.4(B)(I).

                     "Subject Property" shall mean all real and personal, tangible and intangible, property owned, leased or operated by Borrower or any Affiliate of Borrower.

                     "Subordinated Indebtedness" shall mean the Indebtedness existing pursuant to the BTITC Subordinated Debt and the Loftin Subordinated Debt.

                     "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time,

Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

                     "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

                     "Temporary Cash Investments" shall mean any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Services; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision of taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; PROVIDED, in each case, any such Investment shall be held in the Investment Account.

                     "Termination Date" shall mean the date on which the Revolving Credit Loan and any other Obligations have been completely discharged and Borrower shall have funded the amounts required, if any, under the Agreement into the Cash Collateral Account in respect of Letter of Credit Obligations, if any, then outstanding, and Borrower shall have no further right to borrow any monies or obtain other credit extensions or financial accommodations under the Agreement.

                   "Total Accounts Payable" shall mean, as of the end of each Fiscal Month, the aggregate amount of all accounts payable of the Borrower, as determined in accordance with GAAP and reflected in the financial statements relating to such month and to be delivered pursuant to SECTION 4.1.

                   "Total Commitment" shall mean $60 million or such lesser applicable amount as is described in clause (A) of subsections (i), (ii), (iii) and (iv) of the definition of Maximum Revolving Credit Loan.

                   "Total Debt" shall mean, as of any date, the respective then outstanding and unpaid balances of all Indebtedness of Borrower for Money Borrowed including, without limitation, the Loans, the Loftin Notes, Capital Lease Obligations, guarantees, Guaranteed Indebtedness and amounts drawn down under Letters of Credit, but shall not include the BTITC Subordinated Debt.

                   "Total Debt to EBITDA Ratio" shall mean, for any Fiscal Month, the ratio of (a) Total Debt outstanding on the last day of such Fiscal Month to (b) cumulative EBITDA for the twelve (12) consecutive Fiscal Month period ending on the last day of such Fiscal Month.

                   "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                   "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark or Trademark registration.

                   "Trademarks" shall mean all of the following now owned or hereafter acquired by Borrower: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

                   "Transactions" shall have the meaning assigned to such term in the preamble of this Agreement.

                   "Type of Advance" shall mean with respect to any Loan, such Loan is either a Prime Rate Option Advance or a LIBOR Advance, each of which shall be a "Type" of Advance.

                   "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

                     "Welfare Plans" shall mean any welfare plan, as defined in
Section 3(1) of ERISA, which is maintained or contributed to by Borrower or any ERISA Affiliate.

                     "Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                     "Working Capital" shall mean the excess of Borrower's current assets over its current liabilities (excluding current maturities of Total Debt) as of any date as reported in accordance with GAAP.

                     (b) Any accounting term used in the Agreement shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in the Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Georgia to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the Exhibits and Schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                     (c) Capitalized terms used herein shall have the meanings ascribed to them in SECTION 1.1 of, or elsewhere in, this Agreement, including, without limitation, the incorporation by reference of terms defined in other instruments, agreements or other documents. All Schedules, Attachments, Exhibits and Annexes hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedules, all Schedules referred to herein shall mean the Schedules as in effect on the Closing Date. The recitals set forth in the preamble to this Agreement shall be construed as part of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                     (d) All terms in this Agreement, the Exhibits and Schedules hereto, shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

                     (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

                     (f) Each definition of an instrument, agreement or other document in this Agreement shall include the same as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

                     (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

                     (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Atlanta,

                     (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or Chief Financial Officer, or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

                     (j) The terms accounts, chattel paper, documents, equipment instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or any of the other Loan Documents, shall have the meanings given those terms in the Code.

                     (k) All parties hereto (i) have had access to, and have consulted with, their respective counsel, and (ii) have participated in the drafting and creation of this Agreement and the other Loan Documents, and therefore neither this Agreement nor any of the other Loan Documents, nor any provision hereof or thereof, shall be construed more strictly against any party hereto or in favor of any party hereto as the result of any presumption that one party had a more dominant role in such drafting.

              1.2.    LOANS.

                      (a) Upon and subject to the terms and conditions set forth herein, each Lender agrees to, severally, but not jointly, make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance") in aggregate amounts equal to such Lenders' Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Maximum Revolving Credit Loan; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not at any given time exceed the Revolving Credit Borrowing Availability. Until all amounts outstanding in respect of the Revolving Credit Loans shall become due and payable on the Commitment Termination Date, but subject to the terms and conditions hereof, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.2(A). Each request for a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or United States mail) by Borrower to Agent at the General Electric Capital Corporation, 3379 Peachtree Road, NE, Suite 600, Atlanta, Georgia 30326,
Attention: Ms. Judy Lancaster (or such other person or address as Agent may designate to Borrower in writing), Fax No. (404) 262-9175, given no later than 12:00 p.m. (Atlanta time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form attached hereto as Exhibit J hereto, specifying therein the requested date, the amount of such Revolving Credit Advance, whether it will be a Prime Rate Option Advance or LIBOR Option Advance and such other information as may be required by Agent. Agent shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance believed by Agent to be genuine and in assuming that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

                      (b) Each Lender's Revolving Credit Loans and the Borrower's obligation to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of each such Lender, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

                      (c) Subject to the provisions of SECTION 10.8, Agent shall promptly notify Lenders of any notice of borrowing given or deemed given pursuant to this SECTION 1.2 by 2:00 p.m. (Atlanta time) on the proposed borrowing date with respect to any Prime Rate Option Advance and within a reasonable time after receipt from Borrower of a notice of borrowing with respect to a LIBOR Advance. The notice from Agent to Lenders shall set forth the information contained in Borrower's Notice of Revolving Credit Advance. Not later than 3:30 p.m. (Atlanta time) on the proposed borrowing date, each Lender will make available to Agent, for the account of Borrower, at Agent's Office in funds immediately available to Agent, an amount equal to such

Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date.

              1.3.    MAKING OF LOANS.

                      (a) Nature of Obligations of Lenders to Make Loans. The obligations of Lenders under this Agreement to make the Loans are several and are not joint or joint and several. All Revolving Credit Advances shall be made from the Lenders PRO RATA on the basis of their Percentage Commitment. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make or support Loans hereunder and that each Lender shall be obligated to make or support the Loans provided to be made or supported by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                      (b) Assumption by Agent. Subject to the provisions of
SECTION 10.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder, unless Agent shall have received notice from a Lender in accordance with the provisions of SECTION 10.8 prior to a proposed borrowing date that such Lender will not make available to Agent such Lender's ratable portion of the amount to be borrowed on such date, Agent may assume that such Lender will make such portion available to Agent in accordance with SECTION 1.2, and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand (provided Borrower shall be entitled to a five-day grace period) such corresponding amount (the "Make-Whole Amount"), together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at the interest rate selected by Borrower with respect to such Revolving Credit Advance or, if lower, the Maximum Lawful Rate; PROVIDED, HOWEVER, if on the interest payment date next following the date on which any Lender pays interest to Agent on a Make-Whole Amount as aforesaid, Borrower default in making the interest payment due, then Agent shall reimburse such Lender for the excess, if any, of the amount of interest so paid by such Lender on the Make-Whole Amount over the amount of interest that such Lender would have paid had such Lender been required to pay interest on the Make-Whole Amount at the Prime Option. If such Lender shall repay to Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether Borrower shall have returned the amount thereof to Agent in accordance with this SECTION 1) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

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

                      (c)      Delegation of Authority to Agent.

                                (i) Without limiting the generality of SECTION
10, each Lender expressly authorizes Agent to determine on behalf of such Lender the creation or elimination of any reserves (other than the reserves established with respect to Letter of Credit Obligations) against the Revolving Credit Facility. Such authorization may be withdrawn by the Required Lenders by giving Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by Agent such withdrawal of authorization shall not become effective until the thirtieth (30th) Business Day after receipt of such notice by Agent. Thereafter, the Required Lenders shall jointly instruct Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine.

                      (ii) Unless and until Agent shall have received written notice from the Required Lenders that because of a Default or Event of Default the Required Lenders do not intend to make available to Agent such Lenders' ratable share of Loans made after the effective date of such notice, Agent shall be entitled to continue to make the assumptions described in SECTION 1.3(B). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by Agent unless otherwise agreed by Agent, Agent shall be entitled to make the assumptions described in SECTION 1.3(B) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (Atlanta time) on the Business Day next preceding the day on which the Loan is to be made. Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to Agent. Any withdrawal of authorization under this SECTION 1.3(C) shall not affect the validity of any Loans made prior to the effectiveness thereof.

              1.4.    PREPAYMENT.

                      (a) Optional Prepayment. Borrower shall have the right at any time upon sixty (60) days prior written notice to Agent to voluntarily prepay the entire Revolving Credit Loan and terminate Borrower's right to receive and Lenders' obligation to make Revolving Credit Advances, without premium or penalty. Upon such prepayment and termination, Borrower's right to receive Revolving Credit Advances and Borrower's obligation to pay the Non-use Fee and maintain the Cash Management System shall simultaneously terminate. Such prepayment and termination shall be accompanied by (i) the payment of all accrued and unpaid interest, Fees and expenses thereon and (ii) the cash collateralization or substitution of Letters of Credit with respect to Letter of Credit Obligations in accordance with SECTION 1.5 hereof.

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

                      (b)      Mandatory Prepayment.

                               (i) Upon receipt of the amounts represented by
the BTITC Subordinated Note, Borrower shall immediately repay the Stock Purchase Bridge Loan.

                               (ii) In the event that the outstanding balance of
the Revolving Credit Loan shall at any time exceed the Revolving Credit Borrowing Availability, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess with interest thereon until such repayment. Any such excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Revolving Credit Note.

                               (iii) Subject to SECTION 6.8, if Borrower shall
make any Disposition or Dispositions, (whether occurring in one transaction or a series of transactions) an amount equal to such Net Cash Proceeds shall be applied to the payment of any then outstanding Revolving Credit Loans.

                               (iv) Subject to SECTION 6.5, if Borrower shall
issue any Stock (including, without limitation, any treasury stock of Borrower), an amount equal to such Net Cash Proceeds shall be applied to the payment of any then outstanding Revolving Credit Loans.

              1.5. LETTERS OF CREDIT. SUBJECT TO AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS CONTAINED HEREIN AND IN ANNEX C HERETO, BORROWER SHALL HAVE THE RIGHT TO REQUEST, AND AGENT AND LENDERS AGREE TO INCUR, THE SUBFACILITY LETTER OF CREDIT OBLIGATIONS IN ACCORDANCE WITH THE TERMS HEREINAFTER SET FORTH.

                      (a) Lenders agree, subject to the terms and conditions of the Agreement, to incur from time to time upon written request of Borrower (which request shall include an application in form and detail satisfactory to Agent) not less than five (5) Business Days prior to the proposed issuance of such Letter of Credit, Letter of Credit Obligations in respect of Letters of Credit; PROVIDED, HOWEVER, that the aggregate amount of all Letter of Credit Obligations incurred by Lenders pursuant to this paragraph at any one time outstanding (whether or not then due and payable) shall not exceed the lesser of
(i) Twelve Million Dollars ($12,000,000) and (ii) the Revolving Credit Borrowing Availability MINUS the then outstanding Revolving Credit Loans; and, PROVIDED, further, that no such Letter of Credit shall have an expiry date which is later than the earlier of (y) one year following the date of issuance thereof and (z) the Commitment Termination Date. Lenders shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Commitment Termination Date. It is understood that the determination of the bank or other legally authorized Person (including Agent or Lenders) which shall issue or accept, as the case may be, any Letter of Credit contemplated by this paragraph (a) shall be reasonably acceptable to Agent, Lenders and Borrower. In addition, all Letters of Credit and related guaranties which are the subject of such Letter of Credit Obligations must be in form and substance satisfactory to Agent, in its sole discretion.

                      (b) In the event that Agent or any other Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under SECTION 1.2(A) of the Agreement, regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Article 2, and shall bear interest as provided in SECTION 1.8 of the Agreement, and each Lender shall be obligated to pay an amount calculated by applying such Lender's Commitment Percentage to the aggregate amount of such payment. The failure of any Lender to make available to Agent for Agent's own account an amount equivalent to a Lender's Commitment Percentage as to any such Revolving Credit Loan or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent an amount equivalent to such other Lender's Commitment Percentage with respect thereto, but no breach by a Lender shall cause an increase in any other Lender's Commitment Percentage. The obligations of the Lenders to make payments to the Agent with respect to Letter of Credit Obligations shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                               (i) any lack of validity or enforceability of
this Agreement or any of the other Loan Documents;

                               (ii) the existence of any claim, set-off, defense
or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                               (iii) any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                               (iv) the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Loan Documents; or

                               (v) the occurrence of any Default or Event of
Default.

                      (c) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) obtain substitute Letters of Credit and releases of all Letter of Credit Obligations in form and substance satisfactory to Agent, in its sole discretion, or (ii) pay to Agent for the benefit of the Lenders cash in an amount equal to one hundred five percent (105%) of the maximum amount then available to be drawn under the applicable Letter(s) of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained in a bank designated by Agent. The Cash Collateral Account shall be in the name of Agent (as a cash collateral account) on behalf of Lenders, and shall be under the sole dominion and control of Agent and subject to the terms of this SECTION 1.5. Borrower agrees to execute and deliver to Agent such documentation with respect to the Cash Collateral Account as Agent may request, and Borrower hereby pledges, and grants to Lenders a security interest in, all such funds held in the Cash Collateral Account from time to time and all interest thereon and proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due. The Agreement shall constitute a security agreement under applicable law.

                      (d) From time to time after funds are deposited in the Cash Collateral Account, Agent may apply such funds then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations, and once all Letter of Credit Obligations have been satisfied, to any other Obligations yet outstanding as and when due and payable.

                      (e) Neither Borrower nor any other Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations and any other outstanding Obligations to Lenders shall be returned to Borrower.

                      (f) Agent shall have the right but shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest bearing account, provided that, if Agent shall invest such funds or deposit such funds in an interest bearing account, the interest and earnings thereon, if any, shall become part of the Cash Collateral Account and shall be held by Agent as additional security for the Letter of Credit Obligations.

              1.6. USE OF PROCEEDS. BORROWER SHALL USE THE PROCEEDS OF THE REVOLVING CREDIT ADVANCES FOR THE FINANCING OF BORROWER'S WORKING CAPITAL NEEDS, CAPITAL EXPENDITURES, AND FOR OTHER CORPORATE PURPOSES PROVIDED, THAT (I) THE PROCEEDS SHALL BE USED TO SATISFY IN FULL ALL OBLIGATIONS OF BORROWER THEN OUTSTANDING UNDER THE FIRST AMENDED REVOLVING CREDIT FACILITY OTHER THAN THE LETTER OF CREDIT OBLIGATIONS (AS THEREIN DEFINED) WHICH SHALL BE ADDRESSED AS OTHERWISE HEREIN PROVIDED AND (II) UP TO BUT NOT MORE THAN $30,000,000 OF THE PROCEEDS OF LOANS MAY BE UTILIZED FOR THE PURPOSES OF CONSUMMATING THE STOCK PURCHASE PURSUANT TO THE STOCK PURCHASE BRIDGE LOAN. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT NO PROCEEDS OF THE REVOLVING CREDIT ADVANCES HAVE BEEN OR MAY BE USED IN CONNECTION WITH (I) THE CONSUMMATION OF THE FIBERSOUTH ACQUISITION OR (II) ANY PAYMENTS IN CONNECTION WITH THE FORMER EMPLOYEE INDEBTEDNESS.

              1.7. SINGLE LOAN. THE REVOLVING CREDIT LOANS AND ALL REVOLVING CREDIT ADVANCES, ALL LETTER OF CREDIT OBLIGATIONS, IF ANY, AND ALL OF THE OTHER OBLIGATIONS OF BORROWER ARISING UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL CONSTITUTE ONE GENERAL OBLIGATION OF BORROWER SECURED, UNTIL THE TERMINATION DATE, BY ALL OF THE COLLATERAL.

              1.8.    INTEREST ON THE LOANS.

                      (a) Borrower shall be obligated to pay interest to Agent on behalf of Lenders on the outstanding principal balance of the Loans owing to Lenders from the Closing Date until the Revolving Credit Loan is paid in full at either (a) a floating rate equal to the Prime Rate Option, or (b) a fixed rate for interest periods of any LIBOR Option Period equal to its respective LIBOR Option.

                      (b) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions set forth in SECTION 2.2, Borrower shall have the option to (i) request that any Revolving Credit Advances be made as LIBOR Advances, (ii) convert at any time all or any part of outstanding Loans from Prime Rate Option Advances to LIBOR Advances,
(iii) convert any LIBOR Rate Advance to a Prime Rate Option Advance, subject to payment of LIBOR Breakage Costs if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Advance upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the last day of the LIBOR Period of the Loan to be continued. Any Loan to be made or continued as, or converted into, a LIBOR Advance must be a minimum of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Atlanta time) on the third
(3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Option, (2) the end of each LIBOR Period with respect to any LIBOR Advances to be continued as such, or (3) the date on which Borrower wishes to convert any Prime Rate Option Advances to a LIBOR Advance for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Advance by 11:00 a.m. (Atlanta time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing of if the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Advance shall be converted to an Prime Rate Option Advance at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form attached hereto as Exhibit J.

                      (c) Borrower shall pay interest to Agent on behalf of Lenders (i) in arrears for the preceding calendar month on the first (1st) day of each calendar month, commencing on October 1, 1997, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Agent or the Lenders.

                      (d) All computations of interest shall be made by Agent or the Lenders on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date, and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                      (e) Upon the occurrence of any Default and so long as any Default shall have occurred and be continuing and at the election of Agent (or upon the written request of the Required Lenders), the interest rate applicable to the Obligations (including, without limitation, the Loans and the fees payable in respect of Letter of Credit Obligations, if any), shall be increased by two percent (2%) per annum above the rate otherwise applicable (the "Default Rate") until such time as all of the Obligations of Borrower shall have been paid in full or, if earlier, such time as the Default or Event of Default shall have been cured or waived in writing by Lenders.

                      (f) If any interest or other payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                      (g) Notwithstanding anything to the contrary set forth in this SECTION 1.8, if, at any time until payment in full of all of the Obligations, the Stated Index Rate for the Loan exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the Stated Index Rate shall be equal to the Maximum Lawful Rate; PROVIDED, that if at any time thereafter the Stated Index Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders from the making of the Loans hereunder is equal to the total interest which Lenders would have received had the Stated Index Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the Stated Index Rate shall be the rate of interest provided in SECTIONS 1.8 (A) THROUGH (F) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lenders pursuant to the terms hereof exceed the amount which Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
SECTION 1.8(G), shall make a final determination that Lenders have received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lenders shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid

Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                      (h) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Agent or the Lenders therewith,

                      (i) subjects Agent or the Lenders to any tax, duty, charge or withholding on or from payments due from Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income of, the Lenders), or changes the basis of taxation of payments, due the Lenders hereunder; or

                      (j) imposes or increases or makes applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or Lenders; or

                      (k) imposes any other condition the result of which is to increase the cost to Agent or Lenders of making, funding or maintaining any Revolving Credit Advances or Letter of Credit Obligations or reduces any amount receivable by Lenders in connection with Revolving Credit Advances or Letter of Credit Obligations or requires Lenders to make payments calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Lenders; or

                      (l) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lenders or any corporation controlling Lenders, and Lenders determine that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or its Revolving Credit Advances or Letter of Credit Obligations hereunder, all of which may be determined by Lenders' reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost or reduce the rate of return to Lenders of making, renewing or maintaining the Loans or Letter of Credit Obligations hereunder, Borrower shall pay to Agent on behalf of the Lenders, and continue to make periodic payments to Agent, such additional amounts as may be necessary to compensate Agent and/or the Lenders for such additional cost incurred or reduced rate of return suffered.

              1.9.    FEES.

                      (a) Certain Fees to Agent. On the Closing Date, Borrower agrees to pay to GE Capital, individually, the Fees specified in that certain fee letter, dated August 29, 1997, between Borrower and GE Capital (the "GE Capital Fee Letter").

                      (b) Non-use Fee. As additional compensation for Lenders' costs and risks in making the total amount of the Maximum Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent for the account of each existing and non-defaulting Lender, in arrears, on the first (1st) Business Day of each month with respect to the immediately prior month, prior to the Commitment Termination Date and on the Commitment Termination Date, a fee (the "Non-use Fee") for Borrower's non-use of available funds or Letter of Credit accommodations in an amount equal to one-quarter of one percent (0.25%) per annum of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan and (ii) the Revolving Credit Loan plus outstanding Letter of Credit Obligations to Borrower during the period for which the Non-use Fee is due.

                      (c) Letter of Credit Obligations Fee. In the event that Lenders shall incur any Letter of Credit Obligations on behalf of Borrower, Borrower agrees to pay to Agent for the account of Lenders, as compensation to Lenders for such Letter of Credit Obligations, until Borrower has paid or otherwise satisfied such Letter of Credit Obligations, commencing with the month in which any such Letter of Credit Obligation is incurred by Lender and monthly thereafter for each month during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to the quotient of (i) an amount equal to (x) the sum of the daily outstanding amount of all such Letter of Credit Obligations on each day during the previous month, multiplied by (y) (1) a rate equal to the applicable Letter of Credit Fee Percentage set forth in the definition of Applicable Spread (the "Letter of Credit Obligations Fee"), or (2) upon the occurrence and continuation of an Event of Default, a rate equal to two percent (2%) in excess of the then applicable Letter of Credit Obligations Fee. Fees, costs and expenses payable to issuers of Letters of Credit in connection with the initial issuance of Letters of Credit shall be for the account of and paid by Agent, on behalf of Lenders, out of the proceeds of the Letter of Credit Obligations Fee. Any fees, costs or expenses payable to issuer of the Letters of Credit, for including, without limitation, modifications, revisions or amendments to existing Letters of Credit shall be solely for the account of Borrower, and if paid by Lenders shall be reimbursed to Lenders, in arrears, on the first (1st) Business Day of each month.

              1.10. RECEIPT OF PAYMENTS. BORROWER SHALL MAKE EACH PAYMENT UNDER THIS AGREEMENT NOT LATER THAN 1:30 P.M. (ATLANTA TIME) ON THE DAY WHEN DUE IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA IN IMMEDIATELY AVAILABLE FUNDS TO THE COLLECTION ACCOUNT WITHOUT SETOFF, COUNTERCLAIM OR DEDUCTION WHATSOEVER TO AGENT FOR THE ACCOUNT OF THE LENDERS ENTITLED THERETO. FOR PURPOSES OF COMPUTING INTEREST AND FEES AND DETERMINING THE REVOLVING CREDIT BORROWING AVAILABILITY, ALL PAYMENTS (INCLUDING, WITHOUT LIMITATION, CASH SWEEPS) CONSISTING OF CASH, WIRE, OR ELECTRONIC TRANSFERS IN IMMEDIATELY AVAILABLE/COLLECTED FUNDS SHALL BE DEEMED RECEIVED BY AGENT ON THE BUSINESS DAY OF SUCH DEPOSIT IN THE COLLECTION ACCOUNT.

              1.11. APPLICATION AND ALLOCATION OF PAYMENTS. BORROWER IRREVOCABLY WAIVES THE RIGHT TO DIRECT THE APPLICATION OF ANY AND ALL PAYMENTS AT ANY TIME OR TIMES HEREAFTER RECEIVED FROM OR ON BEHALF OF BORROWER, AND BORROWER IRREVOCABLY AGREES THAT AGENT SHALL HAVE THE CONTINUING EXCLUSIVE RIGHT TO APPLY ANY AND ALL SUCH PAYMENTS AGAINST THE THEN DUE AND PAYABLE OBLIGATIONS OF BORROWER AND IN REPAYMENT OF REVOLVING CREDIT LOAN AND

LETTER OF CREDIT OBLIGATIONS, IF ANY, AS AGENT MAY DEEM ADVISABLE NOTWITHSTANDING ANY PREVIOUS ENTRY BY AGENT IN THE LOAN ACCOUNT OR ANY OTHER BOOKS AND RECORDS. IN THE ABSENCE OF A SPECIFIC DETERMINATION BY AGENT WITH RESPECT THERETO, THE SAME SHALL BE APPLIED IN THE FOLLOWING ORDER: (I) THEN DUE AND PAYABLE FEES AND AGENT'S EXPENSES REIMBURSABLE HEREUNDER; (II) THEN DUE AND PAYABLE INTEREST PAYMENTS; AND (III) OBLIGATIONS OTHER THAN FEES, EXPENSES AND INTEREST. AGENT IS AUTHORIZED TO, AND AT ITS SOLE ELECTION MAY, MAKE OR CAUSE TO BE MADE REVOLVING CREDIT ADVANCES ON BEHALF OF BORROWER FOR PAYMENT OF ALL FEES, EXPENSES, CHARGES, COSTS, PRINCIPAL, INTEREST, OR OTHER OBLIGATIONS OWING BY BORROWER UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, EVEN IF THE MAKING OF SUCH REVOLVING CREDIT ADVANCE CAUSES THE OUTSTANDING BALANCE OF THE REVOLVING CREDIT LOAN TO EXCEED THE REVOLVING CREDIT BORROWING AVAILABILITY, AND BORROWER AGREES THAT THE MAKING OF ANY SUCH ADVANCE IN EXCESS OF THE REVOLVING CREDIT BORROWING AVAILABILITY SHALL CONSTITUTE AN AUTOMATIC DEFAULT ENTITLING AGENT TO EXERCISE ALL RIGHTS AND REMEDIES AVAILABLE TO AGENT UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR APPLICABLE LAW; PROVIDED, HOWEVER, THAT PRIOR TO TAKING ANY ACTION IN CONNECTION WITH SUCH AUTOMATIC DEFAULT, AGENT SHALL PROVIDE BORROWER WITH WRITTEN NOTICE ONE DAY PRIOR TO TAKING SUCH ACTION.

              1.12. LOAN ACCOUNT AND ACCOUNTING. AGENT SHALL MAINTAIN A LOAN ACCOUNT (THE "LOAN ACCOUNT") ON ITS BOOKS TO RECORD: (A) ALL ADVANCES, (B) ALL PAYMENTS MADE BY BORROWER, AND (C) ALL OTHER DEBITS AND CREDITS AS PROVIDED IN THIS AGREEMENT WITH RESPECT TO THE LOANS OR ANY OTHER OBLIGATIONS. ALL ENTRIES IN THE LOAN ACCOUNT SHALL BE MADE IN ACCORDANCE WITH AGENT'S CUSTOMARY ACCOUNTING PRACTICES AS IN EFFECT FROM TIME TO TIME. THE BALANCE IN THE LOAN ACCOUNT, AS RECORDED ON AGENT'S MOST RECENT PRINTOUT OR OTHER WRITTEN STATEMENT, SHALL BE PRESUMPTIVE EVIDENCE OF THE AMOUNTS DUE AND OWING TO AGENT AND LENDERS BY BORROWER; PROVIDED, THAT ANY FAILURE TO SO RECORD OR ANY ERROR IN SO RECORDING SHALL NOT LIMIT OR OTHERWISE AFFECT BORROWER'S DUTY TO PAY THE OBLIGATIONS. AGENT SHALL RENDER TO BORROWER A MONTHLY ACCOUNTING OF TRANSACTIONS WITH RESPECT TO THE LOANS SETTING FORTH THE BALANCE OF THE LOAN ACCOUNT. UNLESS BORROWER NOTIFIES AGENT IN WRITING OF ANY OBJECTION TO ANY SUCH ACCOUNT (SPECIFICALLY DESCRIBING THE BASIS FOR SUCH OBJECTION), WITHIN NINETY (90) DAYS AFTER THE DATE THEREOF, EACH AND EVERY SUCH ACCOUNTING SHALL (ABSENT MANIFEST ERROR) BE DEEMED FINAL, BINDING AND CONCLUSIVE UPON BORROWER IN ALL RESPECTS AS TO ALL MATTERS REFLECTED THEREIN UNLESS BORROWER, WITHIN NINETY (90) DAYS AFTER THE DATE ANY SUCH ACCOUNTING IS RENDERED, SHALL NOTIFY AGENT IN WRITING OF ANY OBJECTION WHICH BORROWER MAY HAVE TO ANY SUCH ACCOUNTING, DESCRIBING THE BASIS FOR SUCH OBJECTION WITH SPECIFICITY. IN THAT EVENT, ONLY THOSE ITEMS EXPRESSLY OBJECTED TO IN SUCH NOTICE SHALL BE DEEMED TO BE DISPUTED BY BORROWER. AGENT'S DETERMINATION, BASED UPON THE FACTS AVAILABLE, OF ANY ITEM OBJECTED TO BY BORROWER IN SUCH NOTICE SHALL (ABSENT MANIFEST ERROR) BE FINAL, BINDING AND CONCLUSIVE ON BORROWER, UNLESS BORROWER SHALL, AT BORROWER'S EXPENSE, REQUEST AGENT'S INDEPENDENT AUDITOR TO RESOLVE SUCH OBJECTION WITHIN THIRTY (30) DAYS FOLLOWING AGENT'S NOTIFICATION TO BORROWER OF SUCH DETERMINATION, IN WHICH EVENT THE RESOLUTION BY AGENT'S INDEPENDENT AUDITOR SHALL BE FINAL, CONCLUSIVE AND BINDING.

              1.13.   INDEMNITY.

                      (a) Borrower shall indemnify and hold Agent, each Lender and the Affiliates, officers, directors, employees, attorneys and agents of Agent and each Lender (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including, but not limited to, reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including, without limitation, any and all Environmental Liabilities and Costs; PROVIDED, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such Claim results from such Indemnified Person's gross negligence or willful misconduct. NEITHER AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                      (b) In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Equipment, General Intangible, Instrument or Document or any other Collateral for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument, or Document, Borrower shall save, indemnify and keep Agent or such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or any Lender.

                      (c) Borrower hereby acknowledges and agrees that neither Agent nor any Lender (i) is now, or has ever been, in control of any of the Subject Property or the affairs of Borrower or any Subsidiary of Borrower, and
(ii) has the capacity through the provisions of the Loan Documents to influence Borrower's or any such Subsidiary's conduct with respect to the ownership, operation or management of any of the Subject Property.

                      (d) Borrower, for itself and on behalf of its successors and assigns, hereby waives, releases and forever discharges any now existing or hereafter created or arising right or claim against Agent and each Lender and their assigns for contribution, reimbursement, indemnity or other similar rights against Agent or any Lender or their respective assigns in any way related to the use, storage, disposal, treatment or presence of any Hazardous Materials on, in or about the Subject Property, including any right to contribution that may exist in Borrower's favor pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any other similar law, statute or regulation under any applicable Federal or State law, or under any common law theory.

                      (e) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Advances are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise);
(ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Advances; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Advances after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Advance after Borrower has given notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from such reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Advances through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Advance and having a maturing comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this SECTION 1.13(E) and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within twenty (20) Business Days of receipt thereof, specifying the basis for such objection in detail.

                      (f) The indemnification in this SECTION 1.13 shall survive termination of this Agreement and the other Loan Documents executed in connection herewith as well as payment of the Notes.

              1.14. ACCESS. BORROWER SHALL, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO: (I) PROVIDE ACCESS DURING NORMAL BUSINESS HOURS TO AGENT AND ANY OF ITS OFFICERS, EMPLOYEES AND AGENTS, AS FREQUENTLY AS AGENT DETERMINES TO BE APPROPRIATE, UPON ADVANCE NOTICE (UNLESS A DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, IN WHICH EVENT NO NOTICE SHALL BE REQUIRED AND AGENT SHALL HAVE ACCESS AT ANY AND ALL TIMES), TO THE PROPERTIES AND FACILITIES OF BORROWER OR ANY OF ITS SUBSIDIARIES; (II) PERMIT AGENT AND ANY OF ITS OFFICERS, EMPLOYEES AND AGENTS TO INSPECT, AUDIT AND MAKE EXTRACTS FROM ALL OF BORROWER'S RECORDS, FILES AND BOOKS OF ACCOUNT INCLUDING, WITHOUT LIMITATION, MANAGEMENT LETTERS PREPARED BY INDEPENDENT ACCOUNTANTS; AND (III) PERMIT AGENT TO INSPECT, REVIEW, EVALUATE AND VERIFY, FROM TIME TO TIME, AT AGENT'S DISCRETION, THE AMOUNT, QUANTITY, VALUE OR CONDITION OF, OR ANY OTHER MATTER RELATING TO, THE COLLATERAL AND THE RECORDS THEREOF OF BORROWER AND ITS SUBSIDIARIES AT BORROWER'S OR ANY SUBSIDIARY'S LOCATIONS AND AT PREMISES NOT OWNED BY OR LEASED TO BORROWER OR SUCH SUBSIDIARY, AND BORROWER AGREES TO RENDER TO AGENT, AT BORROWER'S COST AND EXPENSE, SUCH CLERICAL AND OTHER ASSISTANCE AS MAY BE REASONABLY REQUESTED WITH REGARD THERETO. BORROWER SHALL, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO, MAKE AVAILABLE TO AGENT AND ITS COUNSEL, AS QUICKLY AS PRACTICABLE UNDER THE CIRCUMSTANCES, ORIGINALS OR COPIES OF ALL BOOKS, RECORDS, BOARD MINUTES, CONTRACTS, INSURANCE POLICIES, ENVIRONMENTAL AUDITS, BUSINESS PLANS, FILES, FINANCIAL STATEMENTS (ACTUAL AND PRO FORMA), FILINGS WITH FEDERAL, STATE AND LOCAL REGULATORY AGENCIES, AND OTHER INSTRUMENTS AND DOCUMENTS WHICH AGENT MAY REASONABLY REQUEST. AGENT SHALL HAVE THE RIGHT TO DISCUSS BORROWER AND ITS SUBSIDIARIES' BUSINESS, ASSETS, LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS INSOFAR AS THE SAME ARE REASONABLY RELATED TO THE RIGHTS OF AGENT HEREUNDER AND UNDER ANY OF THE OTHER LOAN DOCUMENTS, WITH BORROWER AND ITS SUBSIDIARIES. BORROWER SHALL DELIVER ANY DOCUMENT OR INSTRUMENT REASONABLY NECESSARY FOR AGENT, AS IT MAY FROM TIME TO TIME REQUEST, TO OBTAIN RECORDS FROM ANY SERVICE BUREAU OR OTHER PERSON WHICH MAINTAINS RECORDS FOR BORROWER, AND SHALL MAINTAIN DUPLICATE RECORDS OR SUPPORTING DOCUMENTATION ON MEDIA, INCLUDING, WITHOUT LIMITATION, COMPUTER TAPES AND DISCS OWNED BY BORROWER. BORROWER SHALL INSTRUCT ITS CERTIFIED PUBLIC ACCOUNTANTS AND ITS BANKING AND OTHER FINANCIAL INSTITUTIONS TO MAKE AVAILABLE TO AGENT SUCH INFORMATION AND RECORDS AS AGENT MAY REASONABLY REQUEST.

              1.15.   TAXES.

                      (a) Any and all payments by or on behalf of Borrower hereunder, in connection with the Loans or under the Revolving Credit Note, the Letter of Credit Obligations, or any other Loan Document, shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Note, the Letter of Credit Obligations, or any other Loan Document to Agent for the account of Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.15) Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                      (b) Borrower shall indemnify and pay Agent for the account of the Lenders, within ten (10) days of demand therefor, for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15 paid by Agent or any Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted PROVIDED, HOWEVER, that Agent and any such Lender shall reasonably cooperate with Borrower in connection with the contesting by Borrower of such amounts.

                      (c) Within thirty (30) days of Agent's reasonable request therefor, Borrower shall furnish to Agent, at its address referred to in SECTION 11.8, the original or a certified copy of a receipt evidencing payment thereof of any material Taxes.

                      (d) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Revolving Credit Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption ( a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

              1.16.   CAPITAL ADEQUACY; INCREASED COSTS;.

                      (a) If any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                      (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such

Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 1.16.

                      (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Advance at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Advances owing by Borrower to such Lender, together with interest accrued thereon, UNLESS Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Prime Rate Option.

                      (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in this SECTION 1.16, Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
SECTION 1.16 shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(A), 1.16(A) and 1.16(B).

1.2.          CONDITIONS PRECEDENT.

              2.1. CONDITIONS TO THE INITIAL ADVANCE AND EXTENSION OF THE LOANS AND THE INITIAL LETTER OF CREDIT OBLIGATIONS. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND WITHOUT AFFECTING IN ANY MANNER THE RIGHTS OF LENDERS HEREUNDER, BORROWER SHALL HAVE NO RIGHTS UNDER THIS AGREEMENT (BUT SHALL HAVE ALL APPLICABLE OBLIGATIONS HEREUNDER), AND LENDERS SHALL NOT BE OBLIGATED TO MAKE THE LOANS OR ANY ADVANCES THEREOF TO INCUR LETTER OF CREDIT OBLIGATIONS, IF ANY, OR TO TAKE, FULFILL, OR PERFORM ANY OTHER ACTION HEREUNDER, UNTIL THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED, IN AGENT'S SOLE DISCRETION, OR WAIVED IN WRITING BY AGENT:

                      (a) the Closing Date shall have occurred and this Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders;

                      (b) Agent shall have received such documents, instruments and agreements as it shall request in connection with the transactions contemplated by this Agreement, including, without limitation, all documents, instruments, agreements, listed in the Schedule of Documents, each in form and substance satisfactory to Agent;

                      (c) all due diligence with respect to (A) this Agreement, the other Loan Documents and the transactions contemplated herein and thereby, as well as (B) the Related Transactions shall have been completed in a manner satisfactory to Agent, and all issues raised by such due diligence shall have been resolved to Agent's satisfaction;

                      (d) Agent shall have received evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, without limitation, all requisite Governmental Authorities, with respect to the terms, and for the execution and delivery of this Agreement, the other Loan Documents, the Related Transactions Documents and the consummation of the transactions contemplated hereby and thereby;

                      (e) Agent shall have received evidence satisfactory to Agent that the insurance policies provided for in SECTION 3.19 and Schedule 3.19 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements, as appropriate, in favor of Agent on behalf of Lenders and in form and substance satisfactory to Agent;

                      (f) Agent shall have received evidence satisfactory to Agent that Lenders have a valid and perfected first priority security interest as of the Closing Date in all of the Collateral, subject only to Permitted Liens;

                      (g) payment by Borrower of all Fees, costs, and expenses due on the Closing Date (including fees of consultants and counsel to Agent presented as of the Closing

Date) including, without limitation, those set forth in SECTION 1.9 hereof and in the GE Capital Fee Letter;

                      (h) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of (i) this Agreement or any of the other Loan Documents, or (ii) any of the Related Transactions, or the consummation of the transactions contemplated hereby or thereby and which, in Agent's sole judgment, would have a Material Adverse Effect on Borrower or materially impair the ability of Borrower or any party to the other Loan Documents to perform their obligations hereunder or thereunder;

                      (i) Agent shall have received (i) Borrower's unaudited financial statements for the Fiscal Month ending July 31,1997 (or if the Closing Date occurs after September 30, 1997 such statements for the Fiscal Month ending August 31, 1997) accompanied by those additional documents required by SECTION 4.1(C) hereof and (ii) a proforma consolidated balance sheet of BTITC and its Subsidiaries as of the Closing Date, based upon the latest available financial statements of Borrower and FiberSouth and prepared after giving effect to the Related Transactions, together with the consolidating balance sheets of Borrower and FiberSouth used in preparing such consolidated balance sheet;

                      (j) since December 31, 1996, no event has occurred which would have a Material Adverse Effect;

                      (k) as of the Closing Date, (i) BTITC shall have received at least $240.0 million in cash (in escrow, if applicable) from the Note Offering; (ii) the terms of all other debt of BTITC, Borrower, and each Subsidiary of Borrower shall be acceptable to Agent (including, without limitation, terms governing the subordination of such to the Loans to be made pursuant to this Agreement); (iii) all obligations of Borrower and each Subsidiary of Borrower under or in respect of the Revolving Credit Facility and all liens granted to Agent to secure such obligations must constitute permitted indebtedness and permitted senior liens, as applicable, under the terms of any and all indebtedness of BTITC and (iv) the agent shall have received copies of the documents relating to the BTITC Senior Notes certified as true and correct by an authorized officer of Borrower and such documents shall be in full force and effect;

                      (l) Definitive documents with respect to the FiberSouth Acquisition shall have been executed and delivered by the parties thereto which shall provide that the aggregate purchase price shall be an amount no greater than $38.5 million, and the aggregate fees and closing costs associated with the consummation of the FiberSouth Acquisition, and which shall contain such other terms and conditions acceptable to Agent in its sole discretion, including, without limitation, the establishment of a separate bank account of Borrower (the "FiberSouth Account") to be used solely for (i) receipt of that portion of the proceeds of the Note Offering to be used for consummation of the FiberSouth Acquisition, and (ii) payment and satisfaction of Borrower's and BTITC's obligations in connection with the FiberSouth Acquisition;

                      (m) Agent shall have received copies of the final indenture issued in connection with the Note Offering in form and substance satisfactory to Agent;

                      (n) Agent shall have received copies of the final Offering Memorandum relating to the Note Offering, and the terms and conditions of such final Offering Memorandum, together with the form thereof, shall be in form and substance satisfactory to Agent;

                      (o) the aggregate purchase price for the Stock Purchase shall be an amount no greater than $30 million (as reflected in the final determination of the representative appointed by the parties), and any terms and conditions thereto (other than those contained in the Stock Purchase Option and Put Option Agreement, dated July 2, 1992) shall be evidenced by an executed agreement relating thereto, in form and substance acceptable to Agent;

                      (p) Agent shall be satisfied regarding the availability of enforceable remedies related to the pledge of Borrower's Stock by BTITC pursuant to the BTITC Pledge Agreement and shall have received an opinion of Borrower's regulatory counsel addressed to Agent and the Lenders, in form and substance acceptable to Agent, with respect to the availability of certain remedies contained in the BTITC Pledge Agreement;

                      (q) if the BTITC Application remains pending as of the Closing Date, Agent shall be satisfied as to the status of such BTITC Application, as well as the information provided by Borrower, BTITC and their counsel regarding such status and their reasoned opinion as to the timing and likely outcome of such BTITC Application;

                      (r) any obligations of Borrower, whether to BTITC or any other Person, arising from or relating to Borrower's receipt of any of the proceeds of the Note Offering, shall be subordinated to Borrower's obligations to Agent and Lenders pursuant to the Revolving Credit Facility, except for the Special Redemption Obligation.

                      (s) Agent shall have received evidence satisfactory to Agent that Borrower has obtained all (A) necessary and appropriate general and collateral releases from prior lenders, (B) customary corporate and estoppel certificates, (C) material landlord/mortgagee/bailee waivers and (D) consignment or similar filings with respect to the Collateral;

                      (t) Agent shall have received satisfactory opinions of counsel from Borrower's and BTITC's respective counsel (including local or special regulatory counsel as requested), in form and substance reasonably satisfactory to Agent;

                      (u) Agent shall have received a Solvency Certificate, dated as of the Closing Date and executed by an Officer of Borrower;

                      (v) Agent shall have received, with respect to any owned real estate Collateral of Borrower, in amount, form and from an issuer satisfactory to Agent, title insurance policies with respect to such real estate Collateral of Borrower; and

                      (w) Agent shall have received information and analyses from Borrower's tax, legal and financial advisors which demonstrate, to Agent's satisfaction, that neither (a) the conversion of Borrower from a "Subchapter S" to a "C" corporation, nor (b) the FiberSouth Acquisition, will result in negative tax consequences (including, without limitation, payment of additional taxes, penalties or interest) to any of the shareholders of Borrower or FiberSouth which will, or is proposed to be, funded by any direct or indirect payments (other than normal compensation within any applicable limitations pursuant to this Agreement) by Borrower.

              2.2 FURTHER CONDITIONS TO EACH ADVANCE AND EACH LETTER OF CREDIT OBLIGATION. IT SHALL BE A FURTHER CONDITION TO THE FUNDING OF THE LOANS AND EACH ADVANCE THEREOF AND THE INCURRENCE OF THE INITIAL AND EACH SUBSEQUENT LETTER OF CREDIT OBLIGATION, IF ANY, THAT THE FOLLOWING STATEMENTS SHALL BE TRUE ON THE DATE OF EACH SUCH FUNDING, ADVANCE OR INCURRENCE, AS THE CASE MAY BE:


                      (a) all of Borrower's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Revolving Credit Advance is made or Letter of Credit Obligation, if any, is incurred, as though made or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement;

                      (b) no event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligation, as the case may be, which constitutes a Default or an Event of Default; and

                      (c) each of the conditions set forth in SECTION 2.1(A) THROUGH (K) shall continue to be satisfied by Borrower as of such date.

              The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance and the request by Borrower for the incurrence by Lenders of Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this SECTION 2.2 have been satisfied, and (ii) a confirmation by Borrower of the granting and continuance of Lenders' Liens pursuant to the Security Agreement and the other Collateral Documents.

2.3.  REPRESENTATIONS AND WARRANTIES

              To induce Lenders to make the Loans, each advance thereof, and to incur Letter of Credit Obligations, in each case as herein provided for, Borrower makes the following representations and warranties to Agent and to Lenders, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement and shall give effect to the consummation of the transactions contemplated by (i) the FiberSouth Acquisition,
(ii) the Note Offering and (iii) the Stock Purchase, and shall survive the execution and delivery of this Agreement:

              3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. BORROWER, BTITC AND EACH SUBSIDIARY OF BORROWER: (A) IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE JURISDICTION OF ITS INCORPORATION AND IS DULY QUALIFIED TO DO BUSINESS AND IS IN GOOD STANDING IN EACH OTHER JURISDICTION WHERE ITS OWNERSHIP OR LEASE OF PROPERTY OR THE CONDUCT OF ITS BUSINESS REQUIRES SUCH QUALIFICATION, EXCEPT WHERE THE FAILURE TO BE SO QUALIFIED WOULD NOT HAVE A MATERIAL ADVERSE EFFECT, AND BORROWER SHALL GIVE AGENT PROMPT NOTICE OF ANY ADDITIONAL JURISDICTIONS IN WHICH BORROWER, BTITC, OR ANY SUBSIDIARY OF BORROWER BECOMES QUALIFIED TO DO BUSINESS AFTER THE CLOSING DATE; (B) HAS THE REQUISITE CORPORATE POWER AND AUTHORITY AND THE LEGAL RIGHT TO OWN, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER AND OPERATE ITS PROPERTIES, TO LEASE THE PROPERTY IT OPERATES UNDER LEASE, AND TO CONDUCT ITS BUSINESS AS NOW, HERETOFORE AND PROPOSED TO BE CONDUCTED; (C) HAS ALL MATERIAL LICENSES, PERMITS, CONSENTS OR APPROVALS FROM OR BY, AND HAS MADE ALL FILINGS WITH, AND HAS GIVEN ALL NOTICES TO, ALL FEDERAL AND STATE AUTHORITIES HAVING JURISDICTION, TO THE EXTENT REQUIRED FOR SUCH OWNERSHIP, OPERATION AND CONDUCT; (D) HAS ALL LICENSES, PERMITS, CONSENTS OR APPROVALS FROM OR BY, AND HAS MADE ALL FILINGS WITH, AND HAS GIVEN ALL NOTICES TO, ALL LOCAL AND MUNICIPAL AUTHORITIES HAVING JURISDICTION, TO THE EXTENT REQUIRED FOR SUCH OWNERSHIP, OPERATION AND CONDUCT, EXCEPT WHERE THE FAILURE TO OBTAIN SUCH LICENCES, PERMITS, CONSENTS OR APPROVALS, MAKE SUCH FILINGS OR GIVE SUCH NOTICES WOULD NOT HAVE A MATERIAL ADVERSE EFFECT; (E) IS IN COMPLIANCE WITH ITS CERTIFICATE OR ARTICLES OF INCORPORATION AND BY-LAWS; AND (F) IS IN COMPLIANCE WITH ALL APPLICABLE PROVISIONS OF LAW WHERE THE FAILURE TO COMPLY WOULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT.

              3.2 LOCATIONS AND CORPORATE OR OTHER NAMES. THE CURRENT LOCATIONS OF BORROWER'S EXECUTIVE OFFICES, PRINCIPAL PLACES OF BUSINESS, CORPORATE OFFICES, ALL WAREHOUSES AND PREMISES WITHIN WHICH ANY COLLATERAL HAVING AN AGGREGATE FAIR MARKET VALUE OF $25,000 OR MORE IS STORED OR LOCATED AND THE LOCATION OF ALL OF ITS RECORDS CONCERNING THE COLLATERAL ARE SET FORTH IN
SCHEDULE 3.2, AND, EXCEPT AS SET FORTH IN SCHEDULE 3.2, SUCH LOCATION HAS NOT CHANGED DURING THE PRECEDING TWELVE (12) MONTHS. DURING THE PRIOR FIVE (5) YEARS, EXCEPT AS SET FORTH IN SCHEDULE 3.2, NEITHER BORROWER NOR ANY OF ITS SUBSIDIARIES HAS BEEN KNOWN AS OR USED ANY CORPORATE, FICTITIOUS OR TRADE NAME.

              3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. THE EXECUTION, DELIVERY AND PERFORMANCE BY BORROWER, BTITC AND EACH SUBSIDIARY OF BORROWER OF THE LOAN DOCUMENTS AND ALL INSTRUMENTS AND DOCUMENTS TO BE DELIVERED BY BORROWER, TO THE EXTENT IT IS A PARTY THERETO, HEREUNDER AND THEREUNDER, AND THE CREATION OF ALL LIENS PROVIDED FOR HEREIN AND THEREIN: (A) ARE WITHIN SUCH PERSON'S CORPORATE POWER; (B) HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY OR PROPER CORPORATE AND SHAREHOLDER ACTION; (C) ARE NOT IN CONTRAVENTION OF ANY PROVISION OF SUCH PERSON'S CERTIFICATES OR ARTICLES OF INCORPORATION OR BY-LAWS; WILL NOT VIOLATE ANY LAW OR REGULATION, OR ANY ORDER OR DECREE OF ANY COURT OR GOVERNMENTAL INSTRUMENTALITY; (E) WILL NOT CONFLICT WITH OR RESULT IN THE BREACH OR TERMINATION OF, CONSTITUTE A DEFAULT UNDER OR ACCELERATE ANY PERFORMANCE REQUIRED BY, ANY INDENTURE, MORTGAGE, DEED OF TRUST, LEASE, AGREEMENT OR OTHER INSTRUMENT TO WHICH SUCH PERSON IS A PARTY OR BY WHICH SUCH PERSON OR ANY OF ITS PROPERTY IS BOUND; (F) WILL NOT RESULT IN THE CREATION OR IMPOSITION OF ANY LIEN UPON ANY OF THE PROPERTY OF BORROWER OTHER THAN THOSE IN FAVOR OF LENDERS, ALL PURSUANT TO THE LOAN DOCUMENTS; AND (G) DO NOT REQUIRE THE CONSENT OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON, EXCEPT THOSE REFERRED TO IN
Section 2.1(d), ALL OF WHICH WILL HAVE BEEN DULY OBTAINED, MADE OR COMPLIED WITH PRIOR TO THE CLOSING DATE. AT OR PRIOR TO THE CLOSING DATE, EACH OF THE LOAN DOCUMENTS SHALL HAVE BEEN DULY EXECUTED AND DELIVERED FOR THE BENEFIT OF OR ON BEHALF OF BORROWER AND EACH SHALL THEN CONSTITUTE A LEGAL, VALID AND BINDING OBLIGATION OF BORROWER, TO THE EXTENT IT IS A PARTY THERETO, ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS.

              3.4 FINANCIAL STATEMETNS AND PROJECTIONS. BORROWER HAS DELIVERED THE FINANCIAL STATEMENTS AND PROJECTIONS IDENTIFIED IN SCHEDULE 3.4, AND EACH SUCH FINANCIAL STATEMENT COMPLIES WITH THE DESCRIPTION THEREOF CONTAINED IN
SCHEDULE 3.4. BORROWER HAS PREPARED AND WILL PREPARE THE PROJECTIONS WITH CARE AND DILIGENCE, AND BASED UPON ASSUMPTIONS WHICH ARE REASONABLE, AND ALL OF WHICH ASSUMPTIONS HAVE BEEN DISCLOSED AS PART OF THE PROJECTIONS.

              3.5 MATERIAL ADVERSE CHANGE. NEITHER BORROWER, BTITC NOR ANY SUBSIDIARY OF BORROWER AS OF THE CLOSING DATE HAD ANY OBLIGATIONS, CONTINGENT LIABILITIES, OR LIABILITIES FOR CHARGES, LONG-TERM LEASES OR UNUSUAL FORWARD OR LONG-TERM COMMITMENTS WHICH ARE NOT REFLECTED IN THE BALANCE SHEETS OF BORROWER REFERRED TO IN Section 3.4 AND WHICH COULD, ALONE OR IN THE AGGREGATE, HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT. THERE HAS BEEN NO MATERIAL DEVIATION FROM THE PROJECTIONS REGARDING BORROWER'S BUSINESS DATED SEPTEMBER 16, 1997 AND PROVIDED TO AGENT. SINCE DECEMBER 31, 1996, NO EVENT HAS OCCURRED WHICH WOULD RESULT IN A MATERIAL ADVERSE EFFECT.

 .             3.6     OWNERSHIP OF SUBJECT PROPERTY; LIENS

                      (a) Except as described in Schedule 3.6, the real estate listed in Schedule 3.6 constitutes all of the real property owned by Borrower or any Subsidiary of Borrower, or leased or used in its business by Borrower and any Subsidiary of Borrower where the aggregate lease or other usage payments with respect to such real property equal or exceed $5,000 per month. Borrower and each Subsidiary of Borrower owns good and marketable fee simple title to all of its owned real estate, the Collateral and all of its other properties and assets, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), and none of the real estate, the Collateral and the other properties and assets of Borrower and such Subsidiary are subject to any Liens, security interests or other encumbrances except (i) the Permitted Liens and (ii) from and after the Closing Date, the Lien in favor of Lenders pursuant to the Security Agreement and the other Collateral Documents.

                      (b) Borrower and each Subsidiary of Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect its right, title and interest in and to all such real estate, the Collateral and other assets or property.

                      (c) Except as described in Schedule 3.6: (i) neither Borrower nor any other party to any such Lease described in Schedule 3.6 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease; (ii) neither Borrower nor any Subsidiary of Borrower owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Person except as set forth therein; and
(iii) no portion of any real property owned or leased by Borrower or any Subsidiary of Borrower has suffered any material damage by fire or other casualty loss or a release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or any Subsidiary of Borrower to be lawfully occupied and used for all of the purposed for which they are currently occupied, and used, have been lawfully issued and are, as of the date hereof, in full force and effect.
                                       53

              3.7 RESTRICTIONS; NO DEFAULT. NO CONTRACT, LEASE, AGREEMENT OR OTHER INSTRUMENT TO WHICH BORROWER OR ANY SUBSIDIARY OF BORROWER IS A PARTY OR BY WHICH IT OR ANY OF ITS PROPERTIES OR ASSETS IS BOUND OR AFFECTED AND NO PROVISION OF APPLICABLE LAW OR GOVERNMENTAL REGULATION HAS RESULTED IN A MATERIAL ADVERSE EFFECT, OR INSOFAR AS BORROWER CAN REASONABLY FORESEE COULD HAVE OR WILL RESULT IN A MATERIAL ADVERSE EFFECT. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER IS IN DEFAULT, AND TO BORROWER'S KNOWLEDGE NO THIRD PARTY IS IN DEFAULT, UNDER OR WITH RESPECT TO ANY CONTRACT, AGREEMENT, LEASE OR OTHER INSTRUMENT TO WHICH IT IS A PARTY AND WHICH COULD HAVE A MATERIAL ADVERSE EFFECT. NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING WHICH COULD HAVE A MATERIAL ADVERSE EFFECT.

              3.8 LABOR MATTERS. EXCEPT AS SET FORTH IN SCHEDULE 3.8, THERE ARE NO STRIKES OR OTHER LABOR DISPUTES AGAINST BORROWER OR ANY SUBSIDIARY OF BORROWER THAT ARE PENDING OR, TO BORROWER'S KNOWLEDGE, THREATENED, WHICH COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT. HOURS WORKED BY AND PAYMENT MADE TO EMPLOYEES OF BORROWER HAVE NOT BEEN IN VIOLATION OF THE FAIR LABOR STANDARDS ACT OR ANY OTHER APPLICABLE LAW DEALING WITH SUCH MATTERS WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT. ALL PAYMENTS DUE FROM BORROWER ON ACCOUNT OF EMPLOYEE HEALTH AND WELFARE INSURANCE WHICH COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT IF NOT PAID HAVE BEEN PAID OR ACCRUED AS A LIABILITY ON THE BOOKS OF BORROWER. EXCEPT AS SET FORTH IN SCHEDULE 3.8, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS ANY OBLIGATION UNDER ANY COLLECTIVE BARGAINING AGREEMENT, MANAGEMENT AGREEMENT, OR ANY EMPLOYMENT AGREEMENT, AND A COPY OF EACH AGREEMENT LISTED IN SCHEDULE 3.8 HAS BEEN PROVIDED TO AGENT. THERE IS NO ORGANIZING ACTIVITY INVOLVING BORROWER OR ANY SUBSIDIARY OF BORROWER PENDING OR THREATENED BY ANY LABOR UNION OR GROUP OF EMPLOYEES. EXCEPT AS SET FORTH IN
SCHEDULE 3.14, THERE ARE NO REPRESENTATION PROCEEDINGS PENDING OR THREATENED WITH THE NATIONAL LABOR RELATIONS BOARD, AND NO LABOR ORGANIZATION OR GROUP OF EMPLOYEES OF BORROWER OR ANY SUBSIDIARY OF BORROWER HAS MADE A PENDING DEMAND FOR RECOGNITION, AND THERE ARE NO COMPLAINTS OR CHARGES AGAINST SUCH PERSON PENDING OR THREATENED TO BE FILED WITH ANY FEDERAL, STATE, LOCAL OR FOREIGN COURT, GOVERNMENTAL AGENCY OR ARBITRATOR BASED ON, ARISING OUT OF, IN CONNECTION WITH, OR OTHERWISE RELATING TO THE EMPLOYMENT OR TERMINATION OF EMPLOYMENT BY BORROWER OR ANY SUBSIDIARY OF BORROWER.

              3.9 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. EXCEPT AS SET FORTH IN SCHEDULE 3.9, BORROWER HAS NO SUBSIDIARIES, IS NOT ENGAGED IN ANY JOINT VENTURE OR PARTNERSHIP WITH ANY OTHER PERSON, AND IS NOT AN AFFILIATE OF ANY OTHER PERSON. EXCEPT AS SET FORTH ON SCHEDULE 3.9 AND OTHER THAN BORROWER, UPON CONSUMMATION OF THE BTITC TRANSACTION, BTITC WILL HAVE NO SUBSIDIARIES, WILL BE ENGAGED IN NO JOINT VENTURE OR PARTNERSHIP WITH ANY OTHER PERSON, AND WILL NOT BE AN AFFILIATE OF ANY OTHER PERSON (OTHER THAN BORROWER). THE STOCK OF BORROWER, BTITC AND EACH SUBSIDIARY OF BORROWER OWNED BY EACH OF THE STOCKHOLDERS NAMED IN SCHEDULE 3.9 CONSTITUTES ALL OF THE ISSUED AND OUTSTANDING STOCK OF BORROWER, AND SUCH SUBSIDIARY. EXCEPT AS SET FORTH IN
SCHEDULE 3.9, THERE ARE NO OUTSTANDING RIGHTS TO PURCHASE OPTIONS, WARRANTS OR SIMILAR RIGHTS OR AGREEMENTS PURSUANT TO WHICH BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER MAY BE REQUIRED TO ISSUE OR SELL ANY STOCK OR OTHER EQUITY SECURITY. EXCEPT AS OTHERWISE PERMITTED HEREUNDER, NO DIVIDENDS, ADVANCES OR OTHER DISTRIBUTIONS HAVE BEEN DECLARED, PAID OR MADE UPON ANY STOCK OF BORROWER OR BTITC AND, EXCEPT FOR THE TRANSACTION CONTEMPLATED BY THE STOCK PURCHASE AND EXCEPT AS SET FORTH IN SCHEDULE 3.9, SINCE DECEMBER 31, 1994, NO SHARES OF STOCK OF BORROWER OR BTITC HAVE BEEN, OR ARE NOW REQUIRED TO BE, REDEEMED, RETIRED, PURCHASED OR OTHERWISE ACQUIRED FOR VALUE BY BORROWER OR BTITC. ALL OUTSTANDING STOCK AND INDEBTEDNESS OF BORROWER, BTITC AND EACH SUBSIDIARY OF BORROWER IS DESCRIBED IN SCHEDULE 3.9.

              3.10 GOVERNMENT REGULATION. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER (A) IS AN "INVESTMENT COMPANY" OR AN "AFFILIATED PERSON" OF, OR "PROMOTER" OR "PRINCIPAL UNDERWRITER" FOR, AN "INVESTMENT COMPANY," AS SUCH TERMS ARE DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED, OR (B) IS SUBJECT TO REGULATION UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE FEDERAL POWER ACT, THE INTERSTATE COMMERCE ACT OR ANY OTHER FEDERAL OR STATE STATUTE THAT RESTRICTS OR LIMITS SUCH PERSON'S ABILITY TO INCUR INDEBTEDNESS, PLEDGE ITS ASSETS, OR TO PERFORM ITS OBLIGATIONS HEREUNDER, OR UNDER ANY OTHER LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE FEDERAL COMMUNICATIONS ACT AND COMPARABLE STATE STATUTES RELATING TO COMMUNICATIONS PREVENT THE GRANTING OF A SECURITY INTEREST IN CERTAIN GENERAL INTANGIBLES. THE MAKING OF THE LOANS, ANY ADVANCES AND THE INCURRENCE OF THE LETTER OF CREDIT OBLIGATIONS, IN EACH CASE BY AGENT OR LENDERS, THE APPLICATION OF THE PROCEEDS AND REPAYMENT THEREOF BY BORROWER OR ANY SUBSIDIARY OF BORROWER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WILL NOT VIOLATE ANY PROVISION OF ANY SUCH STATUTE OR ANY RULE, REGULATION OR ORDER ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION.

              3.11 MARGIN REGULATIONS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER OWNS ANY "MARGIN SECURITY," AS THAT TERM IS DEFINED IN REGULATIONS G AND U OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (THE "FEDERAL RESERVE BOARD"), AND NONE OF THE PROCEEDS OF THE REVOLVING CREDIT ADVANCES WILL BE USED DIRECTLY OR INDIRECTLY, FOR THE PURPOSE OF PURCHASING OR CARRYING ANY MARGIN SECURITY, FOR THE PURPOSE OF REDUCING OR RETIRING ANY INDEBTEDNESS WHICH WAS ORIGINALLY INCURRED TO PURCHASE OR CARRY ANY MARGIN SECURITY OR FOR ANY OTHER PURPOSE WHICH MIGHT CAUSE ANY OF THE LOANS OR THE EXTENSIONS OF CREDIT UNDER THIS AGREEMENT TO BE CONSIDERED A "PURPOSE CREDIT" WITHIN THE MEANING OF REGULATION G, T, U OR X OF THE FEDERAL RESERVE BOARD. BORROWER WILL NOT TAKE OR PERMIT TO BE TAKEN ANY ACTION WHICH MIGHT CAUSE THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO TO VIOLATE ANY REGULATION OF THE FEDERAL RESERVE BOARD.

              3.12 ERROR! BOOKMARK NOT DEFINED. TAXES. ALL FEDERAL, STATE, LOCAL AND FOREIGN TAX RETURNS, REPORTS AND STATEMENTS, INCLUDING, WITHOUT LIMITATION, INFORMATION RETURNS (FORM 1120-S) REQUIRED TO BE FILED BY BORROWER OR ANY SUBSIDIARY OF BORROWER HAVE BEEN FILED WITH THE APPROPRIATE GOVERNMENTAL AUTHORITY AND ALL CHARGES AND OTHER IMPOSITIONS SHOWN THEREON TO BE DUE AND PAYABLE HAVE BEEN PAID PRIOR TO THE DATE ON WHICH ANY FINE, PENALTY, INTEREST OR LATE CHARGE MAY BE ADDED THERETO FOR NONPAYMENT THEREOF, OR ANY SUCH FINE, PENALTY, INTEREST, LATE CHARGE OR LOSS HAS BEEN PAID, EXCEPT WHERE THE FAILURE TO PAY SUCH CHARGES TO CERTAIN LOCAL AND MUNICIPAL AUTHORITIES WOULD NOT RESULT IN A MATERIAL ADVERSE EFFECT. BORROWER AND EACH SUBSIDIARY OF BORROWER HAS PAID WHEN DUE AND PAYABLE ALL CHARGES REQUIRED TO BE PAID BY IT, EXCEPT WHERE THE FAILURE TO PAY SUCH CHARGES TO CERTAIN LOCAL AND MUNICIPAL AUTHORITIES WOULD NOT RESULT IN A MATERIAL ADVERSE EFFECT. PROPER AND ACCURATE AMOUNTS HAVE BEEN WITHHELD BY BORROWER AND EACH SUBSIDIARY OF BORROWER FROM THEIR RESPECTIVE EMPLOYEES FOR ALL PERIODS IN FULL AND COMPLETE COMPLIANCE WITH THE TAX, SOCIAL SECURITY AND UNEMPLOYMENT WITHHOLDING PROVISIONS OF APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN LAW AND SUCH WITHHOLDINGS HAVE BEEN TIMELY PAID TO THE RESPECTIVE GOVERNMENTAL AGENCIES. SCHEDULE 3.12 SETS FORTH THOSE TAXABLE YEARS FOR WHICH ANY OF THE TAX RETURNS OF BORROWER, EACH SUBSIDIARY OF BORROWER AND EACH STOCKHOLDER ARE CURRENTLY BEING AUDITED BY THE IRS OR ANY OTHER APPLICABLE GOVERNMENTAL AUTHORITY; AND ANY ASSESSMENTS OR THREATENED ASSESSMENTS IN CONNECTION WITH ANY SUCH AUDIT OR OTHERWISE CURRENTLY OUTSTANDING. EXCEPT AS DESCRIBED IN SCHEDULE 3.12, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS EXECUTED OR FILED WITH THE IRS OR ANY OTHER GOVERNMENTAL AUTHORITY ANY AGREEMENT OR OTHER DOCUMENT EXTENDING, OR HAVING THE EFFECT OF EXTENDING, THE PERIOD FOR ASSESSMENT OR COLLECTION OF ANY CHARGES. EXCEPT AS SET FORTH IN SCHEDULE 3.12, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS FILED A CONSENT PURSUANT TO
SECTION 341(F) OF THE IRC OR AGREED TO HAVE SECTION 341(F)(2) OF THE IRC APPLY TO ANY DISPOSITIONS OF SUBSECTION (F) ASSETS (AS SUCH TERM IS DEFINED IN SECTION 341(F)(4) OF THE IRC). NONE OF THE PROPERTY OWNED BY BORROWER OR ANY SUBSIDIARY OF BORROWER IS PROPERTY WHICH IS REQUIRED TO TREAT AS BEING OWNED BY ANY OTHER PERSON PURSUANT TO THE PROVISIONS OF SECTION 168(F)(8) OF THE INTERNAL REVENUE CODE OF 1954, AS AMENDED AND IN EFFECT IMMEDIATELY PRIOR TO THE ENACTMENT OF THE TAX REFORM ACT OF 1986, OR IS "TAX-EXEMPT USE PROPERTY" WITHIN THE MEANING OF
SECTION 168(H) OF THE IRC. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS AGREED OR BEEN REQUESTED TO MAKE ANY ADJUSTMENT UNDER SECTION 481(A) OF THE IRC BY REASON OF A CHANGE IN ACCOUNTING METHOD OR OTHERWISE. NEITHER

BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS ANY OBLIGATION UNDER ANY WRITTEN TAX SHARING AGREEMENT.

              3.13    ERISA.

                     (a) Schedule 3.13 lists all Plans maintained or contributed to by Borrower or any Subsidiary and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including, without limitation, the filing of reports required under ERISA or the IRC which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, any Subsidiary of Borrower nor other ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by
Section 412 of the IRC or Section 302 of ERISA or the terms of any such plan. With respect to all Retiree Welfare Plans, there are no future anticipated expenses pursuant to the latest actuarial projections of liabilities, and copies of such latest projections have been provided to Agent. With respect to Pension Plans, other than Qualified Plans, there are no liabilities for current participants thereunder using PBGC interest assumptions. Neither Borrower nor any Subsidiary of Borrower has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

                     (b) Except as set forth in Schedule 3.13: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan, or (z) Borrower or any ERISA Affiliate with respect to any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five (5) years neither Borrower nor any Subsidiary of Borrower nor other ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity;
(vi) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower and each Subsidiary of Borrower or other ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

              3.14 NO LITIGATION. EXCEPT AS SET FORTH IN SCHEDULE 3.14, NO ACTION, CLAIM OR PROCEEDING IS NOW PENDING OR, TO THE KNOWLEDGE OF BORROWER, THREATENED AGAINST BORROWER OR ANY SUBSIDIARY OF BORROWER, AT LAW, IN EQUITY OR OTHERWISE, BEFORE ANY COURT, BOARD, COMMISSION, AGENCY OR INSTRUMENTALITY OF ANY FEDERAL, STATE, OR LOCAL GOVERNMENT OR OF ANY AGENCY OR SUBDIVISION THEREOF, OR BEFORE ANY ARBITRATOR OR PANEL OF ARBITRATORS WHICH (A) CHALLENGES ANY SUCH PERSON'S RIGHT, POWER, OR COMPETENCE TO ENTER INTO OR PERFORM ANY OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR THE VALIDITY OR ENFORCEABILITY OF ANY LOAN DOCUMENT OR ANY ACTION TAKEN THEREUNDER, (B) IF DETERMINED ADVERSELY, COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT OR (C) THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE RIGHTS OR REMEDIES OF THE AGENT OR THE LENDERS OR ON THE ABILITY OF BORROWER TO PERFORM ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. TO THE KNOWLEDGE OF BORROWER THERE DOES NOT EXIST A STATE OF FACTS WHICH IS REASONABLY LIKELY TO GIVE RISE TO SUCH PROCEEDINGS AND WHICH COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT.

              3.15 BROKERS. EXCEPT AS SET FORTH IN SCHEDULE 3.15, NO BROKER OR FINDER ACTING ON BEHALF OF BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER (I) BROUGHT ABOUT THE OBTAINING, MAKING OR CLOSING OF THE LOANS OR ANY OTHER TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, OR (II) HAS OR WILL BRING ABOUT THE CONSUMMATION OF THE BTITC TRANSACTION, THE FIBERSOUTH ACQUISITION, THE STOCK PURCHASE OR ANY TRANSACTIONS CONTEMPLATED THEREBY, AND BORROWER HAS NO OBLIGATION TO ANY PERSON IN RESPECT OF ANY FINDER'S OR BROKERAGE FEES IN CONNECTION THEREWITH.

              3.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. EXCEPT AS OTHERWISE SET FORTH IN SCHEDULE 3.16, BORROWER AND EACH SUBSIDIARY OF BORROWER OWNS ALL MATERIAL LICENSES, PATENTS, PATENT APPLICATIONS, COPYRIGHTS, SERVICE MARKS, TRADEMARKS, TRADEMARK APPLICATIONS, AND TRADE NAMES NECESSARY TO CONTINUE TO CONDUCT ITS BUSINESS AS HERETOFORE CONDUCTED BY IT, NOW CONDUCTED BY IT AND PROPOSED TO BE CONDUCTED BY IT, EACH OF WHICH IS LISTED, TOGETHER WITH UNITED STATES PATENT AND TRADEMARK OFFICE APPLICATION OR REGISTRATION NUMBERS, WHERE APPLICABLE, IN SCHEDULE 3.16. EXCEPT AS SET FORTH IN SCHEDULE 3.16, BORROWER AND EACH SUBSIDIARY OF BORROWER CONDUCTS BUSINESS WITHOUT INFRINGEMENT OR CLAIM OF INFRINGEMENT OF ANY LICENSE, PATENT, COPYRIGHT, SERVICE MARK, TRADEMARK, TRADE NAME, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT OF OTHERS, EXCEPT WHERE SUCH INFRINGEMENT OR CLAIM OF INFRINGEMENT COULD NOT HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT. EXCEPT AS SET FORTH IN SCHEDULE 3.16, THERE IS NO INFRINGEMENT OR CLAIM OF INFRINGEMENT BY OTHERS OF ANY MATERIAL LICENSE, PATENT, COPYRIGHT, SERVICE MARK, TRADEMARK, TRADE NAME, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT OF BORROWER OR ANY SUBSIDIARY OF BORROWER.

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              3.17 FULL DISCLOSURE. NO INFORMATION CONTAINED IN THIS AGREEMENT,
THE OTHER LOAN DOCUMENTS, THE FINANCIALS, THE RELATED TRANSACTIONS DOCUMENTS OR ANY WRITTEN STATEMENT FURNISHED BY OR ON BEHALF OF BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER PURSUANT TO THE TERMS OF THIS AGREEMENT, WHICH HAS PREVIOUSLY BEEN DELIVERED TO AGENT OR ANY LENDER, CONTAINS ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITS TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS CONTAINED HEREIN OR THEREIN NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE.

              3.18 HAZARDOUS MATERIALS. EXCEPT AS SET FORTH IN SCHEDULE 3.18, THE SUBJECT PROPERTY IS FREE OF CONTAMINATION FROM ANY HAZARDOUS MATERIAL. IN ADDITION, SCHEDULE 3.18 DISCLOSES EXISTING OR POTENTIAL ENVIRONMENTAL LIABILITIES OF BORROWER OR ANY SUBSIDIARY OF BORROWER OF WHICH BORROWER HAS KNOWLEDGE, WHICH COULD CONSTITUTE OR RESULT IN A MATERIAL ADVERSE EFFECT OR ENVIRONMENTAL LIABILITIES AND COSTS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS CAUSED OR SUFFERED TO OCCUR ANY RELEASE AT, UNDER, ABOVE OR WITHIN ANY REAL PROPERTY WHICH IT OWNS OR LEASES. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER IS INVOLVED IN OPERATIONS WHICH, TO THE BEST OF SUCH PERSON'S KNOWLEDGE, COULD LEAD TO THE IMPOSITION OF ANY LIABILITY OR LIEN ON IT, OR ANY OWNER OF ANY PREMISES WHICH IT OCCUPIES, UNDER THE ENVIRONMENTAL LAWS, AND NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER HAS, TO THE BEST OF SUCH PERSON'S KNOWLEDGE, PERMITTED ANY TENANT OR OCCUPANT OF SUCH PREMISES TO ENGAGE IN ANY SUCH ACTIVITY.

              3.19 INSURANCE POLICIES. PART II OF SCHEDULE 3.19 LISTS ALL INSURANCE OF ANY NATURE MAINTAINED FOR CURRENT OCCURRENCES BY BORROWER AND EACH SUBSIDIARY OF BORROWER, AS WELL AS A SUMMARY OF THE TERMS OF SUCH INSURANCE. THE COLLATERAL AND ALL OTHER PROPERTY AND ASSETS OF BORROWER ARE INSURED IN ACCORDANCE WITH THE REQUIREMENTS OF THIS AGREEMENT.

              3.20 DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 3.20 LISTS ALL BANKS AND OTHER FINANCIAL INSTITUTIONS AT WHICH BORROWER AND EACH SUBSIDIARY OF BORROWER MAINTAINS DEPOSITS AND/OR OTHER ACCOUNTS, INCLUDING, WITHOUT LIMITATION, THE DISBURSEMENT ACCOUNTS AND THE LOCKBOX ACCOUNT, AND SUCH SCHEDULE CORRECTLY IDENTIFIES THE NAME, ADDRESS AND TELEPHONE NUMBER OF EACH SUCH DEPOSITORY, THE NAME IN WHICH THE ACCOUNT IS HELD, A DESCRIPTION OF THE PURPOSE OF THE ACCOUNT, AND THE COMPLETE ACCOUNT NUMBER.

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              3.21 MATERIAL AGREEMENTS. SCHEDULE 3.21 LISTS ALL OUTSTANDING
MATERIAL CONTRACTS AND AGREEMENTS ("MATERIAL AGREEMENTS") TO WHICH BORROWER WILL BE A PARTY AS OF THE CLOSING DATE, EXCEPT (A) THE LEASES LISTED IN SCHEDULE 3.6,
(B) CONTRACTS ENTERED INTO IN THE ORDINARY COURSE OF BORROWER'S BUSINESS WITH ANY CUSTOMER THAT DID NOT PURCHASE AN AGGREGATE OF MORE THAN $300,000 IN PRODUCTS OR SERVICES IN 1996, (C) PURCHASE ORDERS COVERING INVENTORY ORDERED IN THE ORDINARY COURSE OF BUSINESS, (D) CONTRACTS ENTERED INTO IN THE ORDINARY COURSE OF BORROWER'S BUSINESS (OTHER THAN WITH VENDORS OR CUSTOMERS), WHICH DO NOT INVOLVE AN AGGREGATE EXPENDITURE IN ANY YEAR OF MORE THAN $300,000 AND WHICH DO NOT HAVE A TERM EXCEEDING ONE (1) YEAR, AND (E) WRITTEN SALES COMMISSION AGREEMENTS. EXCEPT AS SET FORTH IN SCHEDULE 3.21, EACH MATERIAL AGREEMENT IS IN FULL FORCE AND EFFECT AND IS BINDING UPON PARTIES THERETO, NO SUCH MATERIAL AGREEMENT HAS BEEN AMENDED AND THERE EXISTS NO DEFAULT UNDER ANY MATERIAL AGREEMENT BY ANY PARTY THERETO.

              3.22    LIENS.

                     (a) No effective security agreement, financing statement, mortgage, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral, except (i) those filed by Borrower in favor of Lenders pursuant to the Security Agreement and the other Collateral Documents, and (ii) those relating to Permitted Liens.

                     (b) The information set forth in the Perfection Certificate, substantially in the form of Exhibit G hereto, delivered by Borrower to Agent on or prior to the Closing Date, is true, correct and complete as of the Closing Date.

                     (c) As a result of the filing of appropriate financing statements in the jurisdictions listed in Schedule 3.22 hereto, this Agreement and the other Collateral Documents will be at the Closing Date effective to create a valid and continuing Lien upon, and first priority perfected security interest in favor of Lenders in, the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC, except for the Permitted Liens, and is enforceable as such as against creditors of, and purchasers from, Borrower (other than purchasers of Inventory in the ordinary course of business). All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken. On or promptly after the Closing Date, the Company shall furnish to Agent search reports from each UCC filing office set forth in Schedule 3.22 hereto confirming the filing information set forth in such Schedule.

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              3.23 INSTRUMENTS. SCHEDULE 3.23 HERETO LISTS ALL INSTRUMENTS OF
BORROWER. ALL ACTION NECESSARY OR DESIRABLE TO PERMIT LENDERS TO PROTECT AND PERFECT THE LIEN AND SECURITY INTEREST OF AGENT ON BEHALF OF LENDERS IN EACH ITEM SET FORTH IN SCHEDULE 3.23 HERETO, INCLUDING, WITHOUT LIMITATION, THE EXECUTION AND DELIVERY TO AGENT OF A NOTIFICATION TO A FINANCIAL INTERMEDIARY CONCERNING AGENT'S SECURITY IN THE INSTRUMENTS, HAS BEEN MADE. NONE OF THE INSTRUMENTS ARE SUBJECT TO ANY LIENS, SECURITY INTERESTS OR OTHER ENCUMBRANCES EXCEPT PERMITTED LIENS AND THOSE LIENS SPECIFICALLY DESIGNATED IN SCHEDULE 6.7 HERETO. BORROWER SHALL NOT CHANGE THE LOCATION OF ITS SECURITIES ACCOUNTS OR TAKE ANY OTHER ACTION WHICH WOULD RENDER INACCURATE THE FOREGOING NOTIFICATION TO THE FINANCIAL INTERMEDIARY REGARDING AGENT'S SECURITY INTEREST IN THE INSTRUMENTS.

              3.24 ACCOUNTS. WITH RESPECT TO ANY ACCOUNT SCHEDULED OR LISTED ON THE SCHEDULE OF ACCOUNTS OR ANY OTHER STATEMENT OR REPORT DELIVERED TO AGENT OR LENDERS PURSUANT TO THE TERMS OF THIS AGREEMENT, Section 5.10(a) OF THE SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, UNLESS OTHERWISE INDICATED IN WRITING TO AGENT OR LENDERS: (A) AGENT OR LENDERS MAY RELY UPON ALL STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY BORROWER IN ANY SCHEDULE OF ACCOUNTS OR OTHERWISE IN DETERMINING WHICH ACCOUNTS LISTED IN SUCH SCHEDULE OF ACCOUNTS ARE TO BE DEEMED ELIGIBLE ACCOUNTS; (B) THE ACCOUNTS REPRESENT BONA FIDE SALES OF INVENTORY AND/OR SERVICES TO CUSTOMERS IN THE ORDINARY COURSE OF BORROWER'S BUSINESS COMPLETED IN ACCORDANCE WITH THE TERMS AND PROVISIONS CONTAINED IN THE DOCUMENTS AVAILABLE TO AGENT AND LENDERS WITH RESPECT THERETO, AND ARE NOT EVIDENCED BY A JUDGMENT, INSTRUMENT OR CHATTEL PAPER; (C) THE AMOUNTS SHOWN ON ANY AGED RECEIVABLE TRIAL BALANCE DELIVERED BY BORROWER TO AGENT OR LENDERS PURSUANT TO THE TERMS OF THIS AGREEMENT OR ON BORROWER'S BOOKS AND RECORDS, AND ALL INVOICES AND STATEMENTS WHICH MAY BE DELIVERED TO AGENT OR LENDERS WITH RESPECT THERETO ARE ACTUALLY AND ABSOLUTELY OWING TO BORROWER AND ARE NOT IN ANY WAY CONTINGENT; (D) NO PAYMENTS HAVE BEEN OR SHALL BE MADE TO BORROWER WITH RESPECT TO THE ACCOUNTS OR OTHER COLLATERAL EXCEPT PAYMENTS IMMEDIATELY DELIVERED TO AGENT PURSUANT TO THE TERMS OF ANNEX A HERETO; (E) THERE ARE NO MATERIAL SETOFFS, CLAIMS OR DISPUTES EXISTING OR ASSERTED WITH RESPECT TO ANY ACCOUNTS AND BORROWER HAS NOT MADE ANY AGREEMENT WITH ANY ACCOUNT DEBTOR FOR ANY DEDUCTION THEREFROM EXCEPT A DISCOUNT OR ALLOWANCE ALLOWED BY BORROWER IN THE ORDINARY COURSE OF ITS BUSINESS FOR PROMPT PAYMENT; (F) TO THE BEST OF BORROWER'S KNOWLEDGE, THERE ARE NO FACTS, EVENTS OR OCCURRENCES WHICH IN ANY WAY IMPAIR THE VALIDITY OR ENFORCEMENT THEREOF OR TEND TO REDUCE THE AMOUNT PAYABLE UNDER ANY ACCOUNT EXCEPT AS SHOWN ON THE RESPECTIVE AGED RECEIVABLE TRIAL BALANCES, BORROWER'S BOOKS AND RECORDS AND ALL INVOICES AND STATEMENTS DELIVERED TO AGENT OR LENDERS WITH RESPECT THERETO; (G) TO THE BEST OF BORROWER'S KNOWLEDGE, ALL ACCOUNT DEBTORS HAVE THE CAPACITY TO CONTRACT; (H) BORROWER HAS RECEIVED NO NOTICE OF PROCEEDINGS OR ACTIONS WHICH ARE THREATENED OR PENDING AGAINST ANY ACCOUNT DEBTOR WHICH MIGHT RESULT IN ANY MATERIAL ADVERSE EFFECT; AND (I) BORROWER HAS NO KNOWLEDGE THAT ANY ACCOUNT DEBTOR IS UNABLE GENERALLY TO PAY ITS DEBTS AS THEY BECOME DUE.

              3.25 INVENTORY. WITH RESPECT TO ANY INVENTORY SCHEDULED OR LISTED ON THE SCHEDULE OF INVENTORY OR ANY OTHER STATEMENT OR REPORT DELIVERED TO AGENT OR LENDERS PURSUANT TO THE TERMS OF THIS AGREEMENT, Section 5.10(c) OF THE SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, UNLESS OTHERWISE INDICATED IN WRITING TO LENDER: (A) SUCH INVENTORY

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IS LOCATED AT THE LOCATIONS SET FORTH IN PARAGRAPH 2(D) OF THE PERFECTION
CERTIFICATE; (B) BORROWER HAS GOOD, INDEFEASIBLE AND MERCHANTABLE TITLE TO SUCH INVENTORY AND SUCH INVENTORY IS NOT SUBJECT TO ANY LIEN OR SECURITY INTEREST OR DOCUMENT WHATSOEVER EXCEPT FOR THE FIRST PRIORITY, PERFECTED SECURITY INTEREST GRANTED TO LENDERS HEREUNDER AND THE PERMITTED LIENS; (C) SUCH INVENTORY IS IN ALL MATERIAL RESPECTS OF GOOD AND MERCHANTABLE QUALITY, FREE FROM ANY DEFECTS;
(D) SUCH INVENTORY IS NOT SUBJECT TO ANY LICENSING, PATENT, ROYALTY, TRADEMARK, TRADE NAME OR COPYRIGHT AGREEMENTS WITH ANY THIRD PARTIES; (E) THE COMPLETION OF MANUFACTURE, SALE OR OTHER DISPOSITION OF SUCH INVENTORY BY LENDERS FOLLOWING AN EVENT OF DEFAULT SHALL NOT REQUIRE THE CONSENT OF ANY PERSON AND SHALL NOT CONSTITUTE A BREACH OR DEFAULT UNDER ANY CONTRACT OR AGREEMENT TO WHICH BORROWER IS A PARTY OR TO WHICH SUCH PROPERTY IS SUBJECT; (F) EXCEPT AS SET FORTH IN PARAGRAPH 2(E) OF THE PERFECTION CERTIFICATE OR AS NOTIFIED IN WRITING TO AGENT OR LENDERS, NO SUCH INVENTORY IS STORED WITH A BAILEE, WAREHOUSEMAN, CONSIGNEE OR SIMILAR PARTY; AND (G) ALL INVENTORY HAS OR WILL HAVE BEEN PRODUCED IN COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF THE FAIR LABOR STANDARDS ACT, AS AMENDED.

              3.26 EQUIPMENT. WITH RESPECT TO ANY EQUIPMENT SCHEDULED OR LISTED ON THE SCHEDULE OF EQUIPMENT OR ANY OTHER STATEMENT OR REPORT DELIVERED TO AGENT OR LENDERS PURSUANT TO THE TERMS OF THIS AGREEMENT, Section 5.10(b) OF THE SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, UNLESS OTHERWISE INDICATED IN WRITING TO AGENT OR LENDERS: (A) ALL SUCH EQUIPMENT IS IN GOOD ORDER AND REPAIR IN ALL MATERIAL RESPECTS; (B) BORROWER HAS GOOD, VALID AND INDEFEASIBLE TITLE TO SUCH EQUIPMENT AND SUCH EQUIPMENT IS NOT SUBJECT TO ANY LIEN OR SECURITY INTEREST OR DOCUMENT WHATSOEVER EXCEPT FOR THE FIRST PRIORITY, PERFECTED SECURITY INTERESTED GRANTED TO LENDERS HEREUNDER AND THE PERMITTED LIENS; AND
(C) SUCH EQUIPMENT IS NOT SUBJECT TO ANY LICENSING, PATENT, ROYALTY, TRADEMARK, TRADE NAME OR COPYRIGHT AGREEMENT WITH ANY THIRD PARTIES WHICH WOULD MATERIALLY IMPAIR LENDER'S SECURITY INTEREST THEREIN.

              3.27    OTHER REPRESENTATIONS AND WARRANTIES.

                     (a) Borrower represents and warrants that each of the representations and warranties given or to be given by Borrower, BTITC, or any Subsidiary of Borrower in connection with the Related Transactions Documents are true and correct in all material respects as of the date hereof, and such representations and warranties are hereby incorporated herein by this reference as of such dates with the same effect as though set forth in their entirety herein. Neither Borrower, BTITC, nor any other party to any Related Transactions Documents is in default in the performance or compliance with any provision thereof. The Related Transactions Documents each comply with, and the transactions contemplated thereby have or will be consummated in accordance with all Applicable Law. Each of the Related Transactions Documents is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over Borrower, BTITC or the other parties referenced therein, with respect to the transactions contemplated by the Related Transactions Documents, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated thereby in the conduct by Borrower or BTITC of their business thereafter.

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                     (b) Notwithstanding anything in the Related Transactions
Documents to the contrary, the representations and warranties of Borrower, BTITC, or any Subsidiary of Borrower in the Related Transactions Documents incorporated in this Agreement by subsection 3.27(A) shall, solely for the purposes of this Agreement, survive the execution and delivery of the Related Transactions Documents, the execution and delivery of this Agreement and the other Loan Documents, the making of the Loans hereunder and the execution and delivery of the BTITC Senior Notes.

              3.28 BTITC. PRIOR TO THE CLOSING DATE, BTITC WILL NOT HAVE ENGAGED IN ANY BUSINESS OR INCURRED ANY INDEBTEDNESS OR OTHER LIABILITY (EXCEPT IN CONNECTION WITH ITS CORPORATION FORMATION, THE RELATED TRANSACTIONS DOCUMENTS AND THE OTHER LOAN DOCUMENTS).

3.44. FINANCIAL STATEMENTS AND INFORMATION

              4.1 REPORTS AND NOTICES. BORROWER COVENANTS AND AGREES THAT FROM AND AFTER THE CLOSING DATE AND UNTIL THE COMMITMENT TERMINATION DATE, IT SHALL DELIVER TO AGENT THE FINANCIAL STATEMENTS, NOTICES AND PROJECTIONS AT THE TIMES AND IN THE MANNER SET FORTH BELOW.

                      (a) Within twenty (20) days after the end of each Fiscal Month, copies of the unaudited consolidated balance sheet of Borrower as of the end of such Fiscal Month and the related consolidated statements of income and cash flow for such Fiscal Month and for that portion of the Fiscal Year ending as of the end of such Fiscal Month, setting forth in comparative form in each case the consolidated and consolidating budgeted figures for the corresponding periods and the consolidated and consolidating actual figures for the corresponding periods in the preceding Fiscal Year, accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth in SECTION 6.11, and (ii) the certification of the chief executive officer or chief financial officer of Borrower that, to the best of such officer's knowledge, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP (except for normal year-end adjustments and the inclusion of footnotes) the consolidated financial position and the consolidated results of operations of Borrower as at the end of such Fiscal Month and for the Fiscal Month then ended, and specifying, to the best of such officer's knowledge, whether there was any Default or Event of Default in existence as of such time.

                      (b) Within twenty (20) days after the end of each Fiscal Month, a management's discussion and analysis of variances of actual results to budget and prior year for each of the periods set forth in paragraph (a) of this
SECTION 4.1.

                      (c) Within one hundred twenty (120) days after the close of each Fiscal Year, a copy of the annual audited consolidated and consolidating financial statements of Borrower consisting of the consolidated and consolidating balance sheets and consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow, setting forth in comparative form in each case the consolidated and consolidating figures for the previous Fiscal Year, which financial statements shall be prepared in


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accordance with GAAP, accompanied by an auditor's report, without qualification as to deviation from GAAP or material misstatement or omission and unqualified by the independent certified public accountants regularly retained by Borrower, or any other firm of independent certified public accountants of recognized national standing selected by Borrower and reasonably acceptable to Agent accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth in SECTION 6.11, (ii) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred with regard to any of the Obligations or specifying each Default or Event of Default of which they became aware, and (iii) a certification of the chief executive officer or chief financial officer of Borrower that, to the best of such officer's knowledge and belief, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated and consolidating financial position, the consolidated and consolidating results of operations and the changes in consolidated and consolidating financial position of Borrower as at the end of such Fiscal Year and specifying, to the best of such officer's knowledge, whether there was any Default or Event of Default in existence as of such time.

                      (d) Within one hundred and twenty (120) days after the end of the Fiscal Year, a management's discussion and analysis of variances of actual results to budget and prior year for the Fiscal Year.

                      (e) As soon as available and in any event within twenty
(20) days after the end of each Fiscal Month and from time to time within twenty
(20) days of the request of Agent, a Borrowing Base Certificate as of the last day of such period (or if requested by Agent, as of the date of request), in form and substance acceptable to Agent.

                      (f) As soon as practicable, but in any event within two
(2) Business Days after Borrower determines the existence of any Default or Event of Default, or any development or other information which could be reasonably expected to have a Material Adverse Effect, telephonic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

                      (g) Within thirty (30) days prior to the beginning of each Fiscal Year, Borrower's budget (the "Budget") as approved by Borrower's senior management, which shall include:

                      (h) projected balance sheet of Borrower for such Fiscal Year, on a Fiscal Month basis;

                      (i) projected cash flow statement of Borrower, including summary details of cash disbursements, including for Capital Expenditures, for such Fiscal Year, on a Fiscal Month basis;

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                      (j) projected income statements of Borrower for such
Fiscal Year, on a Fiscal Month basis; and

                      (k) a summary of key assumptions underlying all of the materials delivered pursuant to this paragraph (f) of SECTION 4.1, together with appropriate supporting details as reasonably requested by Agent.

                      (l) Upon the reasonable request of Agent, Borrower's latest forecast of annual results containing the year-to-date actual results as of the end of the latest Fiscal Month and the projections for the remaining portion of the Fiscal Year including any revisions to Budget for such periods, in form and detail satisfactory to Agent.

                      (m) Upon the reasonable request of Agent, copies of all federal, state, local and foreign tax returns and reports filed by or on behalf of Borrower in respect of income, franchise or other taxes on or measured by income, sales, property, payroll or other taxes of Borrower.

                      (n) Within a reasonable period of time from, but no more than fifteen (15) days after, Agent's request, such other information respecting Borrower's, BTITC's and each Subsidiary of Borrower's business, financial condition or prospects as Agent may, from time to time, reasonably request.

              4.2 COMMUNICATION WITH ACCOUNTANTS. BORROWER (FOR ITSELF AND EACH SUBSIDIARY) AUTHORIZES AGENT TO COMMUNICATE DIRECTLY WITH ITS, BTITC'S AND EACH SUBSIDIARY OF BORROWER'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND TAX ADVISORS AND AUTHORIZES THOSE ACCOUNTANTS TO DISCLOSE TO AGENT ANY AND ALL FINANCIAL STATEMENTS AND OTHER SUPPORTING FINANCIAL DOCUMENTS AND SCHEDULES INCLUDING, WITHOUT LIMITATION, COPIES OF ANY MANAGEMENT LETTER WITH RESPECT TO THE BUSINESS, FINANCIAL CONDITION AND OTHER AFFAIRS OF BORROWER, BTITC AND SUCH SUBSIDIARY. AT OR BEFORE THE CLOSING DATE, BORROWER SHALL DELIVER A LETTER ADDRESSED TO SUCH ACCOUNTANTS AND TAX ADVISORS INSTRUCTING THEM TO COMPLY WITH THE PROVISIONS OF THIS Section 4 AND AUTHORIZING AGENT TO RELY ON THE CERTIFIED FINANCIAL STATEMENTS PREPARED BY SUCH ACCOUNTANTS.

4.5. AFFIRMATIVE COVENANTS

              Borrower covenants and agrees (for itself and its Subsidiaries) that, unless Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

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              5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. BORROWER
SHALL (AND SHALL CAUSE EACH SUBSIDIARY TO): (A) DO OR CAUSE TO BE DONE ALL THINGS NECESSARY TO PRESERVE AND KEEP IN FULL FORCE AND EFFECT ITS CORPORATE EXISTENCE AND ITS RIGHTS AND FRANCHISES; (B) CONTINUE TO CONDUCT ITS BUSINESS SUBSTANTIALLY AS NOW CONDUCTED OR AS OTHERWISE PERMITTED HEREUNDER; (C) AT ALL TIMES MAINTAIN, PRESERVE AND PROTECT ALL OF ITS TRADEMARKS, TRADE NAMES AND ALL OTHER INTELLECTUAL PROPERTY AND RIGHTS AS LICENSEE OR LICENSOR THEREOF, AND PRESERVE THE COLLATERAL AND ALL THE REMAINDER OF ITS PROPERTY, IN USE OR USEFUL IN THE CONDUCT OF ITS BUSINESS AND KEEP THE SAME IN GOOD REPAIR, WORKING ORDER AND CONDITION (TAKING INTO CONSIDERATION ORDINARY WEAR AND TEAR) AND FROM TIME TO TIME MAKE, OR CAUSE TO BE MADE, ALL NECESSARY OR APPROPRIATE REPAIRS, REPLACEMENTS AND IMPROVEMENTS THERETO CONSISTENT WITH INDUSTRY PRACTICES, SO THAT THE BUSINESS CARRIED ON IN CONNECTION THEREWITH MAY BE PROPERLY AND ADVANTAGEOUSLY CONDUCTED AT ALL TIMES; (D) KEEP AND MAINTAIN ITS EQUIPMENT IN GOOD OPERATING CONDITION SUFFICIENT FOR THE CONTINUATION OF SUCH PERSON'S BUSINESS CONDUCTED ON A BASIS CONSISTENT WITH PAST PRACTICES, SHALL PROVIDE OR ARRANGE FOR ALL MAINTENANCE AND SERVICE AND ALL REPAIRS NECESSARY FOR SUCH PURPOSE AND SHALL EXERCISE PROPER CUSTODY OVER ALL SUCH PROPERTY; AND (E) TRANSACT BUSINESS ONLY IN SUCH NAMES SET FORTH IN SCHEDULE 3.2.

              5.2     PAYMENT OF OBLIGATIONS.

                      (a) Borrower shall: (i) pay and discharge or cause to be paid and discharged all of its Obligations, as and when they become due; (ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness (other than the Obligations); and (iii) subject to
SECTION 5.2(B), pay and discharge, or cause to be paid and discharged promptly,
(A) all Charges imposed upon it or any Subsidiary of Borrower or its or their income and profits, or any of its property (real, personal or mixed), and (B) all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default where the failure to do so would have a Material Adverse Effect.

                      (b) Borrower or any Subsidiary of Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under SECTION 5.2(A)(III); PROVIDED, that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default shall have occurred, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (v) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vii) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

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              5.3 BOOKS AND RECORDS. BORROWER SHALL (AND SHALL CAUSE EACH
SUBSIDIARY TO) KEEP ADEQUATE RECORDS AND BOOKS OF ACCOUNT WITH RESPECT TO ITS BUSINESS ACTIVITIES, IN WHICH PROPER ENTRIES, REFLECTING ALL OF ITS CONSOLIDATED AND CONSOLIDATING FINANCIAL TRANSACTIONS, ARE MADE IN ACCORDANCE WITH GAAP AND ON A BASIS CONSISTENT WITH THE FINANCIALS REFERRED TO IN PART I OF SCHEDULE 3.4.

              5.4 LITIGATION. BORROWER SHALL NOTIFY AGENT IN WRITING, PROMPTLY UPON LEARNING THEREOF, OF ANY LITIGATION COMMENCED OR THREATENED AGAINST BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER, AND OF THE INSTITUTION AGAINST ANY SUCH PERSON OF ANY SUIT OR ADMINISTRATIVE PROCEEDING THAT (A) MAY INVOLVE AN AMOUNT IN EXCESS OF $250,000, OR (B) COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT IF ADVERSELY DETERMINED. BORROWER SHALL NOTIFY AGENT OF ANY AND ALL CLAIMS, ACTIONS, OR LAWSUITS ASSERTED OR INSTITUTED, AND OF ANY THREATENED LITIGATION, OR CLAIMS, AGAINST BORROWER, OR AGAINST ANY ERISA AFFILIATE IN CONNECTION WITH ANY PLAN MAINTAINED, AT ANY TIME, BY BORROWER OR ANY ERISA AFFILIATE, OR TO WHICH BORROWER OR ANY ERISA AFFILIATE HAS OR HAD AT ANY TIME ANY OBLIGATION TO CONTRIBUTE, OR AGAINST ANY SUCH PLAN ITSELF, OR AGAINST ANY FIDUCIARY OF OR SERVICE PROVIDED TO ANY SUCH PLAN.

              5.5     INSURANCE.

                      (a) Borrower shall, at its (or each Subsidiary of Borrower's) sole cost and expense, maintain or cause to be maintained the policies of insurance described in Schedule 3.19 in form and with insurers reasonably recognized as adequate by Agent. Such policies shall be in such amounts and shall comply at all times with the standards as set forth in Part I of Schedule 3.19, and copies of such policies shall be delivered to Agent. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in Schedule 3.19.

                      (b) Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent for the benefit of Lenders. Borrower irrevocably makes, constitutes and appoints Agent for the benefit of Lenders (and all officers, employees or agents designated by Agent), as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance.

                      ( ) In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems


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

advisable. All sums so disbursed, including, without limitation, attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral; provided, that if and to the extent Borrower fails to promptly pay any of such sums upon Agent's demand therefor, Agent on behalf of Lenders is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

                      (c) Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to adequately protect Lender's interests, in Agent's sole discretion. Borrower shall, if so requested by Agent, deliver to Agent as often as Agent may request, a report of a reputable insurance broker, satisfactory to Agent, with respect to Borrower's insurance policies.

                      (d) Borrower shall deliver to Agent, endorsements to all of its and each Subsidiary of Borrower's (i) "All Risk" or "Special Causes of Loss" insurance and business interruption insurance naming Agent as loss payee, and (ii) general liability and other liability policies naming Agent for the benefit of Lenders as additional insured.

                      (e) Any proceeds of insurance referred to in this SECTION
5.5 which are paid to Agent, for the account of Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment of the Obligations.

              5.6 COMPLIANCE WITH LAWS. BORROWER SHALL (AND SHALL CAUSE EACH SUBSIDIARY OF BORROWER TO) COMPLY IN ALL MATERIAL RESPECTS WITH ALL FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS APPLICABLE TO IT, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO LICENSING, ENVIRONMENTAL, ERISA AND LABOR MATTERS.

              5.7 AGREEMENTS. BORROWER SHALL (AND SHALL CAUSE EACH SUBSIDIARY OF BORROWER TO) PERFORM AND COMPLY WITH, WITHIN ALL REQUIRED TIME PERIODS, ALL OF ITS OBLIGATIONS AND ENFORCE ALL OF ITS RIGHTS UNDER EACH AGREEMENT TO WHICH IT IS A PARTY, INCLUDING, WITHOUT LIMITATION, ANY LEASES AND CUSTOMER CONTRACTS TO WHICH IT IS A PARTY WHERE THE FAILURE TO SO PERFORM AND ENFORCE COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT. BORROWER SHALL NOT (AND SHALL NOT PERMIT ANY SUBSIDIARY OF BORROWER TO) TERMINATE OR MODIFY ANY PROVISION OF ANY AGREEMENT TO WHICH IT IS A PARTY WHICH TERMINATION OR MODIFICATION COULD HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT.

              5.8 SUPPLEMENTAL DISCLOSURE. ON THE REQUEST OF AGENT (IN THE EVENT THAT SUCH INFORMATION IS NOT OTHERWISE DELIVERED BY BORROWER TO AGENT PURSUANT TO THIS AGREEMENT), SO LONG AS THERE ARE OBLIGATIONS OUTSTANDING HEREUNDER, BUT NOT MORE FREQUENTLY THAN EVERY THREE (3) MONTHS, BORROWER WILL SUPPLEMENT (OR CAUSE TO BE SUPPLEMENTED) EACH SCHEDULE HERETO, OR REPRESENTATION HEREIN OR TO OR IN ANY OTHER LOAN DOCUMENT WITH RESPECT TO ANY MATTER HEREAFTER ARISING WHICH, IF EXISTING OR OCCURRING AT THE DATE OF THIS AGREEMENT, WOULD HAVE BEEN REQUIRED TO BE SET FORTH OR DESCRIBED IN SUCH SCHEDULE OR AS AN EXCEPTION TO SUCH REPRESENTATION OR WHICH IS NECESSARY TO CORRECT ANY INFORMATION IN SUCH SCHEDULE OR


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

REPRESENTATION WHICH HAS BEEN RENDERED INACCURATE THEREBY; PROVIDED, THAT SUCH SUPPLEMENT TO SUCH SCHEDULE OR REPRESENTATION SHALL NOT BE DEEMED AN AMENDMENT THEREOF UNLESS EXPRESSLY CONSENTED TO IN WRITING BY AGENT, AND NO SUCH AMENDMENTS, EXCEPT AS THE SAME MAY BE CONSENTED TO IN A WRITING WHICH EXPRESSLY INCLUDES A WAIVER, SHALL BE OR BE DEEMED A WAIVER BY LENDERS OF ANY DEFAULT OR EVENT OF DEFAULT DISCLOSED THEREIN.

              5.9 ENVIRONMENTAL MATTERS. BORROWER SHALL (AND SHALL CAUSE EACH SUBSIDIARY TO): (A) COMPLY IN ALL MATERIAL RESPECTS WITH THE ENVIRONMENTAL LAWS APPLICABLE TO IT; (B) NOTIFY AGENT PROMPTLY AFTER BORROWER BECOMES AWARE OF ANY RELEASE UPON ANY PREMISES OWNED OR OCCUPIED BY IT; AND (C) PROMPTLY FORWARD TO AGENT A COPY OF ANY ORDER, NOTICE, PERMIT, APPLICATION, OR ANY COMMUNICATION OR REPORT RECEIVED BY BORROWER IN CONNECTION WITH ANY SUCH RELEASE OR ANY OTHER MATTER RELATING TO THE ENVIRONMENTAL LAWS THAT MAY AFFECT SUCH PREMISES OR BORROWER. THE PROVISIONS OF THIS Section 5.9 SHALL APPLY WHETHER OR NOT THE ENVIRONMENTAL PROTECTION AGENCY, ANY OTHER FEDERAL AGENCY OR ANY STATE OR LOCAL ENVIRONMENTAL AGENCY HAS TAKEN OR THREATENED ANY ACTION IN CONNECTION WITH ANY RELEASE OR THE PRESENCE OF ANY HAZARDOUS MATERIALS.

              5.10 LANDLORD'S AGREEMENTS. BORROWER SHALL UTILIZE ITS BEST EFFORTS TO OBTAIN, WITHIN NINETY (90) DAYS OF THE CLOSING DATE, A LANDLORD'S WAIVER AGREEMENT IN FORM ACCEPTABLE TO AGENT FROM EACH LESSOR OF LEASED PREMISES UPON WHICH COLLATERAL IS LOCATED (AND AS TO WHICH THERE IS NOT A PRESENTLY EFFECTIVE AGREEMENT BETWEEN SUCH PARTY AND GE CAPITAL), PROVIDED, HOWEVER, THAT BORROWER MAY EXCLUDE ANY LEASED PREMISES WITH COLLATERAL THE VALUE OF WHICH IS LESS THAN $50,000, BUT SHALL NOT EXCLUDE MORE THAN $250,000 OF SUCH COLLATERAL IN THE AGGREGATE.

              5.11 SUBSIDIARY. PRIOR TO FORMING ANY SUBSIDIARY, BORROWER SHALL:
(A) PROVIDE NOT LESS THAN THIRTY (30) DAYS PRIOR WRITTEN NOTICE TO AGENT; (B) TAKE ALL ACTIONS REASONABLY REQUESTED BY AGENT TO PROTECT AND PRESERVE LENDERS' COLLATERAL; AND (C) RECEIVE THE PRIOR WRITTEN CONSENT OF AGENT, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD.

              5.12 MINIMUM REVOLVING CREDIT BORROWING AVAILABILITY. IN THE EVENT THAT THE REVOLVING CREDIT BORROWING AVAILABILITY AT ANY TIME FALLS BELOW $500,000, BORROWER SHALL MEET WITH AGENT TO DISCUSS ITS FINANCIAL RESULTS AND CONDITION.

              5.13 CASH MANAGEMENT SYSTEM. ON THE CLOSING DATE, BORROWER AND AGENT SHALL HAVE EXECUTED AND DELIVERED A NOTICE TO THE BANK WHICH IS PARTY TO THE EXISTING LOCKBOX AGREEMENT NOTIFYING SUCH ENTITY THAT GE CAPITAL SHALL THEREAFTER ACT AS AGENT FOR THE LENDERS PURSUANT TO THIS AGREEMENT AND THE LOCKBOX AGREEMENT. BORROWER SHALL MAINTAIN DURING THE TERM HEREOF, WITH THE COOPERATION OF AGENT, THE CASH MANAGEMENT SYSTEM SET FORTH IN ANNEX A HERETO. BORROWER SHALL NOT OPEN OR MAINTAIN ANY DEPOSIT, OPERATING OR OTHER ACCOUNTS EXCEPT FOR THOSE ACCOUNTS IDENTIFIED IN SCHEDULE 3.20, THE INVESTMENT ACCOUNT AND THE FIBERSOUTH ACCOUNT (UNTIL SUCH TIME AS THE FIBERSOUTH ACQUISITION SHALL BE CONSUMMATED) WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF AGENT. FOLLOWING PAYMENT OF THE FIBERSOUTH CASH PORTION, BORROWER SHALL CAUSE ALL AMOUNTS NOT OTHERWISE REQUIRED TO BE HELD PURSUANT TO THE CASH MANAGEMENT SYSTEM (OR TO SATISFY ITS


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OBLIGATIONS WITH RESPECT TO THE FIBERSOUTH ACQUISITION) TO BE HELD AND
MAINTAINED IN THE INVESTMENT ACCOUNT. BORROWER SHALL AT ALL TIMES CAUSE TO BE AVAILABLE FOR PAYMENT FROM THE INVESTMENT ACCOUNT ALL AMOUNTS REQUIRED TO TIMELY SATISFY ALL OBLIGATIONS OF BORROWER WITH RESPECT TO THE FORMER EMPLOYEE INDEBTEDNESS.

              5.14 REAL PROPERTY. SUBJECT TO THE PROVISIONS OF Sections 6.3 and 6.7, PROMPTLY UPON BORROWER'S ACQUISITION OF ANY OWNERSHIP OR FEE INTEREST IN ANY REAL PROPERTY, BORROWER SHALL (A) IF SUCH REAL PROPERTY IS NOT SUBJECT TO A MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT OR SIMILAR INSTRUMENT (COLLECTIVELY, A "MORTGAGE"), DELIVER TO AGENT AN EXECUTED MORTGAGE IN FORM AND SUBSTANCE SATISFACTORY TO AGENT, CONVEYING TO AGENT FOR THE BENEFIT OF LENDERS A FIRST PRIORITY LIEN ON SUCH REAL PROPERTY, SUBJECT ONLY TO SUCH PRIOR LIENS AS SHALL CONSENT TO IN WRITING AND (B) IF SUCH REAL PROPERTY IS SUBJECT TO A MORTGAGE, USE ITS BEST EFFORTS TO DELIVER TO AGENT AN EXECUTED MORTGAGE, IN FORM AND SUBSTANCE SATISFACTORY TO AGENT, CONVEYING TO AGENT FOR THE BENEFIT OF LENDERS A SECOND PRIORITY LIEN ON SUCH REAL PROPERTY, SUBJECT ONLY TO SUCH PRIOR LIENS AS AGENT SHALL CONSENT TO IN WRITING. IF REQUESTED BY AGENT, BORROWER SHALL ALSO DELIVER TO AGENT AT BORROWER'S EXPENSE A MORTGAGEE TITLE INSURANCE POLICY IN FAVOR OF AGENT FOR THE BENEFIT OF LENDERS INSURING THE MORTGAGE TO CREATE AND CONVEY SUCH LIEN, SUBJECT ONLY TO SUCH EXCEPTIONS CONSENTED TO BY AGENT, CURRENT AND ACCURATE SURVEYS AND APPRAISALS, SATISFACTORY TO AGENT, SUCH ENVIRONMENTAL REPORTS AS AGENT MAY REASONABLY REQUEST AND SUCH OTHER REPORTS, AFFIDAVITS, LETTERS, CERTIFICATES, MATERIALS OR INFORMATION RELATING TO SUCH REAL PROPERTY AS REQUESTED BY AND SATISFACTORY TO AGENT.

              5.15 EQUIPMENT. BORROWER SHALL DURING THE TERM HEREOF (A) MAINTAIN A SYSTEM THAT WILL TRACK, ACCOUNT FOR, AND INVENTORY THE EQUIPMENT AND PERMIT BORROWER TO MAINTAIN PROPER CUSTODY OVER AND PROTECT THE EQUIPMENT, (B) SHALL CONDUCT OR SHALL HAVE CONDUCTED A PHYSICAL INVENTORY OF THE EQUIPMENT AT LEAST ONCE EACH FISCAL YEAR AND (C) PROVIDE TO AGENT A COPY OF THE RESULTS OF THE SEMI-ANNUAL INVENTORY OF EQUIPMENT AND, PROMPTLY UPON THE REQUEST OF AGENT, ANY INFORMATION OR REPORTS PRODUCED BY BORROWER'S EQUIPMENT TRACKING/ACCOUNTING SYSTEM.

              5.16 MAINTENANCE OF CORPORATE SEPARATENESS. BORROWER WILL, AND WILL CAUSE EACH OF ITS SUBSIDIARIES TO, SATISFY CUSTOMARY CORPORATE FORMALITIES, INCLUDING THE HOLDING OF REGULAR BOARD OF DIRECTORS' AND SHAREHOLDERS' MEETINGS AND THE MAINTENANCE OF CORPORATE OFFICES AND RECORDS. NEITHER BORROWER NOR ANY OTHER SUBSIDIARY OF BORROWER SHALL MAKE ANY PAYMENT TO A CREDITOR OF BTITC IN RESPECT OF ANY LIABILITY OF BTITC, AND NO BANK ACCOUNT OF BTITC SHALL BE COMMINGLED WITH ANY BANK ACCOUNT OF ANY BORROWER OR ANY OTHER SUBSIDIARY OF BORROWER. ANY FINANCIAL STATEMENTS DISTRIBUTED TO ANY CREDITORS OF BTITC SHALL, TO THE EXTENT PERMITTED BY GAAP, CLEARLY ESTABLISH THE CORPORATE SEPARATENESS OF BTITC FROM BORROWER AND EACH OF BTITC'S OTHER SUBSIDIARIES (IF ANY). FINALLY, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL TAKE ANY ACTION, OR CONDUCT ITS AFFAIRS IN A MANNER, WHICH IS LIKELY TO RESULT IN THE SEPARATE CORPORATE EXISTENCE OF BTITC FROM THAT OF ANY OR ALL OF BORROWER OR ANY SUBSIDIARY OF BORROWER BEING IGNORED, OR IN THE ASSETS AND LIABILITIES OF BORROWER OR ANY SUBSIDIARY OF BORROWER BEING SUBSTANTIVELY CONSOLIDATED WITH THOSE OF BTITC IN A BANKRUPTCY, REORGANIZATION OR OTHER INSOLVENCY PROCEEDINGS.

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              5.17 PAYMENT FOR FIBERSOUTH ACQUISITION. BORROWER AND BTITC SHALL
(A) CAUSE A PORTION OF THE PROCEEDS OF THE NOTE OFFERING, IN AN AMOUNT SUFFICIENT TO SATISFY ALL OF BORROWER'S AND BTITC'S PAYMENT OBLIGATIONS IN CONNECTION WITH THE FIBERSOUTH ACQUISITION, INCLUDING, WITHOUT LIMITATION, THE FIBERSOUTH CASH PORTION AND ANY AND ALL FEES AND EXPENSES ASSOCIATED WITH THE FIBERSOUTH ACQUISITION (COLLECTIVELY, THE "FIBERSOUTH PORTION OF NOTE PROCEEDS"), (B) CAUSE THE FIBERSOUTH PORTION OF NOTE PROCEEDS TO BE DEPOSITED IN THE FIBERSOUTH ACCOUNT, (C) NOT USE THE FIBERSOUTH PORTION NOTE PROCEEDS FOR ANY PURPOSE OTHER THAN CONSUMMATION OF THE FIBERSOUTH ACQUISITION, AND (D) NOT USE ANY OTHER ASSETS OR FUNDS OF OR AVAILABLE TO BORROWER (INCLUDING, WITHOUT LIMITATION, ANY LOANS OR ADVANCES, OR LETTER OF CREDIT OBLIGATIONS, UNDER THIS AGREEMENT) TO PAY OR SATISFY ALL OR ANY PORTION OF THE FIBERSOUTH CASH PORTION OR ANY FEES OR EXPENSES ASSOCIATED WITH OR RELATED TO THE FIBERSOUTH ACQUISITION.

              5.18 MANDATORY NOTE PROCEEDS PAYMENT. SIMULTANEOUSLY WITH THE CLOSING OF THE BTITC TRANSACTION, BORROWER SHALL PAY TO THE AGENT THE MANDATORY NOTE PROCEEDS PAYMENT, TO BE APPLIED TO THE STOCK PURCHASE BRIDGE LOAN AND THEREAFTER TO THE THEN OUTSTANDING LOANS.

              5.19 SEC FILINGS; PRESS RELEASES; BTITC SENIOR NOTE MATTERS. PROMPTLY UPON THEIR BECOMING AVAILABLE, BORROWER WILL DELIVER COPIES OF (I) ALL FINANCIAL STATEMENTS, REPORTS, NOTICES OR OTHER STATEMENTS SENT OR MADE AVAILABLE BY BTITC, BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES TO THEIR SECURITY HOLDERS; (2) ALL REGULAR AND PERIODIC REPORTS AND REGISTRATION STATEMENTS AND PROSPECTUSES, IF ANY, FILED BY BTITC, BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES WITH ANY SECURITIES EXCHANGE OR THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY; AND (3) ALL PRESS RELEASES AND OTHER STATEMENTS MADE AVAILABLE BY BTITC, BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES TO THE PUBLIC CONCERNING DEVELOPMENTS IN THE BUSINESS OF ANY SUCH PERSON AND ALL NOTICES OR CERTIFICATES DELIVERED PURSUANT TO SECTION
4.15 AND 4.16 OF THE INDENTURE GOVERNING THE ISSUANCE OF THE BTITC SENIOR NOTES.

              5.20 LIMITATION ON REFERENCES TO AGENT AND LENDERS. EXCEPT AS REQUIRED BY LAW, NEITHER THIS AGREEMENT NOR ITS CONTENTS WILL BE DISCLOSED PUBLICLY OR PRIVATELY EXCEPT TO THOSE INDIVIDUALS WHO ARE BORROWER'S OFFICERS, EMPLOYEES OR ADVISORS WHO HAVE A NEED TO KNOW OF THEM AS A RESULT OF THEIR BEING OR EXPECTING TO BE SPECIFICALLY INVOLVED IN THE PROPOSED TRANSACTION AND THEN ONLY ON THE CONDITION THAT EACH SUCH PERSON OR ENTITY AGREE TO BE BOUND BY THE PROVISIONS OF THIS Section 5.20. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF SUCH PERSONS SHALL, EXCEPT AS REQUIRED BY LAW, USE OR REFER TO AGENT OR LENDERS, OR ANY OF THEIR AFFILIATES, IN ANY DISCLOSURE MADE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY WITHOUT PRIOR WRITTEN CONSENT OF AGENT OR LENDERS, RESPECTIVELY, AND PROVIDED FURTHER THAT ANY SUCH REQUESTED CONSENT OF AGENT OR LENDERS SHALL BE PRESENTED TO AGENT OR LENDERS IN WRITING NOT LESS THAN 24 HOURS PRIOR TO THE TIME THE REQUESTED DISCLOSURE IS PROPOSED BE MADE.

5.6. NEGATIVE COVENANTS
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              Borrower covenants and agrees (for itself and each Subsidiary)
that, without Agent's prior written consent, from and after the date hereof until the Termination Date:

              6.1 MERGERS, ETC. EXCEPT FOR THE BTITC TRANSACTION AND THE FIBERSOUTH ACQUISITION, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL, DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR OTHERWISE, MERGE WITH, CONSOLIDATE WITH, ACQUIRE ALL OR SUBSTANTIALLY ALL OF THE ASSETS OR CAPITAL STOCK OF, OR OTHERWISE COMBINE WITH, ANY PERSON OR, EXCEPT AS OTHERWISE PERMITTED BY Section 5.11, FORM ANY SUBSIDIARY.

              6.2 INVESTMENTS; LOANS AND ADVANCES. EXCEPT AS OTHERWISE PERMITTED BY Sections 6.3 or 6.4 BELOW AND EXCEPT FOR TEMPORARY CASH INVESTMENTS, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL MAKE ANY INVESTMENT IN, OR MAKE OR ACCRUE LOANS OR ADVANCES OF MONEY TO, ANY PERSON, THROUGH THE DIRECT OR INDIRECT HOLDING OF SECURITIES OR OTHERWISE.

              6.3 INDEBTEDNESS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL CREATE, INCUR, ASSUME OR PERMIT TO EXIST ANY INDEBTEDNESS INCLUDING, WITHOUT LIMITATION, REISSUE OR NONRECOURSE, SUPERIOR OR JUNIOR, SECURED OR UNSECURED INDEBTEDNESS, EXCEPT: (A) INDEBTEDNESS SECURED BY LIENS PERMITTED UNDER Section 6.7; (B) THE OBLIGATIONS, (C) THE BTITC SUBORDINATED INDEBTEDNESS,
(D) THE LOFTIN SUBORDINATED DEBT; (E) ALL DEFERRED TAXES; (F) ALL UNFUNDED PENSION FUND AND OTHER EMPLOYEE BENEFIT PLAN OBLIGATIONS AND LIABILITIES NOT TO EXCEED $50,000 AND THEN ONLY TO THE EXTENT THEY ARE PERMITTED TO REMAIN UNFUNDED UNDER APPLICABLE LAW; (G) PERMITTED PURCHASE MONEY INDEBTEDNESS; (H) THE FORMER EMPLOYEE INDEBTEDNESS; AND (I) OTHER INDEBTEDNESS SET FORTH IN SCHEDULE 3.9.

              6.4 AFFILIATE AND EMPLOYEE LOANS; TRANSACTIONS AND EMPLOYMENT AGREEMENTS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL ENTER INTO ANY LENDING, BORROWING OR OTHER COMMERCIAL TRANSACTION WITH ANY OF ITS EMPLOYEES, OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, SHAREHOLDERS OR RELATED PARTIES WITHOUT THE PRIOR WRITTEN CONSENT OF AGENT, INCLUDING, WITHOUT LIMITATION, (A) UPSTREAMING AND DOWNSTREAMING OF CASH AND INTERCOMPANY ADVANCES, AND (B) PAYMENT OF ANY MANAGEMENT, CONSULTING, ADVISORY OR SIMILAR FEE BASED ON OR RELATED TO BORROWER'S OR SUCH SUBSIDIARY'S REVENUE, OPERATING PERFORMANCE OR INCOME OR ANY PERCENTAGE THEREOF, OTHER THAN (I) PURSUANT TO THE TRANSACTIONS DESCRIBED IN
SCHEDULE 6.4, (II) FULL-TIME EMPLOYMENT AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS WITH CURRENT EMPLOYEES ON COMMERCIALLY REASONABLE TERMS SUBSTANTIALLY SIMILAR TO THE AGREEMENTS IN EFFECT ON THE CLOSING DATE AND DESCRIBED IN
SCHEDULE 6.4, (III) THE PERMITTED MANAGEMENT FEE, (IV) THE LOFTIN SUBORDINATED DEBT AND (V) DIVIDENDS OR INTEREST PAYMENTS WHICH CONSTITUTE PERMITTED PAYMENTS.

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              6.5 CAPITAL STRUCTURE AND BUSINESS. BORROWER SHALL NOT: (A) MAKE
ANY CHANGES IN ANY OF ITS OR ANY SUBSIDIARY OF BORROWER'S BUSINESS OBJECTIVES, PURPOSES, OR OPERATIONS WHICH COULD IN ANY WAY ADVERSELY AFFECT THE REPAYMENT OF THE OBLIGATIONS OR HAVE OR RESULT IN A MATERIAL ADVERSE EFFECT; (B) MAKE ANY CHANGE IN ITS OR ANY SUBSIDIARY OF BORROWER'S CAPITAL STRUCTURE AS DESCRIBED IN
SCHEDULE 3.9 (INCLUDING, WITHOUT LIMITATION, THE ISSUANCE OF ANY STOCK OR OTHER SECURITIES CONVERTIBLE INTO STOCK, OR ANY REVISION OF THE TERMS OF ITS OUTSTANDING STOCK), OR (C) AMEND ITS OR ANY SUBSIDIARY OF BORROWER'S ARTICLES OF CERTIFICATE OF INCORPORATION OR CHARTER OR BY-LAWS. EXCEPT AS SET FORTH IN
SCHEDULE 6.5, NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL ENGAGE IN ANY BUSINESS OTHER THAN THE BUSINESS CURRENTLY ENGAGED IN BY SUCH PERSON.

              6.6 GUARANTEED INDEBTEDNESS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL INCUR ANY GUARANTEED INDEBTEDNESS EXCEPT (A) BY ENDORSEMENT OF INSTRUMENTS OR ITEMS OF PAYMENT FOR DEPOSIT TO THE GENERAL ACCOUNT OF SUCH PERSON, AND (B) FOR GUARANTEED INDEBTEDNESS INCURRED FOR THE BENEFIT OF BORROWER, IF THE PRIMARY OBLIGATION IS PERMITTED BY THIS AGREEMENT.

              6.7 LIENS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL CREATE OR PERMIT ANY LIEN ON ANY OF ITS PROPERTIES OR ASSETS, INCLUDING, WITHOUT LIMITATION, ITS REAL AND TANGIBLE AND INTANGIBLE PERSONAL PROPERTY OR ASSETS AND FIXTURES EXCEPT FOR PRESENTLY EXISTING OR HEREAFTER CREATED LIENS IN FAVOR OF LENDERS AND THE PERMITTED LIENS.

              6.8 SALE OF ASSETS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL SELL, TRANSFER, CONVEY, ASSIGN OR OTHERWISE DISPOSE OF ANY ITS ASSETS OR PROPERTIES, WITHOUT THE CONSENT OF AGENT, EXCEPT FOR (I) THE SALE OF INVENTORY OR FIBER CAPACITY IN THE ORDINARY COURSE OF BUSINESS AND ON BORROWER'S ORDINARY BUSINESS TERMS, (II) EQUIPMENT NO LONGER USED OR USEFUL IN BORROWER'S BUSINESS SUBJECT TO Section 1.4(b), AND (III) THE SALE OF ASSETS WITH AGGREGATE NET CASH PROCEEDS OF $1,000,000 OR LESS IN ANY PERIOD OF 12 CONSECUTIVE MONTHS, PROVIDED, THAT IN THE CASE OF A SALE UNDER SUBPARAGRAPH (II) AND (III) HEREUNDER, EACH ASSET IS SOLD FOR AN AMOUNT NOT LESS THAN ITS FAIR MARKET VALUE.

              6.9 EVENTS OF DEFAULT. BORROWER SHALL NOT TAKE ANY ACTION OR OMIT TO TAKE ANY ACTION, WHICH ACT OR OMISSION WOULD CONSTITUTE (A) A DEFAULT OR AN EVENT OF DEFAULT PURSUANT TO, OR NONCOMPLIANCE WITH ANY OF, THE TERMS OF ANY OF THE LOAN DOCUMENTS, OR (B) A MATERIAL DEFAULT OR AN EVENT OF DEFAULT PURSUANT TO, OR NONCOMPLIANCE WITH, ANY OTHER CONTRACT, LEASE, MORTGAGE, DEED OF TRUST OR INSTRUMENT TO WHICH IT IS A PARTY OR BY WHICH IT OR ANY OF ITS PROPERTY IS BOUND, OR ANY DOCUMENT CREATING A LIEN.

              6.10 ERISA. NEITHER BORROWER NOR ANY ERISA AFFILIATE SHALL, WITHOUT AGENT'S PRIOR WRITTEN CONSENT, ACQUIRE ANY NEW ERISA AFFILIATE THAT MAINTAINS OR HAS AN OBLIGATION TO CONTRIBUTE TO A PENSION PLAN THAT HAS EITHER AN "ACCUMULATED FUNDING DEFICIENCY," AS DEFINED IN SECTION 302 OF ERISA, OR ANY "UNFUNDED VESTED BENEFITS," AS DEFINED IN SECTION 4006(A)(3)(E)(III) OF ERISA IN THE CASE OF ANY PLAN OTHER THAN A MULTIEMPLOYER PLAN AND IN SECTION 4211 OF ERISA IN THE CASE OF A MULTIEMPLOYER PLAN. ADDITIONALLY, NEITHER BORROWER NOR ANY ERISA AFFILIATE SHALL, WITHOUT AGENT'S PRIOR WRITTEN CONSENT:


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(A) TERMINATE ANY PENSION PLAN THAT IS SUBJECT TO TITLE IV OF ERISA WHERE SUCH
TERMINATION COULD REASONABLY BE ANTICIPATED TO RESULT IN LIABILITY TO BORROWER;
(B) PERMIT ANY ACCUMULATED FUNDING DEFICIENCY, AS DEFINED IN SECTION 302(A)(2) OF ERISA, TO BE INCURRED WITH RESPECT TO ANY PENSION PLAN; (C) FAIL TO MAKE ANY CONTRIBUTIONS OR FAIL TO PAY ANY AMOUNTS DUE AND OWING AS REQUIRED BY THE TERMS OF ANY PLAN BEFORE SUCH CONTRIBUTIONS OR AMOUNTS BECOME DELINQUENT; (D) MAKE A COMPLETE OR PARTIAL WITHDRAWAL (WITHIN THE MEANING OF SECTION 4201 OF ERISA) FROM ANY MULTIEMPLOYER PLAN; OR (E) AT ANY TIME FAIL TO PROVIDE AGENT WITH COPIES OF ANY PLAN DOCUMENTS OR GOVERNMENTAL REPORTS OR FILINGS, IF REASONABLY REQUESTED BY LENDER.

              6.11 FINANCIAL COVENANTS. BORROWER SHALL NOT BREACH ANY OF THE FOLLOWING FINANCIAL COVENANTS, EACH OF WHICH SHALL BE CALCULATED IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED:

                      ( ) Minimum Consolidated Interest Coverage Ratio. Borrower shall not permit its Consolidated Interest Coverage Ratio as of the end of any of the following Fiscal Quarters to be less than the respective ratio shown opposite thereto:

                                                  Minimum Consolidated Interest
                      Fiscal Quarter                       Coverage Ratio
                    ------------------             ---------------------------

              Fourth Fiscal Quarter, 1997                 2.0 to 1

              First Fiscal Quarter, 1998                  2.5 to 1

              Each Fiscal Quarter commencing
              with the Second Fiscal Quarter,
              1998, through the Fourth Fiscal
              Quarter, 2000                               3.5 to 1

              Any Fiscal Quarter thereafter               1.5 to 1

              (a)  Maximum Capital Expenditures.

                               (i) Borrower shall not permit the aggregate
amount of Capital Expenditures for Fiscal Year 1997 to exceed $40,000,000 in the aggregate; provided that the obligations of Borrower with respect to the FiberSouth Acquisition shall not be deemed a Capital Expenditure for purposes of this Section 6.11(b)(i).

                               (ii) Borrower shall not permit the aggregate
amount of Capital Expenditures for Fiscal Year 1998 to exceed the sum of (a) $100,000,000 plus (b) an amount equal to one hundred percent (100%) of that portion (if any) of the permitted maximum Capital Expenditures for Fiscal Year 1997 which were not expended by Borrower in such Fiscal Year.

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                               (iii) Borrower shall not permit the aggregate
amount of Capital Expenditures for Fiscal Year 1999 to exceed an amount equal to the sum of (a) an amount equal to 90% of the sum of (1) EBITDA for such Fiscal Year less (2) Consolidated Interest Expense for such Fiscal Year, PLUS (b) an amount equal to one hundred percent (100%) of that portion (if any) of the maximum permitted Capital Expenditures for Fiscal Year 1998 which were not expended by Borrower in such Fiscal Year, not in excess of $100,000,000.

                               (iv) Borrower shall not permit the aggregate
amount of Capital Expenditures for Fiscal Year 2000 and any Fiscal Year thereafter to exceed an amount equal to 90% of the sum of (1) EBITDA for such Fiscal Year, LESS (2) Consolidated Cash Interest Expense for such Fiscal Year.

                      (c) Total Debt/EBITDA Ratio. Borrower shall not permit its Total Debt to EBITDA Ratio as of the end of any of the following Fiscal Quarters to exceed the respective ratio shown opposite thereto:


                                                            Maximum Total
                          Fiscal Quarter                 Debt to EBITDA Ratio
                  ------------------------------         --------------------
                  Fourth Fiscal Quarter, 1997                 6.75 to 1
                  First Fiscal Quarter, 1998                  7.25 to 1
                  Second Fiscal Quarter, 1998                 6.00 to 1
                  Third Fiscal Quarter, 1998 and
                  any Fiscal Quarter thereafter               5.00 to 1

                      (d) Minimum EBITDA. Borrower shall not permit its cumulative EBITDA for the four (4) consecutive Fiscal Quarters ending on the last day of any Fiscal Quarters set forth below to be less than the respective amount shown opposite thereto:


           Four Fiscal Quarters Ending              Minimum Cumulative
                   On Last Day of:                       EBITDA
               -----------------------         -----------------------

           Fourth Fiscal Quarter, 1997                  $ 9,400,000
           First Fiscal Quarter, 1998                     9,000,000
           Second Fiscal Quarter, 1998                   11,100,000
           Third Fiscal Quarter, 1998                    14,400,000
           Fourth Fiscal Quarter, 1998                   16,300,000
           First Fiscal Quarter, 1999                    18,100,000
           Second Fiscal Quarter, 1999                   20,600,000
           Third Fiscal Quarter, 1999                    24,000,000
           Fourth Fiscal Quarter, 1999                   27,900,000
           Fourth Fiscal Quarter, 2000                   44,300,000
           Fourth Fiscal Quarter, 2001                   60,200,000
           Fourth Fiscal Quarter, 2002                   65,000,000

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                      (e) Accounts Payable. Borrower shall not permit as of the
end of any Fiscal Month its Accounts Payable Days Outstanding to exceed 85 days.

              6.12 HAZARDOUS MATERIALS. EXCEPT AS SET FORTH IN SCHEDULE 3.18, BORROWER SHALL NOT AND SHALL NOT PERMIT ANY SUBSIDIARY OR ANY OTHER PERSON WITHIN THE CONTROL OF BORROWER TO CAUSE OR PERMIT A RELEASE OR THE PRESENCE, USE, GENERATION, MANUFACTURE, INSTALLATION, OR STORAGE OF ANY HAZARDOUS MATERIALS ON, UNDER, IN OR ABOUT ANY OF ITS REAL ESTATE OR THE TRANSPORTATION OF ANY HAZARDOUS MATERIALS TO OR FROM SUCH REAL ESTATE WHERE SUCH RELEASE OR PRESENCE, USE, GENERATION, MANUFACTURE, INSTALLATION, OR STORAGE WOULD VIOLATE, OR FORM THE BASIS FOR LIABILITY UNDER, ANY ENVIRONMENTAL LAWS.

              6.13ERROR! BOOKMARK NOT DEFINED. SALE-LEASEBACK TRANSACTIONS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL ENGAGE IN ANY SALE-LEASEBACK OR SIMILAR TRANSACTION THAT WOULD BE CONSIDERED AN OPERATING LEASE PURSUANT TO GAAP INVOLVING ANY OF ITS ASSETS WITHOUT THE PRIOR CONSENT OF AGENT.

              6.14 CANCELLATION OF INDEBTEDNESS. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL CANCEL ANY CLAIM OR DEBT OWING TO IT, EXCEPT FOR REASONABLE CONSIDERATION AND IN THE ORDINARY COURSE OF ITS BUSINESS.

              6.15 RESTRICTED PAYMENTS. BORROWER SHALL NOT MAKE NOR SHALL IT PERMIT ANY SUBSIDIARY TO MAKE ANY RESTRICTED PAYMENT OTHER THAN A PERMITTED PAYMENT OR A PERMITTED DIVIDEND.

              6.16 LEASES. NEITHER BORROWER NOR ANY SUBSIDIARY OF BORROWER SHALL ENTER INTO ANY AGREEMENTS TO RENT OR LEASE ANY REAL PROPERTY OR PERSONAL PROPERTY HAVING AN ORIGINAL TERM OF ONE YEAR OR LESS (OTHER THAN LEASES OF SALES OFFICES) WHICH WOULD CAUSE THE AGGREGATE ANNUAL PAYMENT OBLIGATIONS OF BORROWER UNDER SUCH LEASES TO EXCEED $150,000.

              6.17 TAX SHARING AGREEMENTS. THE BORROWER WILL NOT AT ANY TIME BECOME A PARTY TO ANY TAX SHARING AGREEMENT THE PROVISIONS OF WHICH OBLIGATE THE BORROWER AND ITS SUBSIDIARIES TO PAY INCOME TAXES IN AN AMOUNT IN EXCESS OF THE THEN CONSOLIDATED INCOME TAX LIABILITY OF BORROWER AND ITS SUBSIDIARIES, CALCULATED WITHOUT GIVING EFFECT TO ANY SUCH TAX SHARING AGREEMENT.

              6.18 CHANGES RELATING TO SUBORDINATED INDEBTEDNESS. BORROWER SHALL NOT CHANGE OR AMEND THE TERMS OF ANY SUBORDINATED INDEBTEDNESS (OR ANY INDENTURE OR AGREEMENT IN CONNECTION THEREWITH) IF THE EFFECT OF SUCH AMENDMENT IS TO: (A) INCREASE THE INTEREST RATE ON SUCH SUBORDINATED INDEBTEDNESS; (B) CHANGE THE DATES UPON WHICH PAYMENTS OF PRINCIPAL OR INTEREST ARE DUE ON SUCH SUBORDINATED INDEBTEDNESS OTHER THAN TO EXTEND SUCH DATES; (C) CHANGE ANY DEFAULT OR EVENT OF DEFAULT OTHER THAN TO DELETE OR MAKE LESS RESTRICTIVE ANY DEFAULT PROVISION THEREIN, OR ADD ANY COVENANT WITH RESPECT TO SUCH SUBORDINATED INDEBTEDNESS; (D) CHANGE THE REDEMPTION OR PREPAYMENT PROVISIONS OF SUCH SUBORDINATED INDEBTEDNESS OTHER THAN TO EXTEND THE DATES THEREOF OR TO REDUCE THE PREMIUMS PAYABLE IN CONNECTION THEREWITH; (E) GRANT ANY SECURITY OR COLLATERAL TO SECURE PAYMENT OF


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SUCH SUBORDINATED INDEBTEDNESS; OR (F) CHANGE OR AMEND ANY OTHER TERM IF SUCH
CHANGE OR AMENDMENT WOULD MATERIALLY INCREASE THE OBLIGATIONS OF THE OBLIGOR OR CONFER ADDITIONAL MATERIAL RIGHTS TO HOLDER OF SUCH SUBORDINATED INDEBTEDNESS IN A MANNER ADVERSE TO BORROWER, AGENT OR ANY LENDER.

              6.19    INTENTIONALLY OMITTEDERROR! BOOKMARK NOT DEFINED..

              6.20 CERTAIN LICENSES, AGREEMENTS AND OPERATING AUTHORITY. BORROWER SHALL NOT TERMINATE, NOR FAIL TO MAINTAIN THE EFFECTIVENESS OF OR ITS RIGHTS UNDER, ANY OF THE FOLLOWING: (A) ANY LICENSE NECESSARY OR MATERIAL TO THE CONDUCT OF THAT PORTION OF BORROWER'S BUSINESS WITHIN THE GEOGRAPHIC AREA COMPREHENDED BY SUCH LICENSE, (B) ANY CERTIFICATE OF CONVENIENCE OR NECESSITY, OR ANY OTHER SIMILAR OPERATING AUTHORITY GRANTED, AND NECESSARY OR MATERIAL TO THE CONDUCT OF THAT PORTION OF BORROWER'S BUSINESS WITHIN THE GEOGRAPHIC AREA SUBJECT TO REGULATORY OVERSIGHT (IN ANY DEGREE), BY ANY GOVERNMENTAL AUTHORITY OR (C) ANY CONTRACT UNDER WHICH THE BORROWER HAS ACCESS TO, OR THE RIGHT TO USE, ANY PORTION OF A FIBER OPTIC NETWORK UTILIZED FOR TELEPHONY, FACSIMILE OR DATA TRANSMISSION, UNLESS (I) BORROWER HAS DETERMINED TO CEASE ITS OPERATIONS IN SUCH GEOGRAPHIC AREA, OR (II) BORROWER'S OPERATIONS IN SUCH GEOGRAPHIC AREA NO LONGER REQUIRE ANY SUCH LICENSE, CERTIFICATE OR CONTRACT.

6.7. TERM

              7.1 TERMINATION. THE FINANCING ARRANGEMENT CONTEMPLATED HEREBY SHALL BE IN EFFECT UNTIL THE COMMITMENT TERMINATION DATE; PROVIDED, THAT IN THE EVENT OF A PREPAYMENT OF ANY PART OF THE OBLIGATIONS PRIOR TO THE COMMITMENT TERMINATION DATE WITH FUNDS BORROWED FROM ANY PERSON OTHER THAN LENDERS, PURSUANT TO THIS AGREEMENT, THE LOANS SHALL IMMEDIATELY BECOME DUE AND PAYABLE IN FULL, IN CASH, AND BORROWER SHALL PAY TO AGENT FOR THE ACCOUNT OF LENDERS, IN FULL, IN IMMEDIATELY AVAILABLE FUNDS, ALL CURRENT AND LIQUIDATED OBLIGATIONS ARISING UNDER ANY OF THE LOAN DOCUMENTS, FURNISH THE CASH COLLATERAL OR SUBSTITUTE LETTERS OF CREDIT FOR ANY OUTSTANDING LETTER OF CREDIT OBLIGATIONS IN ACCORDANCE WITH Section 1.5 HEREOF, AND PAY ALL OTHER OBLIGATIONS IN A MANNER SATISFACTORY TO LENDER.

              7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THE LOAN DOCUMENTS, NO TERMINATION OR CANCELLATION (REGARDLESS OF CAUSE OR PROCEDURE) OF ANY FINANCING ARRANGEMENT UNDER THIS AGREEMENT SHALL IN ANY WAY AFFECT OR IMPAIR THE OBLIGATIONS, DUTIES, INDEMNITIES, AND LIABILITIES OF BORROWER OR ANY SUBSIDIARY OF BORROWER, OR THE RIGHTS OF LENDERS RELATING TO ANY UNPAID OBLIGATION, DUE OR NOT DUE, LIQUIDATED, CONTINGENT OR UNLIQUIDATED OR ANY TRANSACTION OR EVENT OCCURRING PRIOR TO SUCH TERMINATION, OR ANY TRANSACTION OR EVENT, THE PERFORMANCE OF WHICH IS NOT REQUIRED UNTIL AFTER THE COMMITMENT TERMINATION DATE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL UNDERTAKINGS, AGREEMENTS, COVENANTS, WARRANTIES AND REPRESENTATIONS OF OR BINDING UPON BORROWER OR ANY SUBSIDIARY OF BORROWER, AND ALL RIGHTS OF AGENT AND LENDERS, ALL AS CONTAINED IN THE LOAN DOCUMENTS SHALL NOT TERMINATE OR EXPIRE, BUT RATHER SHALL SURVIVE SUCH TERMINATION OR CANCELLATION AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL OF


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THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN ACCORDANCE WITH THE
TERMS OF THE AGREEMENTS CREATING SUCH OBLIGATIONS. 7.

8.8. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

              8.1 EVENTS OF DEFAULT. THE OCCURRENCE OF ANY ONE OR MORE OF THE FOLLOWING EVENTS (REGARDLESS OF THE REASON THEREFOR) SHALL CONSTITUTE AN "EVENT OF DEFAULT" HEREUNDER:

                      ( ) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest or fees on, any of the Loans or the Letter of Credit Obligations; or

                      (a) Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 6, including, without limitation, any of the provisions set forth in Annex A and SECTION 6.11; or

                      (b) A default or Event of Default shall have occurred under the BTITC Guaranty or the BTITC Pledge Agreement; or

                      (c) A default or event of default shall have occurred under the Indenture or related documents executed and delivered in connection with the issuance of the BTITC Senior Notes; or

                      (d) Borrower or Guarantor shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraphs (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period of ten (10) days; or

                      (e) Borrower, any Subsidiary of Borrower or BTITC shall default under any other agreement, document or instrument to which it is a party, or by which any such Person or its property is bound, including, without limitation, (x) that certain Aircraft Lease Agreement dated September 29, 1995 between Cat and Mouse Enterprises, Inc. and Borrower or (y) the Former Employee Indebtedness, and such default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness of such Person or obligation of such Person to make any payment required thereunder in an aggregate amount exceeding $300,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $300,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) causes any of the Subordinated Indebtedness to become due and payable, or (iv) could, in the reasonable judgment of Agent, result in a Material Adverse Effect; or

                      (f) any representation or warranty herein or in any other Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or

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certificate made or delivered to Agent or Lenders by Borrower or BTITC, shall be untrue or incorrect, as of the date when made or deemed made (including, without limitation, those made or deemed made pursuant to SECTION 2.2); or

                      (g) any of the assets of Borrower or any Subsidiary of Borrower shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's assets (or those of any Subsidiary of Borrower), and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any Subsidiary of Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

                      (h) a case or proceeding shall have been commenced against Borrower or any Subsidiary of Borrower in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

                      (i) Borrower or any Subsidiary of Borrower shall (i) file a petition seeking relief under Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action; or

                      (j) a final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $300,000 in the aggregate shall be rendered against Borrower or any Subsidiary of Borrower, unless the same shall be (i) fully covered by insurance in accordance with
SECTION 5.5, or (ii) vacated, stayed, bonded or discharged within a period of fifteen (15) days from the date of such judgment; or

                      (k) any provision of any Collateral Document, after delivery thereof pursuant to SECTION 2.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any security interest created under any Collateral Document shall

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cease to be a valid and perfected security interest or Lien having the first priority in any of the Collateral purported to be covered thereby.

              8.2     REMEDIES.

                      (a) If any Default or Event of Default shall have occurred and be continuing, beyond the expiration of any cure periods applicable thereto,
(i) the rates of interest applicable to the Loans and the fee applicable to the Letter of Credit Obligations shall automatically increase to the Default Rate, as provided in SECTIONS 1.8(E) and 1.9(C), (ii) Lenders' obligation to make further Advances and to incur additional Letter of Credit Obligations shall terminate, and (iii) Lender may seek the approval of and by any Governmental Authority whose consent may be necessary or desirable with respect to the exercise of any remedy under the BTITC Pledge Agreement (whether with respect to a then current Default or Event of Default or otherwise).

                      (b) In addition, if any Event of Default shall have occurred and be continuing, beyond the expiration of any cure periods applicable thereto, Agent may, without notice and at the direction of the Required Lenders in their sole discretion, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including, without limitation, contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable PROVIDED, that upon the occurrence of an Event of Default specified in SECTIONS 8.1 (F), (G), (H) OR (J), the Obligations shall become immediately due and payable without declaration, notice or demand by Agent; (ii) require that all Letter of Credit Obligations be fully cash collateralized; or (iii) exercise any of the rights and remedies provided to Agent or Lenders under the Loan Documents or at law or equity, including, without limitation, all rights and remedies provided to a secured party under the Code. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event Agent on behalf of the Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Borrower where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on Lenders' claim or action, and without paying rent to Borrower, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lenders the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent on behalf of the Lenders shall have the right to conduct such sales on Borrower's premises or



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

elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Agent deems reasonably necessary or advisable.

                      (c) Borrower further agrees, at Agent's request, to assemble the Collateral and make it available to Agent on behalf of the Lenders at places which Agent shall reasonably select, whether at Borrower's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent on behalf of the Lenders shall have the right to use or operate Collateral or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Neither Agent nor any Lender shall have any obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects at the direction of the Required Lenders in their sole discretion, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies on behalf of the Lenders with respect to such appointment without prior notice or hearing. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in SECTION 8.2(F) hereof, Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including, but not limited to, Section 9-504(1)(c) of the UCC (but only after Agent has received what Agent considers reasonable proof of a subordinate party's security interest), need Agent account for the surplus, if any, to Borrower. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent and Lenders arising out of the repossession, retention or sale of Collateral except such as arise out of the gross negligence or willful misconduct of such party. Borrower agrees that five
(5) days prior notice by Agent or any Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and Lenders are entitled, Borrower also being liable for any attorneys' fees incurred by Agent and Lenders to collect such deficiency.

                      (d) Borrower agrees to pay any and all costs of Agent and Lenders, including, without limitation, attorneys' fees in an amount not to exceed 15% of the amount then owing by Borrower to Agent and Lenders incurred in connection with the enforcement of any of its rights and remedies hereunder.

                      (e) Except as otherwise specifically provided herein, Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement, any of the other Loan Documents or any Collateral.

                      (f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Agent upon receipt, in the following order of priorities:

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

                               first, to Agent in an amount sufficient to pay in
full the reasonable expenses of Agent in connection with such sale, disposition or other realization, including, but not limited to, all expenses, liabilities and advances incurred or made by Agent in connection therewith, including, but not limited to, attorney's fees in an amount not to exceed 15% of the aggregate amount then owing by Borrower to Agent and Lenders;

                               second, to Lenders in an amount equal to the then
due and unpaid accrued interest, fees and prepayment fees, if any, on the Obligations;

                               third, to Lenders in an amount equal to any other
Obligations or amounts owed, if any, in connection with the Obligations;

                               fourth, to Lenders in an amount equal to any
other Obligations which are then unpaid; and

                               finally, upon payment in full of all of the
Obligations, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

              8.3 WAIVERS BY BORROWER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND APPLICABLE LAW TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES: (A) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, DISHONOR, INTENT TO ACCELERATE, ACCELERATION, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL LOAN DOCUMENTS, NOTES, COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR LENDERS MAY DO IN THIS REGARD; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF, OR TO AGENT'S REPLEVY, ATTACHMENT OR LEVY UPON, THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF ITS REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY.

9. SUCCESSORS AND ASSIGNS

              This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Lenders shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and, except as


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expressly set forth in SECTION 1.13 hereof, there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

10. ASSIGNMENT AND PARTICIPATIONS; AGENT

              10.1    ASSIGNMENT AND PARTICIPATIONS.

                      (a) Borrower consents to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit M and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Commitment Percentage. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Revolving Credit Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Revolving Credit Notes in exchange for the Revolving Credit Notes being assigned. Notwithstanding the foregoing provisions of this SECTION 10.1(A), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                      (b) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the final maturity date of any Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other


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than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 AND 10.7, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence Borrower shall not have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                      (c) Except as expressly provided in this SECTION 10.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Revolving Credit Notes or other Obligations owed to such Lender.

                      (d) Borrower shall assist any Lender permitted to sell assignments or participations under this SECTION 10.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

                      (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); PROVIDED, the recipient of any material non-public information concerning Borrower shall agree to treat such information as confidential.

                      (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitment to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements, increased costs, an inability to fund LIBOR Advances, or withholding taxes.

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              10.2 AGENT'S RELIANCE ETC. NEITHER AGENT NOR ANY OF ITS AFFILIATES
NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, EXCEPT FOR DAMAGES SOLELY CAUSED BY ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. WITHOUT LIMITATION OF THE GENERALITY OF THE FOREGOING, AGENT: (A) MAY TREAT THE PAYEE OF ANY REVOLVING CREDIT NOTE AS THE HOLDER THEREOF UNTIL AGENT RECEIVES WRITTEN NOTICE OF THE ASSIGNMENT OR TRANSFER THEREOF SIGNED BY SUCH PAYEE AND IN FORM SATISFACTORY TO AGENT; (B) MAY CONSULT WITH LEGAL COUNSEL, INDEPENDENT PUBLIC ACCOUNTANTS AND OTHER EXPERTS SELECTED BY IT AND SHALL NOT BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN IN GOOD FAITH BY IT IN ACCORDANCE WITH THE ADVICE OF SUCH COUNSEL, ACCOUNTANTS OR EXPERTS; (C) MAKES NO WARRANTY OR REPRESENTATION TO ANY LENDER AND SHALL NOT BE RESPONSIBLE TO ANY LENDER FOR ANY STATEMENTS, WARRANTIES OR REPRESENTATIONS MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER
LOAN DOCUMENTS; (D) SHALL NOT HAVE ANY DUTY TO ASCERTAIN OR TO INQUIRE AS TO THE PERFORMANCE OR OBSERVANCE OF ANY OF THE TERMS, COVENANTS OR CONDITIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS ON THE PART OF BORROWER, BTITC OR ANY OF THEIR AFFILIATES OR TO INSPECT THE COLLATERAL (INCLUDING THE BOOKS AND RECORDS) OF BORROWER; (E) SHALL NOT BE RESPONSIBLE TO ANY LENDER FOR THE DUE EXECUTION, LEGALITY, VALIDITY, ENFORCEABILITY, GENUINENESS, SUFFICIENCY OR VALUE OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR THERETO; AND (F) SHALL INCUR NO LIABILITY UNDER OR IN RESPECT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS BY ACTING UPON ANY NOTICE, CONSENT, CERTIFICATE OR OTHER INSTRUMENT OR WRITING (WHICH MAY BE BY TELECOPY, TELEGRAM, CABLE OR TELEX) BELIEVED BY IT TO BE GENUINE AND SIGNED OR SENT BY THE PROPER PARTY OR PARTIES.

              10.3 GE CAPITAL AND AFFILIATESERROR! BOOKMARK NOT DEFINED.. WITH RESPECT TO ITS COMMITMENTS HEREUNDER, GE CAPITAL SHALL HAVE THE SAME RIGHTS AND POWERS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS ANY OTHER LENDER AND MAY EXERCISE THE SAME AS THOUGH IT WERE NOT AGENT; AND THE TERM "LENDER" OR "LENDERS" SHALL, UNLESS OTHERWISE EXPRESSLY INDICATED, INCLUDE GE CAPITAL IN ITS INDIVIDUAL CAPACITY. GE CAPITAL AND ITS AFFILIATES MAY LEND MONEY TO, INVEST IN, AND GENERALLY ENGAGE IN ANY KIND OF BUSINESS WITH, BORROWER, BTITC OR ANY OF THEIR AFFILIATES AND ANY PERSON WHO MAY DO BUSINESS WITH OR OWN SECURITIES OF ANY SUCH PARTY, ALL AS IF GE CAPITAL WERE NOT AGENT AND WITHOUT ANY DUTY TO ACCOUNT THEREFOR TO LENDERS. GE CAPITAL AND ITS AFFILIATES MAY ACCEPT FEES AND OTHER CONSIDERATION FROM BORROWER, BTITC OR ANY OF THEIR AFFILIATES FOR SERVICES IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE WITHOUT HAVING TO ACCOUNT FOR THE SAME TO LENDERS. EACH LENDER ACKNOWLEDGES THE POTENTIAL CONFLICT OF INTEREST BETWEEN GE CAPITAL AS A LENDER HOLDING DISPROPORTIONATE INTERESTS IN THE LOANS AND GE CAPITAL AS AGENT.

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              10.4 LENDER CREDIT DECISION. EACH LENDER ACKNOWLEDGES THAT IT HAS,
INDEPENDENTLY AND WITHOUT RELIANCE UPON AGENT OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE, MADE ITS OWN CREDIT AND FINANCIAL ANALYSIS OF BORROWER AND ITS OWN DECISION TO ENTER INTO THIS AGREEMENT. EACH LENDER ALSO ACKNOWLEDGES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON AGENT OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THIS AGREEMENT. EACH
LENDER ACKNOWLEDGES THE POTENTIAL CONFLICT OF INTEREST OF EACH OTHER LENDER AS A RESULT OF LENDERS HOLDING DISPROPORTIONATE INTERESTS IN THE LOANS, AND EXPRESSLY CONSENTS TO, AND WAIVES ANY CLAIM BASED UPON, SUCH CONFLICT OF INTEREST.

              10.5 INDEMNIFICATION. LENDERS AGREE TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER AND WITHOUT LIMITING THE OBLIGATIONS OF BORROWER HEREUNDER), RATABLY ACCORDING TO THEIR RESPECTIVE COMMITMENT PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTION TAKEN OR OMITTED BY AGENT IN CONNECTION THEREWITH; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM AGENT'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. WITHOUT LIMITING THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWERS.

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              10.6 SUCCESSOR AGENT. AGENT MAY RESIGN AT ANY TIME BY GIVING NOT
LESS THAN THIRTY (30) DAYS' PRIOR WRITTEN NOTICE THEREOF TO LENDERS AND BORROWER. UPON ANY SUCH RESIGNATION, THE REQUIRED LENDERS SHALL HAVE THE RIGHT TO APPOINT A SUCCESSOR AGENT. IF NO SUCCESSOR AGENT SHALL HAVE BEEN SO APPOINTED BY THE REQUIRED LENDERS AND SHALL HAVE ACCEPTED SUCH APPOINTMENT WITHIN 30 DAYS AFTER THE RESIGNING AGENT'S GIVING NOTICE OF RESIGNATION, THEN THE RESIGNING AGENT MAY, ON BEHALF OF LENDERS, APPOINT A SUCCESSOR AGENT, WHICH SHALL BE A LENDER, IF A LENDER IS WILLING TO ACCEPT SUCH APPOINTMENT, OR OTHERWISE SHALL BE A COMMERCIAL BANK OR FINANCIAL INSTITUTION OR A SUBSIDIARY OF A COMMERCIAL BANK OR FINANCIAL INSTITUTION IF SUCH COMMERCIAL BANK OR FINANCIAL INSTITUTION IS ORGANIZED UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR OF ANY STATE THEREOF AND HAS A COMBINED CAPITAL AND SURPLUS OF AT LEAST $300,000,000. IF NO SUCCESSOR AGENT HAS BEEN APPOINTED PURSUANT TO THE FOREGOING, BY THE THIRTIETH (30TH) DAY AFTER THE DATE SUCH NOTICE OF RESIGNATION WAS GIVEN BY THE RESIGNING AGENT, SUCH RESIGNATION SHALL BECOME EFFECTIVE AND THE REQUIRED LENDERS SHALL THEREAFTER PERFORM ALL THE DUTIES OF AGENT HEREUNDER UNTIL SUCH TIME, IF ANY, AS THE REQUIRED LENDERS APPOINT A SUCCESSOR AGENT AS PROVIDED ABOVE. ANY SUCCESSOR AGENT APPOINTED BY REQUIRED LENDERS HEREUNDER SHALL BE SUBJECT TO THE APPROVAL OF BORROWER, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD OR DELAYED; PROVIDED THAT SUCH APPROVAL SHALL NOT BE REQUIRED IF A DEFAULT OR AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING. UPON THE ACCEPTANCE OF ANY APPOINTMENT AS AGENT HEREUNDER BY A SUCCESSOR AGENT, SUCH SUCCESSOR AGENT SHALL SUCCEED TO AND BECOME VESTED WITH ALL THE RIGHTS, POWERS, PRIVILEGES AND DUTIES OF THE RESIGNING AGENT. UPON THE EARLIER OF THE ACCEPTANCE OF ANY APPOINTMENT AS AGENT HEREUNDER BY A SUCCESSOR AGENT OR THE EFFECTIVE DATE OF THE RESIGNING AGENT'S RESIGNATION, THE RESIGNING AGENT SHALL BE DISCHARGED FROM ITS DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, EXCEPT THAT ANY INDEMNITY RIGHTS OR OTHER RIGHTS IN FAVOR OF SUCH RESIGNING AGENT SHALL CONTINUE. AFTER ANY RESIGNING AGENT'S RESIGNATION HEREUNDER, THE PROVISIONS OF THIS Section 10 SHALL INURE TO ITS BENEFIT AS TO ANY ACTIONS TAKEN OR OMITTED TO BE TAKEN BY IT WHILE IT WAS AGENT UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. AGENT MAY BE REMOVED AT THE WRITTEN DIRECTION OF THE HOLDERS (OTHER THAN AGENT) OF TWO-THIRDS OR MORE OF THE COMMITMENTS (EXCLUDING AGENT'S COMMITMENT); PROVIDED THAT IN SO DOING, SUCH LENDERS SHALL BE DEEMED TO HAVE WAIVED AND RELEASED ANY AND ALL CLAIMS THEY MAY HAVE AGAINST AGENT.

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              10.7 SETOFF AND SHARING OF PAYMENTSERROR! BOOKMARK NOT DEFINED..
IN ADDITION TO ANY RIGHTS NOW OR HEREAFTER GRANTED UNDER APPLICABLE LAW AND NOT BY WAY OF LIMITATION OF ANY SUCH RIGHTS, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT, EACH LENDER AND EACH HOLDER OF ANY REVOLVING CREDIT NOTE IS HEREBY AUTHORIZED AT ANY TIME OR FROM TIME TO TIME, WITHOUT NOTICE TO BORROWER OR TO ANY OTHER PERSON, ANY SUCH NOTICE BEING HEREBY EXPRESSLY WAIVED, TO SET OFF AND TO APPROPRIATE AND TO APPLY ANY AND ALL BALANCES HELD BY IT AT ANY OF ITS OFFICES FOR THE ACCOUNT OF BORROWER (REGARDLESS OF WHETHER SUCH BALANCES ARE THEN DUE TO BORROWER) AND ANY OTHER PROPERTIES OR ASSETS ANY TIME HELD OR OWING BY THAT LENDER OR THAT HOLDER TO OR FOR THE CREDIT OR FOR THE ACCOUNT OF BORROWER AGAINST AND ON ACCOUNT OF ANY OF THE OBLIGATIONS WHICH ARE NOT PAID WHEN DUE. ANY LENDER OR HOLDER OF ANY REVOLVING CREDIT NOTE EXERCISING A RIGHT TO SET OFF OR OTHERWISE RECEIVING ANY PAYMENT ON ACCOUNT OF THE OBLIGATIONS IN EXCESS OF ITS COMMITMENT PERCENTAGE SHALL PURCHASE FOR CASH (AND THE OTHER LENDERS OR HOLDERS SHALL SELL) SUCH PARTICIPATIONS IN EACH SUCH OTHER LENDER'S OR HOLDER'S COMMITMENT PERCENTAGE OF THE OBLIGATIONS AS WOULD BE NECESSARY TO CAUSE SUCH LENDER TO SHARE THE AMOUNT SO SET OFF OR OTHERWISE RECEIVED WITH EACH OTHER LENDER OR HOLDER IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGE. BORROWER AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, THAT (A) ANY LENDER OR HOLDER MAY EXERCISE ITS RIGHT TO SET OFF WITH RESPECT TO AMOUNTS IN EXCESS OF ITS COMMITMENT PERCENTAGE OF THE OBLIGATIONS AND MAY SELL PARTICIPATIONS IN SUCH AMOUNT SO SET OFF TO OTHER LENDERS AND HOLDERS AND (B) ANY LENDER OR HOLDERS SO PURCHASING A PARTICIPATION IN THE LOANS MADE OR OTHER OBLIGATIONS HELD BY OTHER LENDERS OR HOLDERS MAY EXERCISE ALL RIGHTS OF SET-OFF, BANKERS' LIEN, COUNTERCLAIM OR SIMILAR RIGHTS WITH RESPECT TO SUCH PARTICIPATION AS FULLY AS IF SUCH LENDER OR HOLDER WERE A DIRECT HOLDER OF THE LOANS AND THE OTHER OBLIGATIONS IN THE AMOUNT OF SUCH PARTICIPATION. NOTWITHSTANDING THE FOREGOING, IF ALL OR ANY PORTION OF THE SETOFF AMOUNT OR PAYMENT OTHERWISE RECEIVED IS THEREAFTER RECOVERED FROM THE LENDER THAT HAS EXERCISED THE RIGHT OF SET-OFF, THE PURCHASE OF PARTICIPATIONS BY THAT LENDER SHALL BE RESCINDED AND THE PURCHASE PRICE RESTORED WITHOUT INTEREST.

              10.8 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

                      (a) Advances, Payments.

                               (i) Each Lender shall make the amount of such
Lender's Commitment Percentage of each Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex D not later than 3:30 p.m. (Atlanta time) on the requested funding date, in the case of an Index Rate Advance and not later than 11:00 a.m. (Atlanta time) on the requested funding date in the case of a LIBOR Advance. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                               (ii) On the second (2nd) Business Day of each
calendar week or more frequently as aggregate cumulative payments in excess of $2,000,000 are received with


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respect to the Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Commitment Percentage of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in the applicable Assignment Agreement) not later than 2:00 p.m. (Atlanta time) on the next Business Day following each Settlement Date.

                      (b) Availability of Lender's Commitment Percentage. Agent may assume that each Revolving Lender will make its Commitment Percentage of each Revolving Credit Advance available to Agent on each funding date. If such Commitment Percentage is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this SECTION 10.8(B) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

                      (c)  Return of Payments.

                               (i) If Agent pays an amount to a Lender under
this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                               (ii) If Agent determines at any time that any
amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                      (d) Funding Lenders. The failure of any Lender (such Revolving Lender, a "Non-Funding Lender") to make any Revolving Credit Advance or to purchase any



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participation to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made, or to purchase a participation to be purchased, by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                      (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, Borrower or any other party to any other Loan Document, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; PROVIDED, HOWEVER, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                      (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Credit Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of Agent.

11. ERROR! BOOKMARK NOT DEFINED.   MISCELLANEOUS

              11.1 ERROR! BOOKMARK NOT DEFINED. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT.

                      (a) This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except as provided in this SECTION 11.1. Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Agent or Required Lenders (if applicable) and, in the case of an amendment (other than an amendment described in SUBSECTION (D) below), by Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement


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or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by Borrower, Agent and Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by Agent and the Required Lenders in their discretion.

                      (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Agent.

                      (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders): (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;
(iii) extend the final maturity date of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION 11.1 or the definitions of the term "Required Lenders" insofar as such definition affects the substance of this
SECTION 11.1. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Revolving Credit Note shall be effective without the written concurrence of the holder of that Revolving Credit Note. No notice to or demand on Borrower in any case shall entitle Borrower or any party to any other Loan Document to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.1 shall be binding upon each holder of the Revolving Credit Notes at the time outstanding and each future holder of the Revolving Credit Notes.

                      (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"): (i) requiring the consent of all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender") , or (ii) requiring the consent of Required Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Required Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                      (e) The making of Loans hereunder by Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                      (f) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment to
ARTICLE 10 or SECTION 1.2.

              11.2 FEES AND EXPENSES. BORROWER SHALL REIMBURSE AGENT FOR ALL REASONABLE OUT-OF-POCKET EXPENSES INCURRED BY AGENT OR, FOLLOWING AN EVENT OF DEFAULT, ANY LENDER, IN CONNECTION WITH (A) THE PREPARATION, NEGOTIATION, EXECUTION, DELIVERY, ADMINISTRATION, ENFORCEMENT AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING THE FEES AND EXPENSES OF ITS COUNSEL, ADVISORS, CONSULTANTS AND AUDITORS RETAINED IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND ADVICE IN CONNECTION HEREWITH AND THEREWITH), AND (B) WIRE TRANSFERS TO THE ACCOUNT OF BORROWER. BORROWER SHALL REIMBURSE AGENT (AND EACH OF THE LENDERS WITH RESPECT TO CLAUSES (C) AND (D) BELOW) FOR ALL FEES, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, THE FEES, COSTS AND EXPENSES OF ITS COUNSEL OR OTHER ADVISORS (INCLUDING ENVIRONMENTAL AND MANAGEMENT CONSULTANTS) FOR ADVICE, ASSISTANCE, OR OTHER REPRESENTATION IN CONNECTION WITH:

                      (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of any Revolving Credit Advances;

                      (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

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                      (c) any litigation, contest, dispute, suit, proceeding or
action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith or therewith, whether as a party, witness, or otherwise, including, without limitation, any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents;

                      (d) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                      (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders

                      (f) any effort (i) to evaluate, observe or assess Borrower or its affairs, and (ii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including any and all of Agent's and Lenders' fees and expenses relating to Agents and Lenders' rights under SECTION 1.13 hereof and any attorneys' and other professional and service providers' fees arising from any of the foregoing services (including those in connection with any appellate proceedings), and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.2 or attempts to enforce this SECTION
11.2 shall be payable on demand by Borrower to Agent.

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              11.3 NO WAIVER. AGENT'S OR ANY LENDER'S FAILURE, AT ANY TIME OR
TIMES, TO REQUIRE STRICT PERFORMANCE BY BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER OF ANY PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL NOT WAIVE, AFFECT OR DIMINISH ANY RIGHT OF AGENT OR ANY LENDER THEREAFTER TO DEMAND STRICT COMPLIANCE AND PERFORMANCE THEREWITH. ANY SUSPENSION OR WAIVER OF A DEFAULT OR EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS SHALL NOT SUSPEND, WAIVE OR AFFECT ANY OTHER DEFAULT OR EVENT OF DEFAULT UNDER ANY LOAN DOCUMENT WHETHER THE SAME IS PRIOR OR SUBSEQUENT THERETO AND WHETHER OF THE SAME OR OF A DIFFERENT TYPE. NONE OF THE UNDERTAKINGS, AGREEMENTS, WARRANTIES, COVENANTS AND REPRESENTATIONS OF BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NO DEFAULT OR EVENT OF DEFAULT BY BORROWER, BTITC OR ANY SUBSIDIARY OF BORROWER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED TO HAVE BEEN SUSPENDED OR WAIVED BY AGENT OR ANY LENDER, UNLESS SUCH WAIVER OR SUSPENSION IS BY AN INSTRUMENT IN WRITING SIGNED BY AN OFFICER OF OR OTHER AUTHORIZED EMPLOYEE OF AGENT OR ANY LENDER AND DIRECTED TO BORROWER SPECIFYING SUCH SUSPENSION OR WAIVER.

              11.4 REMEDIES. AGENT'S AND LENDERS' RIGHTS AND REMEDIES UNDER THIS AGREEMENT SHALL BE CUMULATIVE AND NONEXCLUSIVE OF ANY OTHER RIGHTS AND REMEDIES WHICH AGENT AND LENDERS MAY HAVE UNDER ANY OTHER AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY OTHER LOAN DOCUMENT, BY OPERATION OF LAW OR OTHERWISE. RECOURSE TO THE COLLATERAL SHALL NOT BE REQUIRED.

              11.5 SEVERABILITY. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

              11.6 CONFLICT OF TERMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY SPECIFIC REFERENCE TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT, IF ANY PROVISION CONTAINED IN THIS AGREEMENT IS IN CONFLICT WITH, OR INCONSISTENT WITH, ANY PROVISION IN ANY OTHER LOAN DOCUMENT, THE PROVISION CONTAINED IN THIS AGREEMENT SHALL GOVERN AND CONTROL.

              11.7 AUTHORIZED SIGNATURE. UNTIL AGENT SHALL BE NOTIFIED BY BORROWER TO THE CONTRARY, THE SIGNATURE UPON ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO AND BELIEVED BY AGENT OR ANY OF AGENT'S OFFICERS, AGENTS, OR EMPLOYEES TO BE THAT OF AN OFFICER OR AUTHORIZED EMPLOYEE OF BORROWER LISTED IN SCHEDULE 11.7 SHALL BIND BORROWER AND BE DEEMED TO BE THE ACT OF BORROWER AFFIXED PURSUANT TO AND IN ACCORDANCE WITH RESOLUTIONS DULY ADOPTED BY BORROWER'S BOARD OF DIRECTORS, AND AGENT SHALL BE ENTITLED TO ASSUME THE AUTHORITY OF EACH SIGNATURE AND AUTHORITY OF THE PERSON WHOSE SIGNATURE IT IS OR APPEARS TO BE UNLESS THE PERSON ACTING IN RELIANCE OF SUCH SIGNATURE SHALL HAVE ACTUAL KNOWLEDGE OF THE FACT THAT SUCH SIGNATURE IS FALSE OR THE PERSON WHOSE SIGNATURE OR PURPORTED SIGNATURE IS PRESENTED IS WITHOUT AUTHORITY.

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              11.8 NOTICES. EXCEPT AS OTHERWISE PROVIDED HEREIN, WHENEVER IT IS
PROVIDED HEREIN THAT ANY NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL OR MAY BE GIVEN TO OR SERVED UPON EITHER OF THE PARTIES BY THE OTHER PARTY, OR WHENEVER EITHER OF THE PARTIES DESIRES TO GIVE OR SERVE UPON THE OTHER PARTY ANY COMMUNICATION WITH RESPECT TO THIS AGREEMENT, EACH SUCH NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN VALIDLY SERVED, GIVEN OR DELIVERED (A) UPON THE EARLIER OF ACTUAL RECEIPT AND TWO (2) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, WITH PROPER POSTAGE PREPAID, (B) UPON TRANSMISSION, WHEN SENT BY TELECOPY OR OTHER SIMILAR FACSIMILE TRANSMISSION (WITH SUCH TELECOPY OR FACSIMILE PROMPTLY CONFIRMED BY DELIVERY OF A COPY BY PERSONAL DELIVERY OR UNITED STATES MAIL AS OTHERWISE PROVIDED IN THIS Section 11.8), (C) ONE (1) BUSINESS DAY AFTER DEPOSIT WITH A REPUTABLE OVERNIGHT COURIER WITH ALL CHARGES PREPAID, OR (D) WHEN DELIVERED, IF HAND-DELIVERED BY MESSENGER, ALL OF WHICH SHALL BE ADDRESSED TO THE PARTY TO BE NOTIFIED AND SENT TO THE ADDRESS OR FACSIMILE NUMBER AS FOLLOWS:

                      (a)      If to GE Capital, as Agent, at:

                               General Electric Capital Corporation
                               3379 Peachtree Road, N.E.
                               Suite 600
                               Atlanta, GA  30326
                               Attention:    Elaine L. Moore
                               Fax No:       (404) 262-9032

                               With copies to:

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, CT  06927-5100
                               Attention:  Legal Counsel
                               Fax No:  (203) 316-7810

                               and

                               Smith, Gambrell & Russell
                               Suite 3100, Promenade II
                               1230 Peachtree Street, N.E.
                               Atlanta, Georgia  30309-3592
                               Attention:  Bruce W. Moorhead, Jr., Esq.
                                           John R. Schneider, Esq.
                               Fax No:  (404) 815-3509

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                      (b)      If to Borrower, at:

                               Business Telecom, Inc.
                               4300 Six Forks Road
                               Raleigh, North Carolina 27609
                               Attention: Mr. Brian Branson, Director of Finance Fax No: (919) 510-7061

                               With copies to:

                               Wyrick, Robbins, Yates & Ponton, L.L.P.
                               4101 Lake Boone Trail
                               Suite 300
                               Raleigh, North Carolina 27607
                               Attention:        Larry Robbins, Esq.
                               Fax No:  (919) 781-4865

                      (c) If to a Lender, at the address of such Lender set forth on the signature page set forth below or as provided in Schedule 11.8 hereto, or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated in this SECTION 11.8 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                      (d) Agent hereby designates its office located at 3379 Peachtree Road, N.E., Suite 600, Atlanta, Georgia 30326 or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

              11.9 EFFECT ON COMMITMENT LETTER. BORROWER ACKNOWLEDGES AND AGREES THAT THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY GE CAPITAL SATISFIES IN FULL, ALL OBLIGATIONS OF GE CAPITAL UNDER THE COMMITMENT LETTER.

              11.10 SECTION TITLES. THE SECTION TITLES AND TABLE OF CONTENTS CONTAINED IN THIS AGREEMENT ARE AND SHALL BE WITHOUT SUBSTANTIVE MEANING OR CONTENT OF ANY KIND WHATSOEVER AND ARE NOT A PART OF THE AGREEMENT BETWEEN THE PARTIES HERETO.

              11.11 COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF SEPARATE COUNTERPARTS, EACH OF WHICH SHALL, COLLECTIVELY AND SEPARATELY, CONSTITUTE ONE AGREEMENT.

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              11.12 TIME OF THE ESSENCEERROR! BOOKMARK NOT DEFINED.. TIME IS OF
THE ESSENCE OF THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS.

              11.13 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN GEORGIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF GEORGIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDERS OR AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR LENDERS. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.8 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

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              11.14 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED
BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN
CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED
BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

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              IN WITNESS WHEREOF, this Agreement has been duly executed under seal as of the date first written above.

                                   BORROWER:
                                   BUSINESS TELECOM, INC.


                                   By:_______________________________________
                                      Brian K. Branson
                                      Chief Financial Officer

                                   AGENT:
                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By:_______________________________________
                                      Elaine L. Moore
                                      Senior Vice President, as duly authorized


                                   LENDER:
                                   GENERAL ELECTRIC CAPITAL CORPORATION
Commitment:  $60,000,000.00


                                   By:_______________________________________
                                       Elaine L. Moore
                                       Senior Vice President, as duly authorized
                                       3379 Peachtree Road, N.E.
                                       Suite 600
                                       Atlanta, GA 30326


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